As filed with the U.S. Securities and Exchange Commission on October 25, 2024

Registration No. 333-281134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perimeter Solutions, SA*

(Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	2800	98-1632942
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28, Boulevard F.W. Raiffeisen,

L-2411 Luxembourg

Grand Duchy of Luxembourg

352 2668 62-1

Tel: (314) 396-7343

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Haitham Khouri

8000 Maryland Avenue

Suite 350

Clayton, Missouri 63105

Tel: (314) 396-7343

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason M. Licht

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004

Tel: (202) 637-2200

Fax: (202) 637-2201

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions precedent to the Redomiciliation Transaction described in the Proxy/Prospectus included herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer  Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

* Following the effectiveness of this registration statement, Perimeter Solutions, SA (“Perimeter Luxembourg”) intends, subject to the approval of the Perimeter Luxembourg shareholders, to convert (the “Redomiciliation Transaction”) Perimeter Luxembourg into a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” (“Perimeter Delaware”) and existing shareholders of Perimeter Luxembourg would hold shares in Perimeter Delaware rather than in a Luxembourg company.

As used in this registration statement, unless the context requires otherwise, the term “registrant” refers to (i) Perimeter Luxembourg prior to the Redomiciliation Transaction and (ii) Perimeter Delaware immediately following the Redomiciliation Transaction.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2024

To the Shareholders of Perimeter Solutions, SA:

Our board of directors (the “Perimeter Luxembourg Board”) unanimously approved, on July 10, 2024, and is submitting to the holders of our ordinary shares (the “Existing Ordinary Shareholders”) and the holders of our preferred shares (the “Existing Preferred Shareholders” and, together with the Existing Ordinary Shareholders, the “Existing Shareholders”), for approval at an extraordinary general meeting of shareholders to be held on November 20, 2024 (the “Special Meeting”), a proposal that would result in the conversion (the “Redomiciliation Transaction”) of Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (“Perimeter Luxembourg”), into a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” (“Perimeter Delaware”) and Existing Shareholders would hold shares in Perimeter Delaware rather than in a Luxembourg company.

We are pursuing the Redomiciliation Transaction for a number of reasons. In 2023 and 2024, the Perimeter Luxembourg Board and our management team undertook a review of our existing structure and operations, and particularly the jurisdiction of incorporation of Perimeter Luxembourg. We believe the Redomiciliation Transaction will enhance shareholder value over the long-term by simplifying the corporate structure to gain operational efficiencies. After considering various factors, the Perimeter Luxembourg Board believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:

•

simplifying our corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Perimeter Delaware on a consolidated basis, and (ii) provide opportunities for Perimeter Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

•	increased alignment with our U.S. operations;

•

benefiting from well-established principles of corporate law and governance under Delaware law, which are more closely aligned with the New York Stock Exchange (the “NYSE”) listing standards and the U.S. Securities and Exchange Commission (“SEC”) governance requirements;

•	benefiting from greater certainty of U.S. tax treatment; and

•	better positioning to respond to global tax developments.

As described in this proxy statement/prospectus (this “Proxy/Prospectus”), the Existing Shareholders are being asked to consider and vote upon the Redomiciliation Transaction. On the effective date of the Redomiciliation Transaction, each of Perimeter Luxembourg’s currently issued (i) ordinary shares, with a nominal value of $1.00 per share (the “Existing Ordinary Shares”) and (ii) redeemable preferred shares, with a nominal value of $10.00 each, will automatically convert by operation of law on a one-for-one basis into (i) shares of common stock of Perimeter Delaware, par value $0.0001 per share (the “Common Stock”), and (ii) shares of preferred stock of Perimeter Delaware, par value $0.0001 per share (the “Preferred Stock”), respectively, in accordance with the terms of the certificate of incorporation of Perimeter Delaware to be filed with the Secretary of State of the State of Delaware (the “Proposed Charter”). Perimeter Luxembourg’s currently outstanding warrants to purchase ordinary shares of Perimeter Luxembourg (the “Existing Warrants”) are expected to expire on November 9, 2024, prior to the Special Meeting, and are therefore not expected to be converted into warrants to purchase Common Stock following the Redomiciliation Transaction. If we complete the Redomiciliation Transaction, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. Immediately after the Redomiciliation Transaction, the number of shares of Common Stock or Preferred Stock, as applicable, that you will own in Perimeter Delaware will be the same as the number of applicable Existing Shares you held in Perimeter Luxembourg immediately prior to the Redomiciliation Transaction.

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on OTC Markets Group Inc. under the symbol “PRMFF.” We expect the Common

Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

After the Redomiciliation Transaction, as we describe in this Proxy/Prospectus, your rights under Delaware corporate law as a holder of Common Stock or Preferred Stock, as applicable, will differ from your current rights under Luxembourg corporate law as a holder of Existing Shares. In addition, the Proposed Charter and the proposed bylaws of Perimeter Delaware to be adopted in connection with the Redomiciliation Transaction differ in some respects from Perimeter Luxembourg’s current Updated & Coordinated Articles of Association, as further described in this Proxy/Prospectus.

We currently anticipate that the Redomiciliation Transaction will become effective as soon as practicable following the Special Meeting. The Perimeter Luxembourg Board may delay or abandon the Redomiciliation Transaction at any time prior to convening the Special Meeting if it determines for any reason that the consummation of such transaction would be inadvisable or not in the best interests of our shareholders.

The accompanying Proxy/Prospectus provides you with detailed information regarding the Redomiciliation Transaction. We encourage you to read the entire Proxy/Prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 29 OF THE ACCOMPANYING PROXY/PROSPECTUS.

Only Existing Shareholders of record as of the close of business on September 23, 2024, are entitled to notice and have the right to attend the Special Meeting (or at any adjournment(s) or postponement(s) thereof that may take place, unless otherwise decided by the Perimeter Luxembourg Board) and vote their shares, or may grant a proxy to vote on the proposals included in this Proxy/Prospectus.

Existing Ordinary Shareholders and, as applicable, Existing Preferred Shareholders, will also be asked to vote on several proposals, including, among others, the approval of the Proposed Charter.

The date and time of the Special Meeting is November 20, 2024, at 2:00 p.m., Luxembourg time (8:00 a.m. New York City time), and the place of the Special Meeting is at the premises of the Maples Group at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg. The Perimeter Luxembourg Board has unanimously approved the Redomiciliation Transaction and recommends that you vote “FOR” all of the proposals to be presented at the Special Meeting. We urge you to join us in supporting these important initiatives.

As owners of Existing Shares, your vote is important, no matter how many shares you own. Whether or not you plan to attend the Special Meeting, unless otherwise communicated, please (1) with respect to Existing Ordinary Shareholders, (i) vote and submit your proxy by telephone or the internet following the instructions on the Proxy Card, or (ii) sign, date, and return the Proxy Card in the business-reply envelope included in your package, and (2) with respect to Existing Preferred Shareholders, sign, date, and return the voting form or the proxy separately provided to you.

Sincerely yours,

W. Nicholas Howley	William N. Thorndike Jr.
Co-Chairman of the Board of the Directors	Co-Chairman of the Board of the Directors

None of the SEC, any U.S. state securities commission nor any securities regulatory authority in Luxembourg has approved or disapproved of the Redomiciliation Transaction, the other transactions described in the accompanying Proxy/Prospectus, or any of the securities to be issued in connection with the Redomiciliation Transaction, and has not passed upon the merits or fairness of the Redomiciliation Transaction or related transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying Proxy/Prospectus, or determined if the accompanying Proxy/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Proxy/Prospectus is     , 2024, and it will be first mailed to the Existing Shareholders on or about     , 2024.

Perimeter Solutions, SA

28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 256.548

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON NOVEMBER 20, 2024

TO THE SHAREHOLDERS OF PERIMETER SOLUTIONS, SA: NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Special Meeting”) of Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (“Perimeter Luxembourg”), will be held at 2:00 p.m. Luxembourg time (8:00 a.m. New York City time), on November 20, 2024, at the premises of the Maples Group at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, before Maître Pierre METZLER, notary in Luxembourg, Grand Duchy of Luxembourg or any other Luxembourg notary in replacement, for the following purposes:

(1) The Redomiciliation Proposal — To consider and vote upon a proposal (the “Redomiciliation Proposal”) to approve by special resolution the change of Perimeter Luxembourg’s jurisdiction of incorporation from the Grand Duchy of Luxembourg to the State of Delaware, subject to the conditions set forth in such resolution, (the “Redomiciliation Transaction”) by transferring the registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and, as a result, continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” (“Perimeter Delaware”) without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity;

(2) The Organizational Documents Proposal — To consider and vote upon a proposal (the “Organizational Documents Proposal”) to approve by special resolution, assuming the Redomiciliation Proposal is approved and adopted, the replacement of Perimeter Luxembourg’s Updated & Coordinated Articles of Association (the “Existing Articles”) with the certificate of incorporation of Perimeter Delaware (the “Proposed Charter”) to be filed with the Secretary of State of the State of Delaware on the effective date of the Redomiciliation Transaction, including, among other things, adopting Delaware as the exclusive forum for certain stockholder litigation; and

(3) The Delegation of Authority Proposal — To grant power and authority (the “Delegation of Authority Proposal”) to any director of Perimeter Luxembourg and/or any lawyer or employee of the law firm Maples and Calder (Luxembourg) SARL and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out, with full power of substitution and sub-delegation, in the name and on behalf of Perimeter Luxembourg, any changes required by the matters set out under the proposals described in this proxy statement/prospectus (this “Proxy/Prospectus”) as well as all filings, notifications and publications necessary for the Redomiciliation Transaction.

The proposals are more fully described in the Proxy/Prospectus accompanying this notice. Please give your attention to all of the information in the accompanying Proxy/Prospectus. In particular, you are urged to review the section entitled “Risk Factors” beginning on page 29 in the accompanying Proxy/Prospectus for a discussion of information that should be considered before voting on the proposed Redomiciliation Transaction and each of the other matters to be presented at the Special Meeting.

Only holders of record of our ordinary shares (the “Existing Ordinary Shareholders”) and of our preferred shares (the “Existing Preferred Shareholders” and, together with the Existing Ordinary Shareholders, the “Existing Shareholders”) as of the close of business on September 23, 2024, are entitled to notice and have the right to attend the Special Meeting (or at any adjournment(s) or postponement(s) thereof that may take place, unless otherwise decided by the Perimeter Luxembourg Board) and vote their shares, or may grant a proxy to vote on the proposals included in this Proxy/Prospectus. A list of Existing Shareholders of Perimeter Luxembourg will be maintained and open for examination by any of its shareholders from ten days prior to the Special Meeting, for any purpose germane to the Special Meeting, during regular business hours at our registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and at our corporate offices at 8000 Maryland Avenue, Suite 350, Clayton, Missouri 63105, and will be available at the Special Meeting.

Pursuant to the Existing Articles and in accordance with Luxembourg law, the Redomiciliation Proposal and the Organizational Documents Proposal must be effected by the affirmative vote of at least two-thirds of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg law is present or represented at the Special Meeting. Existing Ordinary Shareholders and Existing Preferred Shareholder, voting as separate classes, are entitled to vote on the Redomiciliation Proposal and the Organizational Documents Proposal. If such quorum is not present at the Special Meeting, a second extraordinary general meeting may be convened and resolutions would be adopted at such extraordinary general meeting, irrespective of the number of Existing Ordinary Shares (and, as applicable, Existing Preferred Shares) present or represented, by the affirmative vote of at least two-thirds of the votes validly cast. Pursuant to the Existing Articles and in accordance with Luxembourg law, the Delegation of Authority Proposal must be effected by the affirmative vote of at least one half of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg law is present or represented at the Special Meeting. Only Existing Ordinary Shareholders are required to vote on the Delegation of Authority Proposal.

The Organizational Documents Proposal and the Delegation of Authority Proposal are each conditioned on the approval of the Redomiciliation Proposal.

The Perimeter Luxembourg Board has unanimously approved the Redomiciliation Transaction and recommends that you vote “FOR” all of the proposals to be presented at the Special Meeting. We urge you to join us in supporting these important initiatives. Existing Shareholders shall be able to participate in the Special Meeting as described under the section entitled “Extraordinary General Meeting of Perimeter Luxembourg Shareholders” in the accompanying Proxy/Prospectus.

As owners of Existing Shares, your vote is important, no matter how many shares you own. Whether or not you plan to attend the Special Meeting, unless otherwise communicated, please (1) with respect to Existing Ordinary Shareholders, (i) vote and submit your proxy by telephone or the internet following the instructions on the Proxy Card, or (ii) sign, date, and return the Proxy Card in the business-reply envelope included in your package, and (2) with respect to Existing Preferred Shareholders, sign, date, and return the voting form or the proxy separately provided to you. Please vote as soon as possible. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your shares by telephone or the internet or by returning your Proxy Card does not affect your right to vote in person if you attend the Special Meeting. Voting your Existing Preferred Shares by returning the voting form separately provided to you will supersede your right to vote your Existing Preferred Shares in person or via proxyholder if you attend or are represented at the Special Meeting, provided that you return a valid voting form, duly filled in, dated, and signed. For specific information regarding the voting of your shares, please refer to the section entitled “Extraordinary General Meeting of Perimeter Luxembourg Shareholders” in the accompanying Proxy/Prospectus.

By Order of the Board of Directors,

Noriko Yokozuka
General Counsel & Secretary

    , 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON NOVEMBER 20, 2024: A COPY OF THIS PROXY STATEMENT, PROXY CARD AND THE PERIMETER LUXEMBOURG ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE AT WWW.PERIMETER-SOLUTIONS.COM.

ADDITIONAL INFORMATION

You can obtain any of the documents filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) by Perimeter Luxembourg at no cost from the SEC’s website at http://www.sec.gov. These documents are also posted on the “Investor Relations” section of Perimeter Luxembourg’s website at https://www.perimeter-solutions.com. You may also request copies of these documents, free of charge by contacting Perimeter Luxembourg in writing at the following addresses or by telephone as indicated below:

Perimeter Solutions, SA

28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg,

Grand Duchy of Luxembourg

(314) 396-7343

Attn: Secretary

or,

Perimeter Solutions, SA

8000 Maryland Ave.

Suite 350

Clayton, Missouri 63105

(314) 396-7343

Attn: Secretary

We will provide promptly, without charge to you, upon request, a copy of any document we have filed with the SEC. In order to ensure timely delivery of the documents in advance of the Special Meeting, any request should be made at least five business days before the Special Meeting. See the section titled “Where You Can Find More Information” for additional details about where you can find more information about Perimeter Luxembourg and the Redomiciliation Transaction.

You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. You should assume that the information in this document is accurate only as of the date of this Proxy/Prospectus. Neither the mailing of this document to shareholders of Perimeter Luxembourg nor the issuance by Perimeter Delaware of any securities in connection with the Redomiciliation Transaction will create any implication to the contrary.

Information on the website of Perimeter Luxembourg is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2024

PRELIMINARY PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

Perimeter Solutions, SA

PROSPECTUS FOR

164,628,366 SHARES OF COMMON STOCK

OF

Perimeter Solutions, Inc.

The board of directors of Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (“Perimeter Luxembourg”), unanimously approved, on July 10, 2024, and is submitting to the holders of Perimeter Luxembourg’s ordinary shares (the “Existing Ordinary Shareholders”) and the holders of Perimeter Luxembourg’s preferred shares (the “Existing Preferred Shareholders” and, together with the Existing Ordinary Shareholders, the “Existing Shareholders”) for approval at an extraordinary general meeting of shareholders to be held on November 20, 2024 (the “Special Meeting”), a proposal that would result in the conversion (the “Redomiciliation Transaction”) of Perimeter Luxembourg into a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” (“Perimeter Delaware”) and Existing Shareholders would hold shares in Perimeter Delaware rather than in a Luxembourg company.

On the effective date of the Redomiciliation Transaction, each of Perimeter Luxembourg’s currently issued (i) ordinary shares, with a nominal value of $1.00 per share (the “Existing Ordinary Shares”) and (ii) redeemable preferred shares, with a nominal value of $10.00 each (the “Existing Preferred Shares”), will automatically convert by operation of law on a one-for-one basis into (i) shares of common stock of Perimeter Delaware, par value $0.0001 per share (the “Common Stock”), and (ii) shares of preferred stock of Perimeter Delaware, par value $0.0001 per share (the “Preferred Stock”), respectively, in accordance with the terms of the certificate of incorporation of Perimeter Delaware to be filed with the Secretary of State of the State of Delaware. Perimeter Luxembourg’s currently outstanding warrants to purchase ordinary shares of Perimeter Luxembourg (the “Existing Warrants”) are expected to expire on November 9, 2024, prior to the Special Meeting, and are therefore not expected to be converted into warrants to purchase Common Stock of Perimeter Delaware following the Redomiciliation Transaction. If we complete the Redomiciliation Transaction, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. Immediately after the Redomiciliation Transaction, the number of shares of Common Stock or Preferred Stock, as applicable, that you will own in Perimeter Delaware will be the same as the number of applicable Existing Shares you held in Perimeter Luxembourg immediately prior to the Redomiciliation Transaction.

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on OTC Markets Group Inc. under the symbol “PRMFF.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. There is no assurance that Perimeter Delaware will be able to continue to satisfy the NYSE listing criteria following the consummation of the Redomiciliation Transaction. We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

Proposals to approve the Redomiciliation Transaction and the other matters discussed in this Proxy/Prospectus will be presented at the Special Meeting scheduled to be held at 2:00 p.m. Luxembourg time (8:00 a.m. New York City time), on November 20, 2024, at the premises of the Maples Group at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg.

This Proxy/Prospectus provides you with detailed information about the Redomiciliation Transaction and other matters to be considered at the Special Meeting. We encourage you to carefully read this entire document. In particular, you are urged to review the section entitled “Risk Factors” beginning on page 29 in this Proxy/Prospectus for a discussion of information that should be considered before voting on the proposed Redomiciliation Transaction and each of the other matters to be presented at the Special Meeting.

None of the U.S. Securities and Exchange Commission, any U.S. state securities commission nor any securities regulatory authority in Luxembourg has approved or disapproved of the Redomiciliation Transaction, the other transactions described in this Proxy/Prospectus, or any of the securities to be issued in connection with the Redomiciliation Transaction, and has not passed upon the merits or fairness of the Redomiciliation Transaction or related transactions or passed upon the adequacy or accuracy of the disclosure in this Proxy/Prospectus, or determined if this Proxy/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Proxy/Prospectus is     , 2024, and it will be first mailed to the Existing Shareholders on or about     , 2024.

ANNEXES

ABOUT THIS PROXY/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”), by Perimeter Luxembourg (File No. 333-281134), constitutes a prospectus of Perimeter Luxembourg under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Stock to be issued to Existing Ordinary Shareholders if the Redomiciliation Transaction described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Special Meeting at which the Existing Shareholders will be asked to consider and vote upon a proposal to approve the Redomiciliation Transaction, among other matters.

No person is authorized to give any information or to make any representation with respect to the matters that this Proxy/Prospectus describes other than those contained in this Proxy/Prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Perimeter Luxembourg. This Proxy/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this Proxy/Prospectus nor any distribution of securities made under this Proxy/Prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Perimeter Luxembourg since the date of this Proxy/Prospectus or that any information contained herein is correct as of any time subsequent to such date.

This Proxy/Prospectus incorporates important business and financial information about Perimeter Luxembourg from documents that are not attached to this Proxy/Prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this Proxy/Prospectus free of charge by requesting them in writing or by telephone from Perimeter Luxembourg at the following addresses and telephone number:

Perimeter Solutions, SA

28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg,

Grand Duchy of Luxembourg

(314) 396-7343

Attn: Secretary

or,

Perimeter Solutions, SA

8000 Maryland Ave.

Suite 350

Clayton, Missouri 63105

(314) 396-7343

Attn: Secretary

FREQUENTLY USED TERMS

In this document:

“Business Combination” means the business combination of Perimeter Luxembourg with EverArc, pursuant to which Perimeter Luxembourg became a public company, which business combination was completed on November 9, 2021.

“Common Stock” means the common stock of Perimeter Delaware, par value $0.0001 per share, into which Existing Ordinary Shares will convert on the effective date of the Redomiciliation Transaction.

“Delaware Filings” means, following the adoption of the Redomiciliation Proposal at the Special Meeting and subject to the satisfaction of other conditions to completion of the Redomiciliation Transaction, the filing of the Proposed Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, upon acceptance of which (or such later time as may be specified in such filings), Perimeter Delaware will exist as a Delaware corporation.

“Delegation of Authority Proposal” means proposal No. 3 to be presented to Existing Shareholders at the Special Meeting, as described in “The Delegation of Authority Proposal.”

“DGCL” means the Delaware General Corporation Law, as amended.

“EverArc” means EverArc Holdings Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and the former parent company of Perimeter Luxembourg.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Articles” means the Updated & Coordinated Articles of Association of Perimeter Luxembourg, as last amended.

“Existing Ordinary Shareholders” means holders of Existing Ordinary Shares.

“Existing Ordinary Shares” means ordinary shares of Perimeter Luxembourg, with a nominal value of $1.00 per share.

“Existing Preferred Shares” means redeemable preferred shares of Perimeter Luxembourg, with a nominal value of $10.00 each.

“Existing Preferred Shareholders” means holders of Existing Preferred Shares.

“Existing Shareholders” means, collectively, the Existing Ordinary Shareholders and the Existing Preferred Shareholders.

“Existing Warrants” means warrants to purchase ordinary shares of Perimeter Luxembourg.

“Luxembourg Company Law” means Luxembourg law dated August 10, 1915 on commercial companies, as amended.

“NYSE” means the New York Stock Exchange.

“Organizational Documents Proposal” means proposal No. 2 to be presented to Existing Shareholders at the Special Meeting, as described in “The Organizational Documents Proposal.”

“OTC Market” means OTC Markets Group Inc.

“Perimeter Delaware” means Perimeter Solutions, Inc., a Delaware corporation into which Perimeter Luxembourg will convert upon consummation of the Redomiciliation Transaction.

“Perimeter Delaware Board” means the board of directors of Perimeter Delaware following the consummation of the Redomiciliation Transactions.

“Perimeter Luxembourg” means Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548.

“Perimeter Luxembourg Board” means the board of directors of Perimeter Luxembourg.

“Plan of Domestication” means the Plan of Domestication to be entered into by Perimeter Luxembourg pursuant to which the Redomiciliation Transaction will be consummated, a form of which is attached as Annex C to this Proxy/Prospectus.

“Preferred Stock” means the preferred stock of Perimeter Delaware, par value $0.0001 per share, into which Existing Preferred Shares will convert on the effective date of the Redomiciliation Transaction.

“Proposed Bylaws” means the bylaws of Perimeter Delaware to be adopted by the Perimeter Delaware Board on the effective date of the Redomiciliation Transaction, a form of which is attached as Annex B to this Proxy/Prospectus.

“Proposed Charter” means the certificate of incorporation of Perimeter Delaware to be filed with the Secretary of State of the State of Delaware on the effective date of the Redomiciliation Transaction, a form of which is attached as Annex A to this Proxy/Prospectus.

“Proposed Organizational Documents” means, collectively, the Proposed Charter and the Proposed Bylaws.

“Proxy/Prospectus” means this proxy statement/prospectus.

“Record Date” means the Record Date for the Special Meeting, which is September 23, 2024.

“Redomiciliation Proposal” means proposal No. 1 to be presented to Existing Shareholders at the Special Meeting, as described in “The Redomiciliation Proposal.”

“Redomiciliation Transaction” means the transaction that would result in the conversion of Perimeter Luxembourg into Perimeter Delaware.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicitor” means Georgeson LLC, as proxy solicitor in connection with the Special Meeting.

“Special Meeting” means the extraordinary general meeting of Existing Shareholders to be held on November 20, 2024, to which this Proxy/Prospectus relates.

“Tabulation Agent” means BetaNXT’s Mediant, as tabulation agent for the Special Meeting.

“Transfer Agent” means Computershare Trust Company, N.A., as transfer agent and registrar for the Existing Ordinary Shares prior to the consummation of the Redomiciliation Transaction and for the Common Stock following the consummation of the Redomiciliation Transaction.

“we,” “our,” “us,” and the “Company” means Perimeter Luxembourg prior to the consummation of the Redomiciliation Transaction or Perimeter Delaware after the consummation of the Redomiciliation Transaction, as applicable.

“$” means U.S. dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy/Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties and reflect our current views with respect to, among other things, future events and our financial performance. When used in this Proxy/Prospectus, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. These forward-looking statements include, without limitation, statements about the following matters:

•	future financial performance, financial projections or estimates used, including any growth or expansion plans and opportunities;

•	our ability to expand our fire safety business;

•	our beliefs regarding certain trends and growth drivers in our fire safety business, including weather and climate trends;

•	our ongoing commitment to manufacturing high-quality products in an environmentally-conscious way as well as our ongoing commitment to promoting diversity;

•

our ability to grow long-term value through, among other things, the continuing performance improvement of our existing operations, execution of a disciplined capital allocation and management of our capital structure;

•	our expectations regarding future capital expenditures;

•	cash flow projections;

•

our ability to maintain a leadership position in any market as well as our ability to remain an innovation leader by enhancing our products and services and investing in expansions through acquisitions;

•	expectations concerning sources of revenue;

•

expectations about demand for fire retardant products, equipment and services, including our ability to accurately identify key market drivers and leverage our relationships with customers and stakeholders;

•

our expectations regarding the impact of significant infrequent events, such as the COVID-19 pandemic and the regional conflicts such as the ongoing conflict between Russia and Ukraine or Israel and Hamas, on our business as well as our ability to mitigate inflationary pressures;

•	expectations concerning certain of our products’ ability to protect life and property as population settlement locations change;

•	expectations concerning the markets in which we currently operate and intend to expand to in the coming years, overall economic conditions and disruptive weather events;

•	our expectations regarding market risk;

•	expectations concerning repurchases of our Existing Ordinary Shares or Common Stock, as applicable, under our existing share repurchase plan;

•

our beliefs regarding the sufficiency of our current sources of liquidity to fund our future liquidity requirements, our expectations regarding the types of future liquidity requirements and our expectations regarding the availability of future sources of liquidity;

•	our beliefs regarding the assumptions and estimates used in assessing goodwill, including our beliefs regarding the methods and approaches a market participant would use;

•	our ability to maintain an inventory position that is substantially balanced between our purchases and sales;

•	our expectations and beliefs regarding accounting and tax matters;

•	our ability to pursue intellectual property protection on product and equipment enhancements;

•	the expected outcome of litigation matters and the effect of such claims on business, financial condition, results of operations or cash flows

•	our ability to obtain the required shareholder vote to adopt the Redomiciliation Proposal;

•	the satisfaction of other conditions to the Redomiciliation Transaction;

•	the outcome of any legal proceedings that may be instituted against us following announcement of the Redomiciliation Transaction and related transactions;

•	our ability to maintain the listing of Common Stock on the NYSE following the Redomiciliation Transaction;

•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Redomiciliation Transaction;

•	the risk that the Redomiciliation Transaction disrupts current plans and operations;

•	the risk that shareholders may recognize gain or other income with respect to their shares upon effectiveness of the Redomiciliation Transaction;

•	the future financial performance of Perimeter Delaware following the Redomimciliation Transaction, including our anticipated growth rate and market opportunity;

•	changes in shareholders’ rights as a result of the Redomiciliation Transaction and the adoption of the Organizational Documents Proposal;

•	our ability to adapt to operating under the laws of the State of Delaware;

•	business uncertainties while the Redomiciliation Transaction is pending;

•	the risk that the Perimeter Luxembourg Board may defer or abandon the Redomiciliation Transaction prior to the Special Meeting;

•	costs related to the Redomiciliation Transaction; and

•	changes in general political, economic and competitive conditions and specific market conditions.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date of this Proxy/Prospectus, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to those summarized below:

•	negative or uncertain worldwide economic conditions;

•	volatility, seasonality and cyclicality in the industries in which we operate;

•	our substantial dependence on sales to the U.S. Department of Agriculture Forest Service and the state of California and the risk of decreased sales to these customers;

•

changes in the regulation of the petrochemical industry, a downturn in the specialty chemicals and/or fire retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets;

•	changes in customer relations or service levels;

•	a small number of our customers represent a significant portion of our revenue;

•	failure to continuously innovate and to provide products that gain market acceptance, which may cause us to be unable to attract new customers or retain existing customers;

•	improper conduct of, or use of our products, by employees, agents, government contractors or collaborators;

•	changes in the availability of products from our suppliers on a long-term basis;

•	production interruptions or shutdowns, which could increase our operating or capital expenditures or negatively impact the supply of our products resulting in reduced sales;

•	changes in the availability of third-party logistics suppliers for distribution, storage and transportation;

•	increases in supply and raw material costs, supply shortages, long lead times for components or supply changes;

•	adverse effects on the demand for our products or services due to the seasonal or cyclical nature of our business or severe weather events;

•	introduction of new products, which are considered preferable, which could cause demand for some of our products to be reduced or eliminated;

•	current ongoing and future litigation, including multi-district litigation and other legal proceedings;

•	heightened liability and reputational risks due to certain of our products being provided to emergency services personnel and their use to protect lives and property;

•

future products liabilities claims where indemnity and insurance coverage could be inadequate or unavailable to cover these claims due to the fact that some of the products we produce may cause adverse health consequences;

•	compliance with export control or economic sanctions laws and regulations;

•	environmental impacts and side effects of our products, which could have adverse consequences for our business;

•	compliance with environmental laws and regulations;

•	our ability to protect our intellectual property rights and know-how;

•	our ability to generate the funds required to service our debt and finance our operations;

•	fluctuations in foreign currency exchange;

•	potential impairments or write-offs of certain assets;

•	the adequacy of our insurance coverage; and

•	challenges to our decisions and assumptions in assessing and complying with our tax obligations.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please read (1) Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023; (2) our reports and registration statements filed from time to time with the SEC, and (3) other public announcements we make from time to time. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy/Prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

All forward-looking statements included herein attributable to Perimeter Luxembourg or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this notice of extraordinary general meeting of shareholders of Perimeter Luxembourg and accompanying Proxy/Prospectus?

A. You are receiving this notice of extraordinary general meeting of shareholders of Perimeter Luxembourg and accompanying Proxy/Prospectus because you are an Existing Shareholder as of the Record Date. If you are an Existing Shareholder as of the Record Date, you are entitled to notice and have the right to attend the Special Meeting (or at any adjournment(s) or postponement(s) thereof that may take place, unless otherwise decided by the Perimeter Luxembourg Board) and vote your shares, or may grant a proxy to vote on the proposals included in this Proxy/Prospectus, at the Special Meeting to be held on November 20, 2024.

This Proxy/Prospectus, which you should read carefully, contains important information about the proposed Redomiciliation Transaction and how to vote at the Special Meeting.

Q. When and where will the Special Meeting be held?	A. The date and time of the Special Meeting is November 20, 2024, at 2:00 p.m., Luxembourg time (8:00 a.m. New York City time), and the place of the Special Meeting is at the premises of the Maples Group at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg.

Q. What is the Redomiciliation Transaction?

A. The Redomiciliation Transaction will, if completed, change the jurisdiction of incorporation of Perimeter Luxembourg from the Grand Duchy of Luxembourg to the State of Delaware, upon which Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” and Existing Shareholders would hold shares in Perimeter Delaware rather than in a Luxembourg company. If the Existing Shareholders vote to adopt the Redomiciliation Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, Perimeter Luxembourg anticipates that, as soon as practicable following the Special Meeting, it will complete the domestication in accordance with articles 100-2, 100-3 and 1300-2 of the Luxembourg Company Law, the procedures of article 450-3 et seq. of the Luxembourg Company Law and the domestication procedures of Section 388 of the DGCL.

The Redomiciliation Transaction will, if completed, be consummated by means of a series of steps, as follows:

•  Existing Shareholders will vote on whether to adopt the Redomiciliation Proposal at the Special Meeting held before a Luxembourg notary and the minutes of which will be recorded in a notarial deed published with the Luxembourg Trade and Companies Register;

•  following the adoption of the Redomiciliation Proposal at the Special Meeting, and subject to the satisfaction of the other conditions to completion of the Redomiciliation Transaction described under “The Redomiciliation Proposal—Conditions to Completion of the

Redomiciliation Transaction,” the Plan of Domestication will be entered into, the Proposed Charter and a certificate of corporate domestication will each be filed with the Secretary of State of the State of Delaware (the “Delaware Filings”) and, upon acceptance of such filings (or such later time as may be specified in such filings), Perimeter Delaware will exist as a Delaware corporation; and

•  following the acceptance of the Delaware Filings and confirmation of the registration of Perimeter Delaware, Perimeter Luxembourg will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg.

The conversion of Existing Ordinary Shares and Existing Preferred Shares into Common Stock and Preferred Stock will occur automatically upon effectiveness of the Delaware Filings. The Existing Warrants are expected to expire prior to the consummation of the Redomiciliation Transaction and will not convert into warrants to purchase Common Stock. Immediately after the Redomiciliation Transaction, the number of shares of Common Stock or Preferred Stock, as applicable, that you will own in Perimeter Delaware will be the same as the number of applicable Existing Shares you held in Perimeter Luxembourg immediately prior to the Redomiciliation Transaction. Further, the number of outstanding shares of Common Stock and Preferred Stock will be the same as the number of outstanding Existing Ordinary Shares and Existing Preferred Shares, respectively, immediately before consummation of the Redomiciliation Transaction. Therefore, the Redomiciliation Transaction will not dilute your economic interest in Perimeter Delaware relative to your current interest in Perimeter Luxembourg. After the Redomiciliation Transaction, Perimeter Delaware will continue to conduct the same businesses as conducted by Perimeter Luxembourg before the Redomiciliation Transaction.

Q. Why is Perimeter Luxembourg proposing the Redomiciliation Transaction?

A. We are pursuing the Redomiciliation Transaction for a number of reasons. In 2023 and 2024, the Perimeter Luxembourg Board and our management team undertook a review of our existing structure and operations, and particularly the jurisdiction of incorporation of Perimeter Luxembourg. We believe the Redomiciliation Transaction will enhance shareholder value over the long-term by simplifying the corporate structure to gain operational efficiencies. After considering various factors, the Perimeter Luxembourg Board believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:

•  simplifying our corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Perimeter Delaware on a consolidated basis, and (ii) provide opportunities for Perimeter Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

•  increased alignment with our U.S. operations;

•  benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the NYSE listing standards and the SEC governance requirements;

•  benefiting from greater certainty of U.S. tax treatment; and

•  better positioning to respond to global tax developments.

Q. Are there any conditions to completing the Redomiciliation Transaction?

A. Yes. In addition to the approval of the Redomiciliation Proposal, Perimeter Luxembourg’s ability to initiate the Delaware Filings necessary to effectuate the Redomiciliation Transaction is conditioned on the following matters:

•  the Perimeter Luxembourg Board has not determined for any reason that the consummation of the Redomiciliation Transaction would be inadvisable or not in the interests of the shareholders of Perimeter Luxembourg and has, accordingly, terminated or abandoned such transaction;

•  the Plan of Domestication is executed;

•  certain subsidiary restructuring transactions to occur within our corporate group have been consummated to maximize legal, administrative, and other efficiencies associated with a more streamlined U.S.-based corporate governance structure;

•  the SEC has declared the registration statement on Form S-4, to which this Proxy/Prospectus forms a part, effective, and no stop order with respect thereto is in effect;

•  the NYSE has approved the Common Stock for listing; and

•  Perimeter Luxembourg is not subject to any decree, order, or injunction that prohibits the consummation of the Redomiciliation Transaction.

If any of these conditions are not satisfied or waived by the Perimeter Luxembourg Board, then the Redomiciliation Transaction will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by these or other conditions described in this Proxy/Prospectus. We cannot be certain when, or if, the conditions to the

Redomiciliation Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Q. Are the proposals conditioned on one another?	A. Yes. The Organizational Documents Proposal and the Delegation of Authority Proposal are each conditioned on the approval of the Redomiciliation Proposal. Therefore, if the Redomiciliation Proposal is not approved, the Organizational Documents Proposal and the Delegation of Authority Proposal will have no effect, even if approved by our Existing Shareholders.

Q. Will the business of Perimeter Luxembourg change following the Domestication?

A. No. The business, capitalization, assets and liabilities, and financial statements of Perimeter Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Perimeter Luxembourg immediately prior to such transaction, subject to certain subsidiary restructuring transactions to occur within our corporate group in connection with the domestication. See “Summary of the Proxy/Prospectus—Anticipated Accounting Treatment.”

Q. Who will serve as directors and executive officers of Perimeter Delaware after giving effect to the Redomiciliation Transaction?	A. The persons who will serve as directors and executive officers of Perimeter Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of Perimeter Luxembourg.

Q. How will the directors and executive officers of Perimeter Luxembourg vote?

A. As of the Record Date, there were 27 holders of record of Existing Ordinary Shares and Existing Ordinary Shareholders were entitled to vote an aggregate of 145,221,178 Existing Ordinary Shares. As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 12,694,492 of such shares. This represents approximately 8.7% of the Existing Ordinary Shares.

As of the Record Date, there were 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares. As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 194,462 of such shares. This represents approximately 2% of the Existing Preferred Shares.

Our directors and executive officers have indicated that they intend to vote their shares in favor of each of the applicable proposals to be presented at the Special Meeting, although none of them have entered into any agreements obligating them to do so.

Q. Are any Existing Shareholders already committed to vote in favor of the proposals?	Yes. As of the date of this Proxy/Prospectus, holders of approximately 9.7 million Existing Preferred Shares, representing approximately 97% of the Existing Preferred Shares, have submitted votes in favor of the Redomiciliation Proposal and the Organizational Documents Proposal via voting forms, which are the only two proposals on which a vote of the Existing Preferred Shareholders is required. Such voting forms will be tabled at the Special Meeting and, as a result, the required quorum and voting majority for the Existing Preferred Shareholders, voting as a separate class, is expected to be satisfied.

Q. Will the Redomiciliation Transaction dilute my economic interest?	A. No. Immediately after the Redomiciliation Transaction, the number of shares of Common Stock or Preferred Stock, as applicable, that you will own in Perimeter Delaware will be the same as the number of applicable Existing Shares you held in Perimeter Luxembourg immediately prior to the Redomiciliation Transaction. Further, the number of outstanding shares of Common Stock and Preferred Stock will be the same as the number of outstanding Existing Ordinary Shares and Existing Preferred Shares, respectively, immediately before consummation of the Redomiciliation Transaction. Therefore, the Redomiciliation Transaction will not dilute your economic interest in Perimeter Delaware relative to your current interest in Perimeter Luxembourg.

Q. Will the Common Stock into which the Existing Ordinary Shares will convert upon consummation of the Redomiciliation Transaction be listed on an exchange?	A. Yes. The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. There is no assurance that Perimeter Delaware will be able to continue to satisfy the NYSE listing criteria following the consummation of the Redomiciliation Transaction.

Q. What will happen to the Existing Warrants in connection with the Redomiciliation Transaction?

A. The Existing Warrants are expected to expire on November 9, 2024, prior to the Special Meeting, and are therefore not expected to be converted into warrants to purchase Common Stock of Perimeter Delaware following the Redomiciliation Transaction.

The Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting.

Q. Will the terms of the Preferred Stock change as a result of the Redomiciliation Transaction?	No. The terms of the Preferred Stock into which the Existing Preferred Shares will be converted will be substantially the same as the terms of the Existing Preferred Shares, other than as may be impacted as a result of differences between the DGCL and Luxembourg corporate law. See “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law” and “Description of Perimeter Delaware Securities.”

Q. How do I receive Common Stock or Preferred Stock into which my Existing Shares will convert upon consummation of the Redomiciliation Transaction?

A. If the Redomiciliation Proposal is adopted by the requisite vote of our Existing Shareholders and the Redomiciliation Transaction is completed, then, on the effective date of the Redomiciliation Transaction, each of Perimeter Luxembourg’s currently issued (i) Existing Ordinary Shares and (ii) Existing Preferred Shares will automatically convert by operation of law on a one-for-one basis into (i) shares of Common Stock and (ii) shares of Preferred Stock, respectively, in accordance with the terms of the Proposed Charter.

Beneficial holders of Existing Ordinary Shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of shares of Common Stock will be recorded in book-entry form by your nominee (for shares held in “street name”) or by the Transfer Agent (for shares held by record owners in book-entry form), without the need for any additional action on your part.

Stock certificates representing Existing Ordinary Shares or Existing Preferred Shares will, at the effective time of the Redomiciliation Transaction, automatically represent the same number of shares of Common Stock or Preferred Stock, respectively. You will not be required to exchange your stock certificates as a result of the Redomiciliation Transaction. If you desire to sell some or all of your shares of Common Stock or Preferred Stock after the effective time of the Redomiciliation Transaction, delivery of the stock certificate or certificates that previously represented Existing Shares will be sufficient.

Following the Redomiciliation Transaction, certificates bearing the name of Perimeter Delaware will be issued in the normal course upon surrender of outstanding Existing Share certificates for transfer or exchange. Holders who submit Existing Share certificates for transfer or exchange following the Redomiciliation Transaction will receive shares of Common Stock or Preferred Stock, as applicable, in book-entry form unless otherwise requested.

Q. Which proposals will be considered at the Special Meeting?

A. At the Special Meeting, Perimeter Luxembourg is asking Existing Ordinary Shareholders and Existing Preferred Shareholders, as applicable, to vote on the following proposals:

(1) The Redomiciliation Proposal — To consider and vote upon a proposal to approve by special resolution the change of Perimeter Luxembourg’s jurisdiction of incorporation from the Grand Duchy of Luxembourg to the State of Delaware, subject to the conditions set forth in such resolution, by transferring the registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and, as a result, continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity;

(2) The Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution, assuming the Redomiciliation Proposal is approved and adopted, the replacement of the Existing Articles with the Proposed Charter to be filed with the Secretary of State of the State of Delaware on the effective date of the Redomiciliation Transaction, including, among other things, adopting Delaware as the exclusive forum for certain stockholder litigation; and

(3) The Delegation of Authority Proposal — To grant power and authority to any director of Perimeter Luxembourg and/or any lawyer or employee of the law firm Maples and Calder (Luxembourg) SARL and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out, with full power of substitution and sub-delegation, in the name and on behalf of Perimeter Luxembourg, any changes required by the matters set out under the proposals described in this Proxy/Prospectus as well as all filings, notifications and publications necessary for the Redomiciliation Transaction.

Q. What quorum and vote is required to approve each of the proposals at the Special Meeting.

A. Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Redomiciliation Proposal and the Organizational Documents Proposal must be effected by the affirmative vote of at least two-thirds of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Existing Ordinary Shareholders and Existing Preferred Shareholder, voting as separate classes, are entitled to vote on the Redomiciliation Proposal and the Organizational Documents Proposal. If such quorum is not present at the Special Meeting, a second extraordinary general meeting may be convened and resolutions would be adopted at such extraordinary general meeting, irrespective of the number of Existing Ordinary Shares (and, as applicable, Existing Preferred Shares) present or represented, by the affirmative vote of at least two-thirds of the votes validly cast.

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Delegation of Authority Proposal must be effected by the affirmative vote of at least one half of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Only Existing Ordinary Shareholders are required to vote on the Delegation of Authority Proposal.

Q. Does the Perimeter Luxembourg Board recommend that I vote a certain way for any of the proposals to be presented at the Special Meeting?	A. Yes. The Perimeter Luxembourg Board has unanimously approved the Redomiciliation Transaction and recommends that you vote “FOR” all of the proposals to be presented at the Special Meeting. We urge you to join us in supporting these important initiatives.

Q. What happens if the Redomiciliation Transaction is not completed?	A. If the Redomiciliation Transaction is not completed for any reason, Perimeter Luxembourg will continue as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, Existing Ordinary Shareholders will continue holding Existing Ordinary Shares that will continue to be listed for trading on the NYSE, and Existing Preferred Shareholders will continue holding Existing Preferred Shares.

Q. How will the Redomiciliation Transaction affect the public disclosure Perimeter Luxembourg provides to its shareholders?	A. Upon completion of the Redomiciliation Transaction, Perimeter Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act, and the applicable corporate governance rules of the NYSE as Perimeter Luxembourg was before such domestication. Perimeter Delaware will continue to be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and continue to comply with the proxy rules applicable to U.S. domestic issuers.

Q. What happens to outstanding Perimeter Luxembourg compensation and benefit plans in connection with the Redomiciliation Transaction?	A. In connection with the Redomiciliation Transaction, Perimeter Delaware will automatically assume the Perimeter Solutions, SA 2021 Equity Incentive Plan (the “2021 Equity Plan”), as well as all other compensation or benefit plans, policies, and arrangements maintained by Perimeter Luxembourg. Each outstanding Perimeter Luxembourg restricted stock unit, non-qualified stock option and other share-based incentive awards will be converted to an equivalent Perimeter Delaware incentive award. The incentive awards granted by Perimeter Delaware will be subject to the same terms and conditions as the converted Perimeter Luxembourg incentive awards (including performance-based vesting conditions), except the security issuable upon exercise or settlement of the Perimeter Delaware incentive award will be Common Stock (or its cash equivalent) rather than Existing Ordinary Shares (or its cash equivalent).

Q. Are there risks associated with the Redomiciliation Transaction?	A. Yes. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors.”

Q: What are the material Luxembourg tax considerations to Existing Shareholders resulting from the Redomiciliation Transaction?

A: The tax consequences of the Redomiciliation Transaction for Existing Ordinary Shareholders will depend on the specific situation of each shareholder. Moreover, the discussion below does not relate to the tax laws of any jurisdiction other than the U.S. and Luxembourg. Accordingly, Existing Ordinary Shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the tax consequences of the Redomiciliation Transaction to them in light of their particular circumstances, including the effect of any tax laws not addressed herein.

From a Luxembourg tax perspective and at the level of the Existing Ordinary Shareholders and Existing Preferred Shareholders, the Redomiciliation Transaction should be treated as a deemed disposal of the Existing Ordinary Shares or Existing Preferred Shares as applicable at their fair market value. However, Luxembourg non-resident capital gain taxation rules are not expected to apply due to the relevant conditions not being met. For a more complete discussion of the Luxembourg income tax considerations of the Redomiciliation Transaction for Perimeter Luxembourg, Perimeter Delaware, Existing Ordinary Shareholders and Existing Preferred Shareholders, please see the section entitled “Luxembourg Tax Considerations.”

Q. What are the U.S. federal income tax consequences of the Redomiciliation Transaction to the shareholders?

A. As discussed more fully under “U.S. Federal Income Tax Considerations,” it is intended that the Redomiciliation Transaction qualify as a reorganization (an “F Reorganization”) within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, Perimeter Luxembourg has not sought, and does not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. Assuming that the Redomiciliation Transaction so qualifies, and subject to the “passive foreign investment company” (“PFIC”) rules discussed under “U.S. Federal Income Tax Considerations — U.S. Holders — Tax Effects of the Redomiciliation Transaction to U.S. Holders — PFIC Considerations,” U.S. Holders (as defined in “U.S. Federal Income Tax Considerations — U.S. Holders”) will be subject to Section 367(b) of the Code and, as a result:

•  a U.S. Holder whose Existing Shares, on the date of the Redomiciliation Transaction, have a fair market value of less than $50,000 and who, on the date of the Redomiciliation Transaction, owns (actually or constructively) less than 10% of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote and less than 10% of the total value of all classes of Perimeter Luxembourg stock generally will not recognize any gain or loss and will not be required to include any part of Perimeter Luxembourg’s earnings and profits in income in connection with the Redomiciliation Transaction;

•  a U.S. Holder whose Existing Shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and who, on the date of the Redomiciliation Transaction, owns (actually or constructively) less than 10% of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote and less than 10% of the total value of all classes of Perimeter Luxembourg stock generally will recognize gain (but not loss) on the exchange of Existing Shares for shares of the Common Stock and Preferred Stock pursuant to the Redomiciliation Transaction. As an alternative to recognizing gain, such U.S. Holder may file an election to include in income as a deemed dividend deemed paid by Perimeter Luxembourg the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its Existing Shares provided certain other requirements are satisfied; and

•  a U.S. Holder who, on the date of the Redomiciliation Transaction, owns (actually or constructively) 10% or more of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote or 10% or more of the total value of all classes of Perimeter Luxembourg stock generally will be required to include in income as a dividend deemed paid by Perimeter Luxembourg the “all earnings and profits amount” attributable to its Existing Shares as a result of the Redomiciliation Transaction.

Perimeter Luxembourg expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. However, it is possible that, notwithstanding Perimeter Luxembourg’s expectations, the amount of Perimeter Luxembourg’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction. Therefore, there can be no assurance that Perimeter Luxembourg will indeed have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

Additionally, the Redomiciliation Transaction will generally cause Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations — Non-U.S. Holders”) to become subject to U.S. federal income withholding taxes on any amounts treated as dividends paid in respect of such Non-U.S. Holder’s Perimeter Delaware Securities (as defined in “U.S. Federal Income Tax Considerations”) after the Redomiciliation Transaction.

The tax consequences of the Redomiciliation Transaction are complex and will depend on a holder’s particular circumstances. All holders are urged to consult their tax advisor regarding the tax consequences to them of the Redomiciliation Transaction, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Redomiciliation Transaction, see “U.S. Federal Income Tax Considerations.”

Q. When will the Redomiciliation Transaction become effective?	A. If the Existing Shareholders vote to adopt the Redomiciliation Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, Perimeter Luxembourg anticipates that, as soon as practicable following the Special Meeting, it will complete the domestication.

Q. Who is entitled to vote at the Special Meeting?

A. Existing Ordinary Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned Existing Ordinary Shares on the Record Date for the Special Meeting, which is September 23, 2024.

Existing Preferred Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting with respect to the Redomiciliation Proposal and the Organizational Documents Proposal if they owned Existing Preferred Shares on the Record Date for the Special Meeting.

As owners of Existing Shares, your vote is important, no matter how many shares you own. Whether or not you plan to attend the Special Meeting, unless otherwise communicated, please (1) with respect to Existing Ordinary Shareholders, (i) vote and submit your proxy by telephone or the internet following the instructions on the Proxy Card, or (ii) sign, date, and return the Proxy Card in the business-reply envelope included in your package, and (2) with respect to Existing Preferred Shareholders, sign, date, and return the voting form or the proxy separately provided to you. Please vote as soon as possible. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your shares by telephone or the internet or by returning your Proxy Card does not affect your right to vote in person if you attend the Special Meeting. Voting your Existing Preferred Shares by returning the voting form separately provided to you will supersede your right to vote your Existing Preferred Shares in person or via a proxyholder if you attend or are represented at the Special Meeting, provided that you return a valid voting form, duly filled in, dated and, signed.

Q. How do I vote my Existing Shares at the Special Meeting?

A. Existing Ordinary Shareholders whose Existing Ordinary Shares are registered in their names may vote their shares in the following ways:

•  Internet: www.proxydocs.com/PMD

•  Telephone: (866) 977-4829

•  Mail: Complete, sign, and date your Proxy Card and return it in the business-reply envelope included in your package.

•  In person: Attend the Special Meeting and vote in person.

If your Existing Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company, or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein. Beneficial holders of Existing Ordinary Shares who wish to attend the Special Meeting and indirectly vote their Existing Ordinary Shares may only do so as proxyholder for the registered holder of such Existing Ordinary Shares.

Existing Preferred Shareholders may vote their shares (i) by signing, dating, and returning the voting form or proxy separately provided to you in accordance with the instructions provided therein or (ii) by attending the Special Meeting and voting in person.

Q. What is a proxy?

A. A proxy is your legal designation of another person, referred to as a “proxyholder”, to vote your Existing Ordinary Shares. If you are an Existing Ordinary Shareholder whose Existing Ordinary Shares are registered in your name, the designation of a proxyholder to vote your Existing Ordinary Shares shall be made in the Proxy Card, which is attached to this Proxy/Prospectus as Annex D.

If your Existing Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company, or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein.

Q. Can I appoint someone other than the person(s) designated by management of Perimeter Luxembourg to vote my Existing Ordinary Shares?

A. Yes. If you are an Existing Ordinary Shareholder whose Existing Ordinary Shares are registered in your name and who does not wish to attend the Special Meeting in person, you may also appoint some other natural or legal person (who is not required to be an Existing Shareholder) as your proxyholder to attend the Special Meeting. Such Existing Ordinary Shareholder should notify the nominee of his, her, or its appointment and instruct the nominee on how the Existing Ordinary Shares are to be voted in the Proxy Card.

If your Existing Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company, or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein.

Q. If I am not going to attend the Special Meeting should I return my Proxy Card or otherwise vote my Existing Ordinary Shares?	A. Yes. Completing, signing, dating, and returning the Proxy Card by mail, submitting a proxy by calling the toll-free number shown on the Proxy Card, or submitting a proxy by visiting the website shown on the Proxy Card ensures that your Existing Ordinary Shares will be represented and voted at the Special Meeting, even if you otherwise do not attend.

Q. If my Existing Ordinary Shares are held in “street name” by my broker bank or other nominee will my broker bank or other nominee automatically vote my shares for me?

A. No. If your Existing Ordinary Shares are held in the name of a broker, bank, or other nominee, you will receive separate voting instructions from your broker, bank, or other nominee describing how to vote your shares. Please check with your broker, bank, or other nominee and follow the voting procedures provided by your broker, bank, or other nominee on your voting instruction form.

You should instruct your broker, bank, or other nominee how to vote your Existing Ordinary Shares. Under the rules applicable to broker-dealers, your broker, bank, or other nominee does not have discretionary authority to vote your shares in respect of the proposals. A so-called “broker non-vote” results when banks, brokers, and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast, and Perimeter Luxembourg does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers, and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the Special Meeting are considered non-routine. As a result, no broker will be permitted to vote your Existing Ordinary Shares at the Special Meeting without receiving instructions.

Q. What is the deadline to provide my proxy?

A. Votes must be received by the Tabulation Agent no later than November 20, 2024, at 5:59 a.m. Luxembourg time (November 19, 2024, at 11:59 p.m. New York City time) (the “Cut-Off Date/Time”) to be considered validly submitted.

The official electronic voting results will be those reported by the Tabulation Agent in its final report at 3:00 p.m., Luxembourg time, on November 20, 2024 (9:00 a.m., New York City time, on November 20, 2024).

Q. Who is making and paying for this proxy solicitation?

A. Perimeter Luxembourg is soliciting proxies on behalf of the Perimeter Luxembourg Board. This solicitation is being made by mail but also may be made by telephone or in person. Perimeter Luxembourg and its directors, officers, and employees may also solicit proxies in person, by telephone or by other electronic means. Perimeter Luxembourg will bear the cost of the solicitation.

Perimeter Luxembourg has engaged Georgeson LLC (the “Solicitor”) to aid in the solicitation of proxies and to verify certain records related to the solicitation subject to customary terms and conditions. Perimeter Luxembourg has agreed to pay the Solicitor customary fee for these services, plus associated disbursements.

Perimeter Luxembourg will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Perimeter Luxembourg will reimburse them for their reasonable expenses.

Q. How will my rights as an Existing Shareholder be affected by the Redomiciliation Transaction?

A. As a result of differences between Delaware law and Luxembourg law, there will be differences between your rights as a stockholder of Perimeter Delaware under Delaware law and your current rights as a shareholder of Perimeter Luxembourg under Luxembourg law. In addition, there are differences between the organizational documents of Perimeter Luxembourg and Perimeter Delaware.

These differences are discussed in detail under “Comparison on Shareholder Rights between Luxembourg Law and Delaware Law.” Also refer to “Description of Perimeter Delaware Securities” for additional information regarding the Common Stock and Preferred Stock.

Q. Are Perimeter Luxembourg shareholders entitled to redemption or appraisal rights in connection with the Redomiciliaiton Transaction?	A. No. There are no redemption rights under Luxembourg law in connection with the Redomiciliation Transaction. There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.

Q. Who can answer my questions?

A. If you are an Existing Shareholder and have questions about the Redomiciliation Transaction, you may contact Noriko Yokozuka, General Counsel and Secretary of Perimeter Luxembourg, at (314) 396-7343. You may also obtain additional information about Perimeter Luxembourg from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you are an Existing Ordinary Shareholder and need additional copies of the Proxy/Prospectus or the enclosed Proxy Card or have any questions about how to vote or direct a vote in respect of your Existing Ordinary Shares you should contact the Solicitor at:

Georgeson LLC

1290 Avenue of the Americas

9th Floor

New York, New York 10104

Shareholders, Banks, and Brokers

Call Toll Free:

(866)-679-1853

Q. Where can I find more information about Perimeter Luxembourg and the Redomiciliation Transaction?	A. You can find out more information about Perimeter Luxembourg and the Redomiciliation Transaction by reading this Proxy/Prospectus and from various sources described in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE PROXY/PROSPECTUS

This summary highlights selected information from this Proxy/Prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, you should read this entire document carefully, including the Form of Proposed Charter and Form of Proposed Bylaws attached as Annex A and Annex B, respectively, to this Proxy/Prospectus, and is incorporated by reference into this Proxy/Prospectus. For a discussion summarizing the U.S. federal income tax considerations of the Redomiciliation Transaction, see the section titled “U.S. Federal Income Tax Considerations.”

The Company

Perimeter Luxembourg is a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548. We are a global solutions provider for the fire safety and specialty products industries. Our fire safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our fire safety business also offers specialized equipment and services, typically in conjunction with our fire management products to support firefighting operations. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations globally. Our specialty products business produces and sells high quality Phosphorus Pentasulfide primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates that provide critical anti-wear protection to engine components.

Perimeter Luxembourg was incorporated on June 21, 2021 under the laws of the Grand Duchy of Luxembourg, is headquartered in the Grand Duchy of Luxembourg, and has business operations across the globe. We intend to relocate our offices in the Grand Duchy of Luxembourg to our U.S. corporate headquarters located at 8000 Maryland Ave., Suite 350, Clayton, Missouri 63105. Our phone number at such location is (314) 396-7343.

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” The Existing Preferred Shares are not currently listed for trading on any securities exchange or included in any automatic quotation system.

Additional information about Perimeter Luxembourg can be found under its profile on the SEC’s website at www.sec.gov or its website at https://www.perimeter-solutions.com/. The information contained in, or that can be accessed through, Perimeter Luxembourg’s website is not intended to be incorporated into this Proxy/Prospectus. For information about our filings incorporated by reference in this Proxy/Prospectus, see the section entitled “Where You Can Find More Information.”

The Redomiciliation Transaction

Overview

We are asking Existing Ordinary Shareholders to adopt the Redomiciliation Proposal to change the jurisdiction of incorporation of Perimeter Luxembourg from the Grand Duchy of Luxembourg to the State of Delaware, upon which Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” and Existing Shareholders would hold shares in Perimeter Delaware rather than in a Luxembourg company. If the Existing Shareholders vote to adopt the Redomiciliation Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, Perimeter Luxembourg anticipates that, as soon as practicable following the Special Meeting, it will complete the domestication in accordance with articles 100-2, 100-3 and 1300-2 of the Luxembourg Company Law, the procedures of article 450-3 and following of the Luxembourg Company Law and the domestication procedures of Section 388 of the DGCL.

On July 10, 2024, the Perimeter Luxembourg Board unanimously approved the Redomiciliation Transaction and recommends that you vote “FOR” all of the proposals to be presented at the Special Meeting. We urge you to join us in supporting these important initiatives.

If the Redomiciliation Proposal is adopted by the requisite vote of our Existing Shareholders and the Redomiciliation Transaction is completed, then, on the effective date of the Redomiciliation Transaction, each of Perimeter Luxembourg’s currently issued (i) Existing Ordinary Shares and (ii) Existing Preferred Shares will automatically convert by operation of law on a one-for-one basis into (i) shares of Common Stock and (ii) shares of Preferred Stock, respectively, in accordance with the terms of the Proposed Charter. The Existing Warrants are expected to expire on November 9, 2024, prior to the Special Meeting, and are therefore not expected to be converted into warrants to purchase Common Stock of Perimeter Delaware following the Redomiciliation Transaction. If we complete the Redomiciliation Transaction, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law.

Immediately after the Redomiciliation Transaction, the number of shares of Common Stock or Preferred Stock, as applicable, that you will own in Perimeter Delaware will be the same as the number of applicable Existing Shares you held in Perimeter Luxembourg immediately prior to the Redomiciliation Transaction. Further, the number of outstanding shares of Common Stock and Preferred Stock will be the same as the number of outstanding Existing Ordinary Shares and Existing Preferred Shares, respectively, immediately before consummation of the Redomiciliation Transaction. Therefore, the Redomiciliation Transaction will not dilute your economic interest in Perimeter Delaware relative to your current interest in Perimeter Luxembourg. After the Redomiciliation Transaction, Perimeter Delaware will continue to conduct the same businesses as conducted by Perimeter Luxembourg before the Redomiciliation Transaction.

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

Reasons for the Redomiciliation Transaction

We are pursuing the Redomiciliation Transaction for a number of reasons. In 2023 and 2024, the Perimeter Luxembourg Board and our management team undertook a review of our existing structure and operations, and particularly the jurisdiction of incorporation of Perimeter Luxembourg. We believe the Redomiciliation Transaction will enhance shareholder value over the long-term by simplifying the corporate structure to gain operational efficiencies. After considering various factors, the Perimeter Luxembourg Board believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:

•

simplifying our corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Perimeter Delaware on a consolidated basis, and (ii) provide opportunities for Perimeter Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

•	increased alignment with our U.S. operations;

•	benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the NYSE listing standards and the SEC governance requirements;

•	benefiting from greater certainty of U.S. tax treatment; and

•	better positioning to respond to global tax developments.

Steps to the Redomiciliation Transaction

The Redomiciliation Transaction will, if completed, be consummated by means of a series of steps, as follows:

•

Existing Shareholders will vote on whether to adopt the Redomiciliation Proposal at the Special Meeting held before a Luxembourg notary and the minutes of which will be recorded in a notarial deed published with the Luxembourg Trade and Companies Register;

•

following the adoption of the Redomiciliation Proposal at the Special Meeting, and subject to the satisfaction of the other conditions to completion of the Redomiciliation Transaction described under “The Redomiciliation Proposal—Conditions to Completion of the Redomiciliation Transaction,” the Plan of Domestication will be entered into, the Proposed Charter and a certificate of corporate domestication will each be filed with the Secretary of State of the State of Delaware (the “Delaware Filings”) and, upon acceptance of such filings (or such later time as may be specified in such filings), Perimeter Delaware will exist as a Delaware corporation; and

•

following the acceptance of the Delaware Filings and confirmation of the registration of Perimeter Delaware, Perimeter Luxembourg will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg.

The conversion of Existing Ordinary Shares and Existing Preferred Shares into Common Stock and Preferred Stock will occur automatically upon effectiveness of the Delaware Filings.

Conditions to the Redomiciliation Transaction

In addition to the approval of the Redomiciliation Proposal, Perimeter Luxembourg’s ability to initiate the Delaware Filings necessary to effectuate the Redomiciliation Transaction is conditioned on the following matters:

•

the Perimeter Luxembourg Board has not determined for any reason that the consummation of the Redomiciliation Transaction would be inadvisable or not in the interests of the shareholders of Perimeter Luxembourg and has, accordingly, terminated or abandoned such transaction;

•	the Plan of Domestication is executed;

•

certain subsidiary restructuring transactions to occur within our corporate group have been consummated to maximize legal, administrative, and other efficiencies associated with a more streamlined U.S.-based corporate governance structure;

•	the SEC has declared the registration statement on Form S-4, to which this Proxy/Prospectus forms a part, effective, and no stop order with respect thereto is in effect;

•	the NYSE has approved the Common Stock for listing; and

•	Perimeter Luxembourg is not subject to any decree, order, or injunction that prohibits the consummation of the Redomiciliation Transaction.

If any of these conditions are not satisfied or waived by the Perimeter Luxembourg Board, then the Redomiciliation Transaction will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by these or other conditions described in this Proxy/Prospectus. We cannot be certain when, or if, the conditions to the Redomiciliation Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Interests of Certain Persons in the Redomiciliation Transaction

We do not believe that any of our directors or executive officers has an interest in the Redomiciliation Transaction that is different from the interests of our Existing Shareholders. No change in control payments or additional compensation will be payable to our directors or executive officers in connection with such domestication.

As of the Record Date, there were 27 holders of record of Existing Ordinary Shares and Existing Ordinary Shareholders were entitled to vote an aggregate of 145,221,178 Existing Ordinary Shares. As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 12,694,492 of such shares. This represents approximately 8.7% of the Existing Ordinary Shares. As of the Record Date, there were 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares. As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 194,462 of such shares. This represents approximately 2% of the Existing Preferred Shares. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Redomiciliation Proposal at the Special Meeting, although none of them have entered into any agreements obligating them to do so.

Existing Preferred Shareholder Vote

Existing Preferred Shareholders, voting as a separate class, are entitled to vote on the Redomiciliation Proposal and the Organizational Documents Proposal. As of the date of this Proxy/Prospectus, holders of approximately 9.7 million Existing Preferred Shares, representing approximately 97% of the Existing Preferred Shares, have submitted votes in favor of the Redomiciliation Proposal and the Organizational Documents Proposal via voting forms. Such voting forms will be tabled at the Special Meeting and, as a result, the required quorum and voting majority for the Existing Preferred Shareholders, voting as a separate class, is expected to be satisfied.

Proposals for Shareholder Approval

The below is a summary of each of the proposals being submitted for shareholder vote at the Special Meeting. Please see the sections “The Redomiciliation Proposal,” “The Organizational Documents Proposal,” and “The Delegation of Authority Proposal” elsewhere in the Proxy/Prospectus for more information on each of the proposals.

The Redomiciliation Proposal

Existing Shareholders are being asked to consider and vote upon a proposal to approve by special resolution the change of Perimeter Luxembourg’s jurisdiction of incorporation from the Grand Duchy of Luxembourg to the State of Delaware, subject to the conditions set forth in such resolution, by transferring the registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and, as a result, continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions Inc.” without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity.

For additional information, see “The Redomiciliation Proposal.”

The Organizational Documents Proposal

If the Redomiciliation Proposal is approved and the domestication is to be effected, Perimeter Luxembourg will replace its Existing Articles under the Luxembourg Company Law with the Proposed Organizational Documents under the DGCL. After the Redomiciliation Transaction, your rights under the DGCL as a holder of Common Stock or Preferred Stock, as applicable, will differ from your current rights under the Luxembourg Company Law as a holder of Existing Ordinary Shares or Existing Preferred Shares, respectively. In addition, the Proposed Charter and the Proposed Bylaws differ in some respects from the Existing Articles, as further described in “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.”

Perimeter Luxembourg is proposing the adoption of the Proposed Organizational Documents in connection with the Redomiciliation Transaction because they contain provisions typical of other Delaware corporations. The Organizational Documents Proposal is conditioned on the approval of the Redomiciliation Proposal. Therefore, if the Redomiciliation Proposal is not approved, the Organizational Documents Proposal will have no effect, even if approved by our Existing Shareholders. A brief summary of the Organizational Documents Proposal is set forth below, which summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents included elsewhere in this Proxy/Prospectus.

Existing Shareholders are being asked to consider and vote upon a proposal to approve by special resolution, assuming the Redomiciliation Proposal is approved and adopted, the replacement of the Existing Articles with the Proposed Charter on the effective date of the Redomiciliation Transaction, including, among other things, adopting Delaware as the exclusive forum for certain stockholder litigation.

For additional information, see “The Organizational Documents Proposal.”

The Delegation of Authority Proposal

Existing Ordinary Shareholders are being asked to grant power and authority to any director of Perimeter Luxembourg and/or any lawyer or employee of the law firm Maples and Calder (Luxembourg) SARL and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out, with full power of substitution and sub-delegation, in the name and on behalf of Perimeter Luxembourg, any changes required by the matters set out under the proposals described in this Proxy/Prospectus as well as all filings, notifications and publications necessary for the Redomiciliation Transaction.

For additional information, see “The Delegation of Authority Proposal.”

Existing Shareholders; Record Date

As of the Record Date, which is September 23, 2024, there were (i) 27 holders of record of Existing Ordinary Shares and Existing Ordinary Shareholders were entitled to vote an aggregate of 145,221,178 Existing Ordinary Shares and (ii) 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 2:00 p.m. Luxembourg time (8:00 a.m. New York City time), on November 20, 2024, at the premises of the Maples Group at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg.

Voting Power

Existing Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned Existing Shares on the Record Date for the Special Meeting. With respect to the Existing Ordinary Shares, voting on all resolutions at the Special Meeting will be conducted by way of telephone, internet, or Proxy Card or by vote in person. Existing Ordinary Shareholders will have one vote for each Existing Ordinary Share owned as of the Record Date. With respect to the Existing Preferred Shares, voting on all resolutions at the Special Meeting will be conducted by way of voting forms, proxy or by vote in person. Existing Preferred Shareholders will have ten votes for each Existing Preferred Share owned as of the Record Date.

If your shares are held in “street name” or are in a margin or similar account, which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you should request from your broker a certificate or confirmation certifying the number of Existing Ordinary Shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to Perimeter Luxembourg at its own and full discretion. In order to vote, you must instruct your broker, bank or other nominee how to vote the shares you beneficially own in accordance with the voting instruction form you receive from your broker, bank or other nominee. If you wish to attend the Special Meeting and vote directly, you must contact your broker, bank or other nominee that appears as the registered shareholder on the Record Date to issue a legal proxy, which allows you as beneficial owner to vote his or her shares directly. Beneficial investors who own their investments through a bank or broker will need to contact their respective bank or broker before the Special Meeting.

Existing Warrants do not have voting rights.

Quorum and Vote of Existing Shareholders

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Redomiciliation Proposal and the Organizational Documents Proposal must be effected by the affirmative vote of at least two-thirds of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Existing Ordinary Shareholders and Existing Preferred Shareholder, voting as separate classes, are entitled to vote on the Redomiciliation Proposal and the Organizational Documents Proposal. If such quorum is not present at the Special Meeting, a second extraordinary general meeting may be convened and resolutions would be adopted at such extraordinary general meeting, irrespective of the number of Existing Ordinary Shares (and, as applicable, Existing Preferred Shares) present or represented, by the affirmative vote of at least two-thirds of the votes validly cast.

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Delegation of Authority Proposal must be effected by the affirmative vote of at least one half of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Only Existing Ordinary Shareholders are required to vote on the Delegation of Authority Proposal.

Redemption Rights

There are no redemption rights under Luxembourg law in connection with the Redomiciliation Transaction.

Statutory Appraisal Rights under Luxembourg Law

There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Perimeter Luxembourg engaged Georgeson LLC to aid in the solicitation of proxies and to verify certain records related to the solicitation subject to customary terms and conditions.

Appointment of a proxy does not preclude an Existing Shareholder from attending and voting its shares at the Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section titled “Extraordinary General Meeting of Perimeter Luxembourg Shareholders—Revoking Your Proxy.” Voting your Existing Preferred Shares by returning the voting form separately provided to you will supersede your right to vote your Existing Preferred Shares in person or via proxyholder if you attend or are represented at the Special Meeting, provided that you return a valid voting form, duly filled in, dated, and signed.

Recommendation to Existing Shareholders

The Perimeter Luxembourg Board believes that the Redomiciliation Proposal and the other proposals to be presented at the Special Meeting are fair to, and in the best interest of, the Existing Shareholders and unanimously recommends that its shareholders vote “FOR” all of the proposals to be presented at the Special Meeting.

Anticipated Accounting Treatment

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Perimeter Luxembourg as a result of domestication. The business, capitalization, assets and liabilities, and financial statements of Perimeter Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Perimeter Luxembourg immediately prior to such transaction, subject to certain subsidiary restructuring transactions to occur within our corporate group in connection with the domestication.

Regulatory Matters

Other than the Delaware Filings and the adoption of the subsequent shareholders’ resolution before a notary in the Grand Duchy of Luxembourg confirming that all conditions to the Redomiciliation Transaction have been satisfied or waived and that the Redomiciliation Transaction is effective, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg Company Law. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Share Information

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

On July 30, 2024, the last trading day before Perimeter Luxembourg publicly disclosed its intention to redomicile to Delaware, the closing price of the Existing Ordinary Shares was $9.32 per share. On     , 2024, the last practicable date before the date of this Proxy/Prospectus, the closing price of the Existing Ordinary Shares was $     per share.

For additional information, see “Share Information.”

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, Existing Shareholders should carefully read this Proxy/Prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included and incorporated by reference in this Proxy/Prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this Proxy/Prospectus.

You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this Proxy/Prospectus, including the risks under the heading “Risk Factors” in Perimeter Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2023 and the other reports Perimeter Luxembourg files from time to time with the SEC that are incorporated by reference herein. For information about Perimeter Luxembourg’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”

The risks set out below are not exhaustive and do not comprise all of the risks associated with voting your shares. Additional risks and uncertainties not currently known to Perimeter Luxembourg or that Perimeter Luxembourg currently deems immaterial may also have a material adverse effect on Perimeter Delaware’s business, financial condition, results of operations, prospects, and/or share price. Shareholders should consult a legal adviser, an independent financial adviser, or a tax adviser for legal, financial, or tax advice prior to deciding whether to vote or instruct their vote to be cast to approve the proposals described in this Proxy/Prospectus.

Risks Relating to Perimeter Luxembourg’s Business

You should read and consider the risk factors specific to Perimeter Luxembourg’s business that will continue to affect Perimeter Delaware after completion of the Redomiciliation Transaction. These risks are described under the heading “Risk Factors” in Perimeter Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this Proxy/Prospectus, and in other documents that are incorporated by reference into this Proxy/Prospectus.

Risks Relating to Perimeter Delaware

The rights of stockholders under Delaware law may differ from the rights of shareholders under Luxembourg law.

Currently, your rights as a shareholder of Perimeter Luxembourg arise under the laws of the Grand Duchy of Luxembourg, as well as the Existing Articles. Upon effectiveness of the Redomiciliation Transaction, your rights as a holder of Common Stock or Preferred Stock, as applicable, will arise under Delaware law, as well as the Proposed Organizational Documents. The Proposed Organizational Documents and Delaware law contain provisions that differ in certain respects from those in the Existing Articles and Luxembourg law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the Redomiciliation Transaction and how they may differ from your current rights, please see “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.” Forms of the Proposed Charter and Proposed Bylaws that will be effective upon completion of the Redomiciliation Transaction are attached as Annexes A and B, respectively, to this Proxy/Prospectus. We encourage you to read the Proposed Organizational Documents.

Anti-takeover provisions in the Proposed Organizational Documents could make an acquisition of us more difficult and limit attempts by our shareholders to replace or remove our current management.

In addition to protections afforded under the DGCL, the Proposed Organizational Documents will contain anti-takeover provisions that could have the effect of delaying or preventing changes in control or changes in management or the Perimeter Delaware Board. The Proposed Organizational Documents, which will be effective upon completion of the Redomiciliation Transaction, include the following anti-takeover provisions:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the exclusive right of the Perimeter Delaware Board to establish the size of the board of directors and to appoint a director to fill a vacancy, however occurring, including by expanding the Perimeter Delaware Board;

•

the ability of the Perimeter Delaware Board to authorize the issuance of additional series of preferred stock and to determine the price and other terms of those shares, including voting or other rights or preferences, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•

advance notice procedures that stockholders must comply with in order to nominate candidates to the Perimeter Delaware Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us; and

•	the limitation of liability of, and provision of indemnification to, the directors and officers of Perimeter Delaware.

For a comparison of how the provisions in the Proposed Organization Documents may differ from your current rights under the Existing Articles, see “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.”

These anti-takeover provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of the Perimeter Delaware Board, which will be responsible for appointing the members of our management, and may discourage, delay, or prevent a transaction involving a change in control of Perimeter Delaware that is in the best interest of our minority shareholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of the Common Stock if shareholders view them as discouraging future takeover attempts.

The Proposed Organizational Documents will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Perimeter Delaware or its directors or officers or other matters pertaining to Perimeter Delaware’s internal affairs.

The Proposed Organizational Documents will provide that, subject to limited exceptions and unless Perimeter Delaware consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Perimeter Delaware, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of Perimeter Delaware to Perimeter Delaware or to its stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Proposed Organizational Documents (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against Perimeter Delaware governed by the internal affairs doctrine.

The forum selection provision in the Proposed Organizational Documents does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Proposed Organizational Documents will provide that the federal district courts of the United States of

America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Proposed Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of Perimeter Delaware will be deemed to have notice of, and consented to, these forum selection provisions. However, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Perimeter Delaware or its directors, officers or other matters pertaining to Perimeter Delaware’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the Proposed Organizational Documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Perimeter Delaware may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition, or operating results.

There can be no assurance that the Common Stock will be able to continue to satisfy the NYSE listing criteria following the Redomiciliation Transaction and the market price of the Common Stock may be subject to volatility.

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. There is no assurance that Perimeter Delaware will be able to continue to satisfy the NYSE listing criteria following the consummation of the Redomiciliation Transaction. There can also be no assurance that the trading market for the Common Stock shares will continue to be as active or liquid as was the trading market for the Existing Ordinary Shares prior to the Redomiciliation Transaction or that the trading price of the Common Stock following the Redomiciliation Transaction may not be effectively lower than the trading price of the Existing Ordinary Shares.

As is the case with the Existing Ordinary Shares, the market price of the Common Stock may be volatile. The value of an investment in the Common Stock may decrease or increase abruptly, and such volatility may bear little or no relation to Perimeter Delaware’s performance. The price of the Common Stock may fall in response to market appraisal of Perimeter Delaware’s strategy or if its results of operations and/or prospects are below the expectations of market analysts or stockholders. In addition, stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to Perimeter Delaware’s operating performance and prospects, but nevertheless affect the price of the Common Stock. This volatility may affect the ability of holders of Common Stock to sell these at an advantageous price. Broad market fluctuations, as well as economic conditions generally may adversely affect the market price of the Common Stock.

Risks Relating to the Redomiciliation Transaction

The expected benefits of the Redomiciliation Transaction may not be realized.

There can be no assurance that any or all of the anticipated benefits of the Redomiciliation Transaction will be achieved. Achieving the anticipated benefits of the Redomiciliation Transaction is subject to a number of risks and uncertainties, including factors that we do not and cannot control. In addition, if the expected benefits of the Redomiciliation Transaction do not meet expectations of investors or securities analysts, the price of the Common Stock following completion of the Redomiciliation Transaction may decline. For a description of the potential strategic opportunities and other benefits the Perimeter Luxembourg Board believes are afforded by the Redomiciliation Transaction, see “The Redomiciliation Proposal—Reasons for the Redomiciliation Transaction.”

The Redomiciliation Transaction is conditional and the conditions may not be satisfied, and the Perimeter Luxembourg Board may delay or abandon the Redomiciliation Transaction at any time prior to its effectiveness.

Completion of the Redomiciliation Transaction is conditional, among other things, upon the approval of the Redomiciliation Proposal by Existing Shareholders at the Special Meeting. The completion of the Redomiciliation Transaction is also conditioned upon the approval of the Common Stock for listing on the NYSE and the declaration of effectiveness by the SEC of the registration statement on Form S-4 to which this Proxy/Prospectus forms a part, among other conditions. Although Perimeter Luxembourg is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the Redomiciliation Transaction will be completed.

Furthermore, the Perimeter Luxembourg Board has reserved the right to delay or abandon the Redomiciliation Transaction at any time prior to convening the Special Meeting if it determines for any reason that the consummation of such transaction would be inadvisable or not in the best interests of our shareholders.

Perimeter Luxembourg will allocate time and resources to effecting the Redomiciliation Transaction and incur non-recurring costs related thereto.

Perimeter Luxembourg and its management have allocated and will continue to be required to allocate time and resources to effect the completion of the Redomiciliation Transaction and related and incidental activities. There is a risk that the challenges associated with managing these various initiatives as described in this Proxy/Prospectus may have a business impact and that consequently the underlying businesses will not perform in line with expectations. This could have an adverse effect on the business, financial condition, and reputation of our Company before and after the Redomiciliation Transaction.

In addition, Perimeter Luxembourg expects to incur a number of significant non-recurring costs associated with the Redomiciliation Transaction, including legal fees, accountants’ fees, proxy solicitor fees, filing fees, mailing expenses, and financial printing expenses. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Redomiciliation Transaction may result in additional and unforeseen expenses. The substantial majority of these costs will be incurred regardless of whether the Redomiciliation Transaction is completed and prior to your vote to adopt the Redomiciliation Proposal at the Special Meeting. While it is expected that benefits of the Redomiciliation Transaction achieved by Perimeter Delaware will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the domestication is delayed or does not happen at all. The Perimeter Luxembourg Board may decide to defer or abandon the Redomiciliation Transaction at any time prior to convening the Special Meeting. In addition, after the Redomiciliation Proposal is adopted by the Existing Shareholders, we will not effect the domestication if one of the conditions to the Redomiciliation Transaction fails to be satisfied.

Negative publicity resulting from the Redomiciliation Transaction could adversely affect the Company’s business and the market price of the Existing Ordinary Shares prior to the domestication and the Common Stock following the domestication. Domestications that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the Redomiciliation Transaction could cause certain persons with whom Perimeter Luxembourg has a business relationship to be more reluctant to do business with Perimeter Luxembourg prior to the domestication or Perimeter Delaware following the domestication. Negative publicity could also cause some Existing Ordinary Shareholders to sell their Existing Ordinary Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the Existing Ordinary Shares.

The Redomiciliation Transaction may result in material Luxembourg taxes for Perimeter Luxembourg or Perimeter Delaware.

Perimeter Luxembourg and its management have engaged professional tax advisors who have assessed that no material corporate-level Luxembourg taxes should be expected for Perimeter Luxembourg or Perimeter Delaware in the context of the Redomiciliation Transaction. However, the Luxembourg tax authorities may assert, or a Luxembourg court may sustain, a contrary position, and no assurances can be given that the Redomiciliation Transaction will not result in material corporate-level Luxembourg taxes for Perimeter Luxembourg or Perimeter Delaware. For more information about the tax considerations with respect to such matters, see “Luxembourg Tax Considerations.”

The Redomiciliation Transaction may result in adverse tax consequences for U.S. holders of Existing Ordinary Shares, Existing Preferred Shares and Existing Warrants.

As discussed more fully under “U.S. Federal Income Tax Considerations,” it is intended that the Redomiciliation Transaction qualify as a reorganization (an “F Reorganization”) within the meaning of Section 368(a)(l)(F) of the Code. However, Perimeter Luxembourg has not sought, and does not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. If the Redomiciliation Transaction fails to qualify as an F Reorganization, a U.S. Holder (as defined in “U.S. Federal Income Tax Considerations —U.S. Holders”) of Perimeter Luxembourg Securities (as defined in “U.S. Federal Income Tax Considerations”) generally would recognize gain or loss with respect to its Perimeter Luxembourg Securities in an amount equal to the difference, if any, between the fair market value of the corresponding Perimeter Delaware Securities (as defined in “U.S. Federal Income Tax Considerations”) received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in its Perimeter Luxembourg Securities surrendered.

Assuming that the Redomiciliation Transaction qualifies as an F Reorganization, subject to the PFIC rules discussed under “U.S. Federal Income Tax Considerations — U.S. Holders — Tax Effects of the Redomiciliation Transaction to U.S. Holders — PFIC Considerations,” U.S. Holders generally will be subject to Section 367(b) of the Code. A U.S. Holder whose Existing Shares, on the date of the Redomiciliation Transaction, have a fair market value of less than $50,000 and who, on the date of the Redomiciliation Transaction, beneficially owns (actually or constructively) less than 10% of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote and less than 10% of the total value of all classes of Perimeter Luxembourg stock generally will not recognize any gain or loss and will not be required to include any part of Perimeter Luxembourg’s earnings and profits in income as a result of the Redomiciliation Transaction. A U.S. Holder whose public shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and, who on the date of the Redomiciliation Transaction, beneficially owns (actually or constructively) less than 10% of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote and less than 10% of the total value of all classes of Perimeter Luxembourg stock, generally will recognize gain (but not loss) in respect of the Redomiciliation Transaction as if such U.S. Holder exchanged its Existing Shares for shares of Common Stock and Preferred Stock in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend deemed paid by Perimeter Luxembourg the “all earnings and profits amount” (as defined in the

Treasury Regulations under Section 367 of the Code) attributable to the public shares held directly by such U.S. Holder. A U.S. Holder who, on the day of the Redomiciliation Transaction, beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote or 10% or more of the total value of all classes of Perimeter Luxembourg stock, generally will be required to include in income as a deemed dividend deemed paid by Perimeter Luxembourg the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the Existing Shares held directly by such U.S. Holder as a result of the Redomiciliation Transaction. Perimeter Luxembourg expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. However, it is possible that, notwithstanding Perimeter Luxembourg’s expectations, the amount of Perimeter Luxembourg’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction. Therefore, there can be no assurance that Perimeter Luxembourg will indeed have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

U.S. Holders should consult their tax advisors for the tax consequences of the Redomiciliation Transaction to their particular situations. For a more detailed description of the U.S. federal income tax consequences associated with the Redomiciliation Transaction, see “U.S. Federal Income Tax Considerations —U.S. Holders — Tax Effects of the Redomiciliation Transaction to U.S. Holders” And “U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Effects of the Redomiciliation Transaction to Non-U.S. Holders.”

Following the Redomiciliation Transaction, non-U.S. holders of Existing Ordinary Shares, Existing Preferred Shares, and Existing Warrants will generally be subject to U.S. withholding tax up to 30% on distributions or deemed distributions treated as dividends for U.S. federal income tax purposes.

Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations — Non-U.S. Holders”) will generally become subject to withholding tax at 30% (unless reduced under any applicable United States income tax treaty) on any distributions or deemed distributions treated as dividends for U.S. federal income tax purposes paid on Perimeter Delaware Securities after the Redomiciliation Transaction.

SHARE INFORMATION

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. There is no assurance that Perimeter Delaware will be able to continue to satisfy the NYSE listing criteria following the consummation of the Redomiciliation Transaction. We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

On October July 30, 2024, the last trading day before Perimeter Luxembourg publicly disclosed its intention to redomicile to Delaware, the closing price of the Existing Ordinary Shares was $9.32 per share. On     , 2024, the last practicable date before the date of this Proxy/Prospectus, the closing price of the Existing Ordinary Shares was $     per share.

Holders of Record

As of the Record Date, there were 27 holders of record of Existing Ordinary Shares and Existing Ordinary Shareholders were entitled to vote an aggregate of 145,221,178 Existing Ordinary Shares. As of the Record Date, there were 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares.

Dividend Information

To date, Perimeter Luxembourg has not paid any dividends on its Existing Ordinary Shares.

In deciding whether to recommend any future dividend on the Common Stock, the Perimeter Delaware Board would take into account any legal or contractual limitation, our actual and anticipated future earnings, cash flows, debt service, and capital requirements, our business plans and such other matters as the Perimeter Delaware Board believes appropriate, in its discretion. We anticipate that any available cash will be retained by us to satisfy our operational and other cash needs. Accordingly, we do not expect to pay any cash dividend on shares of Common Stock in the foreseeable future.

COMPARISON OF SHAREHOLDER RIGHTS BETWEEN

LUXEMBOURG LAW AND DELAWARE LAW

Currently, your rights as a shareholder of Perimeter Luxembourg arise under the principal legislation governing companies registered in Luxembourg, which is the Luxembourg Company Law, as well as our Existing Articles of Association. Upon effectiveness of the Domestication, your rights as a shareholder of Perimeter Delaware, as well as the duties and responsibilities of directors of Perimeter Delaware, will arise under the DGCL, our Proposed Charter, and Proposed Bylaws.

The DGCL and the Proposed Organizational Documents contain provisions that differ in certain respects from the Luxembourg Company Law and our Existing Articles of Association and, therefore, some of your rights as a shareholder will change.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of the Luxembourg Company Law and the DGCL, as well as the Existing Articles of Association and the Proposed Organizational Documents. This summary is not an exhaustive review of the Luxembourg Company Law, the DGCL, the Existing Articles of Association or the Proposed Organizational Documents. You also should review the full text of the Proposed Charter and Proposed Bylaws that are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, as well as the Luxembourg Company Law, the DGCL, and the regulations thereunder to understand how these laws apply to the shareholders of Perimeter Luxembourg before the Domestication and of Perimeter Delaware after the Domestication.

Delaware	Luxembourg

Board of Directors

The DGCL provides that the board of directors of a corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws, and that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote thereon.

The Proposed Organizational Documents will provide that the total number of directors will not be less than three and will be determined from time to time by resolution of the board of directors, and that vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors, will be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Pursuant to the Proposed Organizational Documents, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office for a period of one year and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. At all duly called or convened meetings of stockholders at which a quorum is present for the election of directors, a

Pursuant to the Luxembourg Company Law, the board of directors of a public limited company corporation (société anonyme) must be composed of at least three directors (unless such company has only one shareholder, in which case, the company may have a sole director). Directors are appointed by the general meeting of shareholders (by proposal of the board of directors, the shareholders, or a spontaneous candidacy) by a simple majority of the votes validly cast. The maximum term a director may serve is six years. The articles of association of a company may provide for different classes of directors.

The Existing Articles provide that directors may be re-elected, but the term of their office may not exceed one year. Per the Existing Articles, directors will be elected by the shareholders’ meeting, which will determine the duration of their mandate, and they will hold office until their successors are elected. They may be re-elected for successive terms and they may be removed at any time, with or without cause, by a resolution of the shareholders’ meeting.

The Existing Articles provide that the board of directors be composed of a minimum of three directors who may, but need not, be shareholders of Perimeter Luxembourg. The Existing Articles do not provide for any classes of directors.

Delaware	Luxembourg
majority of the votes cast will be sufficient to elect a director.

Pursuant to the Luxembourg Company Law and the Existing Articles, in the case of a vacancy, the remaining board members appointed by the general meeting may, by majority vote, elect a director to fill the vacancy.

Each director (including the chairman) has one vote and decisions are passed if approved by a simple majority. The Existing Articles further provide that neither the chairman nor any other member of the board of directors shall have a casting vote in case of a tie.

The board of directors may validly deliberate if a majority of the directors is present or represented at the meeting. It is possible for directors to participate in a meeting by means of a conference call, video conference, or similar means of communication, provided that every attending person is able to hear and communicate with the others. Such participation is deemed equivalent to a physical presence at the meeting.

Limitation on Personal Liability of Directors and Officers; Indemnification

Under the DGCL, a corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful, provided that in an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees).

The Proposed Charter will provide that, to the fullest extent permitted by law, Perimeter Delaware will have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of Perimeter

Luxembourg Company Law provides that directors do not assume any personal obligations for commitments of the company. Directors are liable to the company for the execution of their duties as directors and for any misconduct in the management of the company’s affairs.

Directors are further jointly and severally liable both to the company and, as the case may be, to any third parties for damages resulting from violations of the Luxembourg Company Law or the articles of the company. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them, and they have reported such violations at the first general meeting after they had knowledge thereof.

In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of corporate assets.

Pursuant to Luxembourg law on agency, agents are generally entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part.

Delaware	Luxembourg

Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Proposed Bylaws will provide that Perimeter Delaware will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may later be amended, any director or officer of Perimeter Delaware who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Perimeter Delaware or, while serving as a director or officer of Perimeter Delaware, is or was serving at the request of Perimeter Delaware as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such proceeding.

The Proposed Bylaws will also provide that Perimeter Solutions will, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by any specified covered person, and may pay the expenses incurred by any employee or agent of Perimeter Delaware, in defending any proceeding in advance of its final disposition. Such payment of expenses in advance of the final disposition of a proceeding, however, may be paid upon such terms and conditions as Perimeter Delaware deems appropriate.

Furthermore, the Proposed Bylaws will provide that Perimeter Delaware may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Perimeter Delaware, or is or was serving at the request of Perimeter Delaware as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Perimeter Delaware would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Pursuant to Luxembourg law, a company is generally liable for any violations committed by its employees in the performance of their functions except where such violations are not in any way linked to the duties of the employee.

Luxembourg law provisions on agency are generally applicable to the mandate of directors and officers of Perimeter Luxembourg.

The Existing Articles provide that directors and officers, past and present, will be entitled to indemnification from Perimeter Luxembourg to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. However, no indemnification will be provided against any liability to Perimeter Luxembourg’s directors or officers (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in Perimeter Luxembourg’s interest, or (iii) in the event of a settlement, unless approved by a court of competent jurisdiction or the board of directors.

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Interested Shareholders

Section 203 of the DGCL prohibits a corporation from engaging in a business combination with a stockholder that beneficially owns more than 15% of the outstanding voting shares, or a stockholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting shares, for three years following the time that person becomes an “interested stockholder” unless (i) prior to such time, the board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or (ii) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The Proposed Charter will opt Perimeter Delaware out of the requirements of Section 203 of the DGCL.

Under Luxembourg Company Law, no restriction exists as to the transactions that a shareholder may conclude with the company. The transaction must, however, be in the corporate interest of the company.

The Existing Articles do not provide for any specific provisions with respect to interested shareholders.

Share Capital

The issued capital stock of Perimeter Delaware immediately following the Domestication will be shares of Common Stock and 10,000,000 shares of Preferred Stock. The Proposed Charter will further provide that Perimeter Delaware is authorized to issue 4,020,000,000 shares of capital stock, consisting of (i) 4,000,000,000 shares of Common Stock and (ii) 20,000,000 shares of Preferred Stock.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of Perimeter Delaware entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The Perimeter Delaware Board will be authorized from time to time to issue Preferred Stock in one or more series by adopting a resolution providing for the issuance of such shares and by filing a certificate of designation relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such

The issued share capital of Perimeter Luxembourg currently amounts to $266,864,659.00 divided into (i) $166,864,659.00 fully paid ordinary shares with a nominal value of $1.00 each and (ii) $10,000,000.00 redeemable preferred shares with a nominal value of $10.00 each. The Existing Articles provide for an authorized share capital in the amount of $3,733,175,341.00. The increase or reduction of the issued share capital requires an extraordinary general meeting of the shareholders of Perimeter Luxembourg deliberating in the manner required to amend the Existing Articles.

Notwithstanding the above and within the limits of the authorized share capital set out in the articles of association, the board of directors may be authorized by the shareholders to issue further ordinary shares (or any rights, securities, or other entitlements to ordinary shares) and, under certain conditions, to limit, restrict or waive preferential subscription rights of existing shareholders. In addition, the board of directors may allocate, within the limits of the authorized share capital, existing ordinary shares or new ordinary shares, including free of charge, to directors, officers and staff members of Perimeter Luxembourg or of companies or other entities in which Perimeter Luxembourg holds, directly or indirectly, at least 10% of the capital or voting rights. The authorization so granted in the Existing Articles shall, by operation of law, operate as a waiver by existing shareholders of their preemptive right for the

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series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent permitted by the DGCL. The resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and the Proposed Charter (including any certificate of designation subsequently filed).

benefit of the recipients of such ordinary shares allotted free of charge. The board of directors may determine the terms and conditions of such allocation, which may comprise a period after which the allocation is final and a minimum holding period during which the recipients must retain the ordinary shares.

The current authority of the board of directors to issue additional shares under the authorized share capital is valid for a period ending on November 2, 2026, the date that falls five years after the resolutions of the former sole shareholder of Perimeter Luxembourg taken on November 2, 2021, approving the creation of the authorized share capital. The current authority of the board of directors may be renewed by decision of the shareholders taken in an extraordinary general meeting amending the relevant provisions of the articles of association.

Preemptive Rights and Advance Subscription Rights

Under the DGCL, no stockholder has any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted to such stockholder in the certificate of incorporation. The Proposed Charter will not expressly grant such rights to shareholders of Perimeter Delaware.

The Luxembourg Company Law provides for preemptive rights of the existing shareholders in case of the issuance of new shares against a contribution in cash.

The extraordinary general meeting of shareholders may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such shares may be issued above, at, or below market value.

The Existing Articles, in accordance with the Luxembourg Company Law, authorize the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of ordinary shares within the scope of Perimeter Luxembourg’s authorized share capital. Such authorization will be valid for a maximum period of five years after either the date of the resolution of the shareholder(s) approving such authorization or the date of its publication in the Luxembourg Recueil Electronique des Sociétés et Associations (“RESA”). In the case of ordinary shares allotted free of charge to directors, officers and staff members of Perimeter Luxembourg or of companies or other entities in which Perimeter Luxembourg holds, directly or indirectly, at least 10% of the capital or voting rights in the context of

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the authorized share capital, the waiver of the preemptive subscription right shall operate by law.

Amendment of Governing Documents

Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:

•  the holders of a majority of the outstanding shares entitled to vote; and

•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

The Proposed Organizational Documents will provide that, in furtherance and not in limitation of the powers conferred by statute, the Perimeter Delaware Board is expressly authorized to adopt, amend, or repeal the Proposed Bylaws. In addition to any vote of the holders of any class or series of stock of Perimeter Delaware required by applicable law, the Proposed Charter (including any certificate of designation in respect of one or more series of Preferred Stock), or the Proposed Bylaws, the adoption, amendment or repeal of the Proposed Bylaws by the stockholders of Perimeter Delaware will require the affirmative vote of the holders of at least two-thirds of the outstanding voting power that is entitled to vote on such matter.

Under the Luxembourg Company Law, amendments to the Existing Articles generally require an extraordinary general meeting of shareholders held in front of a public notary at which at least 50% of the share capital to which voting rights are attached pursuant to the Existing Articles or the Luxembourg Company Law is represented, unless otherwise mandatorily required by law. The notice of the extraordinary general meeting of shareholders shall indicate the proposed amendments to the Existing Articles.

If the aforementioned quorum is not reached, a second general meeting of shareholders may be convened by means of notices filed with the RCS and published in the RESA and in one Luxembourg newspaper at least 15 days before the meeting. In the case of Perimeter Luxembourg, the convening rules of the stock exchange apply. The second general meeting shall validly deliberate regardless of the proportion of the share capital represented.

At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes cast by shareholders entitled to vote and subject, in certain circumstances, to a higher majority as required under Luxembourg law. Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares. An increase of the commitments of its shareholders, however, requires the unanimous consent of the shareholders.

The Existing Articles provide that preferred shares are non-voting save for the matters provided for by the Luxembourg Company Law (including any amendment, alteration or change to the rights attached to the preferred shares in a manner adverse to the preferred shares). Preferred shares, being non-voting shares, shall not be included for the calculation of the quorum and majority at each general meeting, save for the matters provided for by the Luxembourg Company Law or the Existing Articles.

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In very limited circumstances, the board of directors is authorized by the shareholders to amend the Existing Articles, albeit always within the limits set forth by the shareholders (such authorization must not be taken on a case by case basis, but is included in the Existing Articles). This is the case in the context, among others, of Perimeter Luxembourg’s authorized unissued share capital, within which the board of directors is authorized to issue further shares or in the context of a share capital reduction and cancellation of shares. The board of directors is then authorized to appear in front of a public notary to record the capital increase or decrease and to amend the share capital set forth in the Existing Articles. It also applies in the case where the registered office of Perimeter Luxembourg will be transferred from one municipality of the Grand Duchy of Luxembourg to another. The board of directors has to the authority to take the relevant decision and to afterwards appear in front of a public notary to amend the Existing Articles accordingly.

Meeting of Shareholders

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

The Proposed Charter will provide that, subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of Perimeter Delaware may be called, for any purpose or purposes, at any time only by or at the direction of the board of directors, and shall not be called by any other person or persons.

The Proposed Bylaws provide that special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Proposed Charter. No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The board of directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Under the DGCL, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors and any other proper business on a date and at a time designated by or in the manner provided in the bylaws of the corporation.

Pursuant to the Luxembourg Company Law, at least one general meeting of shareholders must be held each year in the Grand Duchy of Luxembourg. The purpose of such annual general meeting is in particular to approve the annual accounts, allocate the results, proceed to statutory appointments and grant discharge to the directors. The annual general meeting must be held within six months of the end of each financial year of Perimeter Luxembourg.

The board of directors may, in accordance with the Existing Articles, determine a date preceding the relevant general meeting as the record date for admission to, and voting at, such general meeting.

Pursuant to the Luxembourg Company Law, the board of directors is obliged to convene a general meeting so that it is held within a period of one month after receipt of a written request of shareholders representing at least one-tenth of the issued capital. Such request must be in writing and indicate the agenda of the meeting.

The Luxembourg Company Law distinguishes between ordinary general meetings of shareholders and extraordinary general meetings of shareholders.

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The Proposed Bylaws provide that the board of directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with the Proposed Bylaws may be transacted. The board of directors may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders.

Except as otherwise provided by the DGCL, the Proposed Bylaws provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in the Proposed Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Extraordinary resolutions relate to proposed amendments to the articles of association and certain other limited matters. All other resolutions are ordinary resolutions.

Ordinary General Meetings. At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting. Extraordinary general meetings are required to be convened for, among other instances, any of the following matters: (i) the increase or decrease of the authorized or issued capital, (ii) the limitation or exclusion of preemptive rights or the authorization of the board of directors to limit or exclude such rights, (iii) the approval of a statutory merger or de-merger (scission), (iv) the company’s dissolution and liquidation, and (v) any amendments to the articles of association of the company. Extraordinary general meetings are always held before a notary. Pursuant to the Existing Articles, for any resolutions to be considered at an extraordinary general meeting of shareholders, except for those on certain specific topics described below, the quorum shall be at least 50% of Perimeter Solutions’ outstanding voting shares. If such quorum is not present, a second meeting may be convened, which does not need a quorum. Any extraordinary resolution shall be adopted, except as otherwise provided by law and the Existing Articles, by at least a two-thirds majority of the votes validly cast. Abstentions are not considered “votes.”

The Existing Articles provide for a stricter rule than the Luxembourg Company Law by implementing a quorum for ordinary general meeting. As a result, half of the shares need to be present or represented (i.e., the same quorum as for extraordinary general meetings) for resolutions to be validly taken. The decisions are then approved by a simple majority of the votes cast.

Shareholders’ Written Resolutions

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action that may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of the	Pursuant to the Luxembourg Company Law, shareholders of a société anonyme may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under

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outstanding shares having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

The Proposed Charter will provide that any action required or permitted to be taken by the stockholders of Perimeter Delaware must be effected at an annual or special meeting of the stockholders of Perimeter Solutions, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock, if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to Perimeter Delaware in accordance with the applicable provisions of the DGCL.

private seal, depending on the nature of the matter. Shareholders may vote by proxy or, depending on circumstances, in writing.

Shareholders’ Approval of Business Combinations

Generally, under the DGCL, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

The Proposed Organizational Documents will provide that, except as otherwise provided by the rules or regulations of the NYSE or applicable law or pursuant to any regulation applicable to Perimeter Delaware or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

Under the Luxembourg Company Law and the Existing Articles, the board of directors is vested with the broadest power to take any action necessary or useful to achieve the corporate objective. The board of directors’ powers are limited only by the Luxembourg Company Law and the Existing Articles.

Corporate mergers and scissions as well as the dissolution and voluntary liquidation or change of nationality of a company require the approval of an extraordinary resolution of a general meeting of shareholders.

Transactions such as a sale, lease or exchange of substantial company assets generally require only the approval of the board of directors. Neither the Luxembourg Company Law nor the Existing Articles contain any provision specifically requiring the board of directors to obtain shareholder approval for the sale, lease or exchange of substantial assets of Perimeter Luxembourg.

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Shareholder Suits

Under the DGCL, a stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum).

The Proposed Organizational Documents will provide that, unless Perimeter Delaware consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of Perimeter Delaware, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Perimeter Delaware to Perimeter Delaware or to its stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against Perimeter Delaware governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) above is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) above and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in such action as agent for such stockholder.

The Luxembourg Company Law generally does not require shareholder approval before legal action may be initiated on behalf of Perimeter Luxembourg. The board of directors has sole authority to decide whether to initiate legal action to enforce Perimeter Luxembourg’s rights (other than, in certain circumstances, in the case of an action against board members). Shareholders do not generally have authority to initiate legal action on Perimeter Luxembourg’s behalf. However, the general meeting of shareholders may vote to initiate legal action against directors on grounds that such directors have failed to perform their duties. If a director is responsible for a breach of the Luxembourg Company Law or of a provision of the Existing Articles, an action can, in addition, be initiated by any third party, including a shareholder that has suffered a loss that is independent and separate from the damage suffered by Perimeter Luxembourg. Luxembourg procedural law does not recognize the concept of class actions.

In addition, an action may be brought against the directors on behalf of Perimeter Luxembourg by minority shareholders. This minority action may be brought by one or more shareholders who, at the general meeting that decided upon discharge of such directors, owned securities with the right to vote at such meeting representing at least 10% of the votes attaching to all such securities.

The Existing Articles further provide that, unless Perimeter Luxembourg consents in writing to the selection of an alternative forum, the federal district courts of the Unites States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a claim arising under the Securities Act. Notwithstanding the foregoing, the provisions in the preceding sentence shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Advance Notification Requirements for Proposal of Shareholders

The Proposed Bylaws will provide that for business to be properly brought before an annual meeting by a Perimeter Delaware stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of Perimeter Delaware and	One or several shareholders holding at least 10% of the share capital may request that one or more additional items be put on the agenda of any general meeting. This request shall be sent to the registered office of Perimeter Luxembourg by registered mail at

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(ii) provide any updates or supplements to such notice at the times and in the forms required by the Proposed Bylaws.

Under the Proposed Bylaws, to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Perimeter Delaware not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, provided that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by Perimeter Delaware.

least five days prior to the holding of the relevant general meeting.

If one or more shareholders representing at least 10% of the share capital request the convening of a general meeting of shareholders in writing, with an indication of the agenda, the board of directors or the statutory auditor must convene such general meeting so that it can be held within a period of one month from receipt of such request.

Distributions and Dividends; Repurchases and Redemptions

The Proposed Charter provides that, subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, shall be entitled to the payment of dividends on the Common Stock when, as, and if declared by the board of directors in accordance with the DGCL.

The Proposed Bylaws provide that the board of directors, subject to any restrictions contained in either the DGCL or the Proposed Charter, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of Perimeter Delaware’s capital stock. The board of directors may set apart out of any of the funds of Perimeter Delaware available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of Perimeter Delaware, and meeting contingencies.

Pursuant to the Luxembourg Company Law, distributions may be made (i) by decision of the general meeting of shareholders out of available profits (up to the prior year end and after approval of accounts as of the end of and for the prior year) and reserves (including premium) and (ii) provided that such possibility is foreseen in the articles of association, which is the case of the Existing Articles, by the board of directors as interim dividends (acomptes sur dividendes) out of available profits and reserves (including premium and other available reserves).

Up to 5% of any net annual profits generated by Perimeter Luxembourg must be allocated to a non-distributable legal reserve until such legal reserve amounts to 10% of Perimeter Luxembourg issued share capital.

Perimeter Luxembourg may generally only make distributions if the following conditions are met:

•  except in the event of a reduction of the issued share capital, a distribution to shareholders may not be made if its unconsolidated net assets on the closing date of the preceding fiscal year are, or following such distribution would become, less than the aggregate of the issued share capital and those reserves which may not be distributed by law or under the Existing Articles; and

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•  the amount of a distribution to shareholders may not exceed the sum of its unconsolidated net profits at the end of the preceding financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and less the amounts to be placed in reserve in accordance with the law or the Existing Articles.

Interim distributions may only be made by Perimeter Luxembourg if the following conditions are met:

•  interim unconsolidated accounts indicate sufficient funds available for distribution;

•  the amount to be distributed may not exceed its total unconsolidated net profits since the end of the preceding financial year for which the annual accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and losses realized since the end of the previous financial year and any sums to be placed in reserves in accordance with the law or the Existing Articles;

•  the board of directors may declare interim distributions no more than two months after the date at which the reference interim accounts have been drawn up; and

•  prior to declaring an interim distribution, the board of directors must receive a report from Perimeter Luxembourg’s auditors confirming that the conditions for an interim distribution are met.

The amount of distributions declared by the annual general meeting of shareholders include (i) the amount of interim distributions declared by the board of directors during the previous financial year, and if proposed, (ii) a further distribution based on Perimeter Luxembourg’s unconsolidated annual account of the previous financial year. Where interim distribution payments exceed the amount of the distribution subsequently approved at the general meeting, any such overpayment shall be deemed to have been paid on account of the annual distribution of the subsequent financial year.

Pursuant to the Luxembourg Company Law, Perimeter Luxembourg (or any party acting on its

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behalf) may repurchase Perimeter Luxembourg’s shares and hold them in treasury, provided:

•  the shareholders at a general meeting have previously authorized the board of directors to acquire company shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;

•  the acquisitions, including shares previously acquired by Perimeter Luxembourg and held by it, and shares acquired by persons acting in their own name but on behalf of Perimeter Luxembourg, may not have the effect of reducing the unconsolidated net assets of Perimeter Luxembourg below the amount of the issued share capital plus the reserves, which may not be distributed by law or under the Existing Articles;

•  the repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company, Perimeter Luxembourg may repurchase its ordinary shares on the stock market without having to make or an offer to all of its shareholders; and

•  only fully paid-up shares may be repurchased.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to Perimeter Luxembourg, provided the board of directors informs the next general meeting of shareholders of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either Perimeter Luxembourg or by a person acting on behalf of Perimeter Luxembourg with a view to redistribute the shares to the staff of Perimeter Luxembourg or of its subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.

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The Luxembourg Company Law provides for certain further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce the share capital of Perimeter Luxembourg or the acquisition of shares issued as redeemable shares (in Perimeter Luxembourg’s case, only the preferred shares have been issued as redeemable). Such acquisitions are subject to certain further conditions and may generally not have the effect of reducing the company’s non-consolidated net assets below the aggregate of subscribed capital and those reserves which may not be distributed by law.

As long as shares are held in treasury, the voting rights attached thereto are suspended and such shares shall not be taken into account when calculating the quorum and majority required for general meetings. Further, to the extent treasury shares are reflected as assets on the balance sheet of Perimeter Luxembourg, a non-distributable reserve of the same amount must be reflected on the liabilities side of the balance sheet.

The Existing Articles provide that shares may be acquired and redeemed in accordance with the law.

EXTRAORDINARY GENERAL MEETING OF PERIMETER LUXEMBOURG SHAREHOLDERS

General

Perimeter Luxembourg is furnishing this Proxy/Prospectus to Existing Shareholders as part of the solicitation of proxies by the Perimeter Luxembourg Board for use at the Special Meeting and at any adjournment or postponement thereof. This Proxy/Prospectus provides Existing Shareholders with information they need to know in order to be able to vote or instruct their vote to be cast at the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, Perimeter Luxembourg is asking Existing Ordinary Shareholders and Existing Preferred Shareholders, as applicable, to vote on the following proposals:

(1) The Redomiciliation Proposal — To consider and vote upon a proposal to approve by special resolution the change of Perimeter Luxembourg’s jurisdiction of incorporation from the Grand Duchy of Luxembourg to the State of Delaware, subject to the conditions set forth in such resolution, by transferring the registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and, as a result, continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity;

(2) The Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution, assuming the Redomiciliation Proposal is approved and adopted, the replacement of the Existing Articles with the Proposed Charter to be filed with the Secretary of State of the State of Delaware on the effective date of the Redomiciliation Transaction, including, among other things, adopting Delaware as the exclusive forum for certain stockholder litigation; and

(3) The Delegation of Authority Proposal — To grant power and authority to any director of Perimeter Luxembourg and/or any lawyer or employee of the law firm Maples and Calder (Luxembourg) SARL and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out, with full power of substitution and sub-delegation, in the name and on behalf of Perimeter Luxembourg, any changes required by the matters set out under the proposals described in this Proxy/Prospectus as well as all filings, notifications and publications necessary for the Redomiciliation Transaction.

Recommendation to Existing Shareholders

The Perimeter Luxembourg Board believes that the Redomiciliation Proposal and the other proposals to be presented at the Special Meeting are fair to, and in the best interest of, the Existing Shareholders and unanimously recommends that its shareholders vote “FOR” all of the proposals to be presented at the Special Meeting.

Existing Shareholders; Record Date

As of the Record Date, which is September 23, 2024, there were (i) 27 holders of record of Existing Ordinary Shares and Existing Ordinary Shareholders were entitled to vote an aggregate of 145,221,178 Existing Ordinary Shares and (ii) 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 2:00 p.m. Luxembourg time (8:00 a.m. New York City time), on November 20, 2024, at the premises of the Maples Group at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg.

Voting Power

Existing Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned Existing Shares on the Record Date for the Special Meeting. With respect to the Existing Ordinary Shares, voting on all resolutions at the Special Meeting will be conducted by way of telephone, internet, or Proxy Card or by vote in person. Existing Ordinary Shareholders will have one vote for each Existing Share owned as of the Record Date. With respect to the Existing Preferred Shares, voting on all resolutions at the Special Meeting will be conducted by way of voting forms, proxy or by vote in person. Existing Preferred Shareholders will have ten votes for each Existing Preferred Share owned as of the Record Date.

If your shares are held in “street name” or are in a margin or similar account, which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you should request from your broker a certificate or confirmation certifying the number of Existing Ordinary Shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to Perimeter Luxembourg at its own and full discretion. In order to vote, you must instruct your broker, bank or other nominee how to vote the shares you beneficially own in accordance with the voting instruction form you receive from your broker, bank or other nominee. If you wish to attend the Special Meeting and vote directly, you must contact your broker, bank or other nominee that appears as the registered shareholder on the Record Date to issue a legal proxy, which allows you as beneficial owner to vote his or her shares directly. Beneficial investors who own their investments through a bank or broker will need to contact their respective bank or broker before the Special Meeting.

Existing Warrants do not have voting rights.

Quorum and Vote of Existing Shareholders

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Redomiciliation Proposal and the Organizational Documents Proposal must be effected by the affirmative vote of at least two-thirds of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Existing Ordinary Shareholders and Existing Preferred Shareholder, voting as separate classes, are entitled to vote on the Redomiciliation Proposal and the Organizational Documents Proposal. If such quorum is not present at the Special Meeting, a second extraordinary general meeting may be convened and resolutions would be adopted at such extraordinary general meeting, irrespective of the number of Existing Ordinary Shares (and, as applicable, Existing Preferred Shares), present or represented, by the affirmative vote of at least two-thirds of the votes validly cast.

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Delegation of Authority Proposal must be effected by the affirmative vote of at least one half of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Only Existing Ordinary Shareholders are required to vote on the Delegation of Authority Proposal.

Abstentions and Broker Non-Votes

Proxy Cards that are marked “ABSTAIN” and proxies relating to “street name” shares that are returned to Perimeter Luxembourg but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as votes cast and will, therefore, not affect the outcome of the vote on the proposals. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals. The matters to be voted upon at the Special Meeting are “non-routine” proposals.

Share Ownership of and Voting by Perimeter Luxembourg Directors and Officers

As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 12,694,492 Existing Ordinary Shares. This represents approximately 8.7% of the Existing Ordinary Shares. As of the Record Date, there were 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares. As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 194,462 of such shares. This represents approximately 2% of the Existing Preferred Shares. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Redomiciliation Proposal at the Special Meeting, although none of them have entered into any agreements obligating them to do so.

Existing Preferred Shareholder Vote

Existing Preferred Shareholders, voting as a separate class, are entitled to vote on the Redomiciliation Proposal and the Organizational Documents Proposal. As of the date of this Proxy/Prospectus, holders of approximately 9.7 million Existing Preferred Shares, representing approximately 97% of the Existing Preferred Shares, have submitted votes in favor of the Redomiciliation Proposal and the Organizational Documents Proposal via voting forms. Such voting forms will be tabled at the Special Meeting and, as a result, the required quorum and voting majority for the Existing Preferred Shareholders, voting as a separate class, is expected to be satisfied.

Voting Your Shares

Each Existing Ordinary Share that you own in your name entitles you to one vote on each proposal to which your shares are entitled to vote.

Each Existing Preferred Share that you own in your name entitles you to ten votes on each proposal to which your shares are entitled to vote.

Submitting votes as a street name holder

Without prejudice to the possibility to attend the Special Meeting in person, holders of Existing Ordinary Shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through the Depository Trust and Clearing Corporation (“DTCC”) wishing to vote at the Special Meeting should request from their operator or depositary or sub-depositary a certificate or confirmation certifying the number of shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to Perimeter Luxembourg at its own and full discretion.

Holders of Existing Ordinary Shares held through a brokerage account, should contact their broker to receive information on how to vote their shares.

Holders of Existing Ordinary Shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) have the right to instruct their nominee or broker on how to vote with a voter instruction form, or as may otherwise be established by the nominee or broker. Beneficial holders who wish to vote directly must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy, which allows the beneficial owner to vote his or her shares directly. Beneficial owners who do not vote via their brokers or nominees in accordance with the instructions received or do not have a legal proxy are not eligible to vote.

Votes must be received by the Tabulation Agent in writing by mail at P.O. Box 8016, Cary, North Carolina 27512-9903 no later than November 20, 2024, at 5:59 a.m. Luxembourg time (November 19, 2024, at 11:59 p.m. New York City time) (the “Cut-Off Date/Time”) to be considered validly submitted.

Submitting votes as a registered shareholder

Without prejudice to the possibility to attend the Special Meeting in person, holders of Existing Ordinary Shares held by name directly in the books and records of the Transfer Agent (i.e., other than through a brokerage account) who wish to participate and exercise their voting rights at the Special Meeting can exercise their voting rights in one of the following manners, it being understood that in the event of any amendment to the current proposals described in this Proxy/Prospectus or new proposals presented at the Special Meeting, any vote will by default be counted as submitted by valid voting instruction if a shareholder previously submitted a vote by proxy:

Proxy voting representative appointed by Perimeter Luxembourg

Holders of Existing Ordinary Shares held by name directly in the books and records of the Transfer Agent (i.e., other than through a brokerage account) who do not wish to attend the Special Meeting in person may appoint Noriko Yokozuka, General Counsel and Secretary, as proxy voting representative appointed by Perimeter Luxembourg, to participate in and vote at the Special Meeting on their behalf. The proxy voting representative will be bound by the respective instructions of the Existing Ordinary Shareholder provided in the Proxy Card prior to the Special Meeting.

Proxy voting representative appointed by the Existing Ordinary Shareholder

Holders of shares held by name directly in the books and records of the Transfer Agent (i.e., other than through a brokerage account) who do not wish to attend the Special Meeting in person may also appoint another natural or legal person who need not to be a shareholder itself to attend and vote at the Special Meeting on their behalf.

The proxyholder will have to identify himself or herself on the date of the Special Meeting by presenting a non-expired identity card or passport.

In the case of Existing Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to physically attend the Special Meeting and vote at the Special Meeting on behalf of such entity must present evidence of their authority to attend and vote at the Special Meeting by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted no later than the Cut-Off Date/Time to Perimeter Luxembourg (28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, Attn: Secretary), with a copy to the Tabulation Agent in writing by mail at P.O. Box 8016, Cary, North Carolina 27512-9903. Such evidence of authority must also be presented at the Special Meeting. Persons designated as a proxy must also bring the underlying, duly executed, Proxy Card to the Special Meeting. For the Special Meeting to proceed in a timely and orderly manner, proxyholders are requested to arrive on time. Check-in at the Special Meeting will begin at 1:30 p.m. Luxembourg time (7:30 a.m. New York City time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the Special Meeting.

Voting by voting instruction

Existing Ordinary Shareholders who wish to vote by a voting instruction may exercise their voting rights by casting their votes by a voting instruction included in the Proxy Card.

Proxy Cards must be received by the Tabulation Agent no later than the Cut-Off Date/Time by way of one of the matters set forth in the Proxy Card to be considered validly submitted.

Submitting votes with respect to Existing Preferred Shares

Existing Preferred Shareholders may vote their shares by signing, dating, and returning the voting form separately provided to you in accordance with the instructions provided therein. Voting your Existing Preferred

Shares by returning the voting form separately provided to you will supersede your right to vote your Existing Preferred Shares in person or via proxyholder if you attend or are represented at the Special Meeting, provided that you return a valid voting form, duly filled in, dated, and signed.

Attending the Special Meeting in person

Notwithstanding “—Submitting votes as a street name holder” and “—Submitting votes as a registered holder” above, all Existing Ordinary Shareholders wishing to participate and vote in person in the Special Meeting shall notify Perimeter Luxembourg (28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, Attn: Secretary), with a copy to the Tabulation Agent in writing by mail at P.O. Box 8016, Cary, North Carolina 27512-9903. In addition, registered shareholders may register to attend the Special Meeting with the control number from their Proxy Card or notice online at www.proxydocs.com/PRM.

In the case of Existing Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to physically attend the Special Meeting and vote at the Special Meeting on behalf of such entity must present evidence of their authority to attend and vote at the Special Meeting by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted no later than the Cut-Off Date/Time to Perimeter Luxembourg (28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, Attn: Secretary), with a copy to the Tabulation Agent in writing by mail at P.O. Box 8016, Cary, North Carolina 27512-9903. Such evidence of authority must also be presented at the Special Meeting.

Any shareholder participating in the Special Meeting in person shall carry proof of identity (in the form of a non-expired identity card or passport) at the Special Meeting.

For the Special Meeting to proceed in a timely and orderly manner, proxyholders are requested to arrive on time. Check-in at the Special Meeting will begin at 1:30 p.m. Luxembourg time (7:30 a.m. New York City time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the Special Meeting.

Additional specific requirements for street name holders wishing to attend the meeting in person

If you hold your Existing Ordinary Shares through a brokerage account, please contact your broker to receive information on how you may vote your shares.

Holders of Existing Ordinary Shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) wishing to participate and vote directly at the Special Meeting must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her shares directly. Such legal proxy must be submitted no later than the Cut-Off Date/Time to Perimeter Luxembourg (28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, Attn: Secretary), with a copy to the Tabulation Agent in writing by mail at P.O. Box 8016, Cary, North Carolina 27512-9903. Such legal proxy must also be presented at the Special Meeting. Beneficial owners who do not have a legal proxy are not eligible to vote.

Revoking Your Proxy

If you are an Existing Ordinary Shareholder and you give a proxy, you may revoke it at any time before the Cut-Off Date/Time by doing any one of the following:

(i)

you may send another Proxy Card with a later date provided that such replacement Proxy Card are received by the Tabulation Agent no later than the Cut-Off Date/Time (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting); or

(ii)

you may notify the Tabulation Agent in writing, before the Special Meeting that you have revoked your proxy provided that such revocation notice is received by the Tabulation Agent no later than the Cut-Off Date/Time (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting).

Who Can Answer Your Questions About Voting Your Shares

If you are an Existing Shareholder and have questions about the Redomiciliation Transaction, you may contact Noriko Yokozuka, General Counsel and Secretary of Perimeter Luxembourg, at (314) 396-7343. You may also obtain additional information about Perimeter Luxembourg from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you are an Existing Shareholder and need additional copies of the Proxy/Prospectus or the enclosed Proxy Card or have any questions about how to vote or direct a vote in respect of your Existing Shares you should contact the Solicitor at:

Georgeson LLC

1290 Avenue of the Americas

9th Floor

New York, New York 10104

Shareholders, Banks, and Brokers

Call Toll Free:

(866)-679-1853

Proxy Solicitation Costs

Perimeter Luxembourg is soliciting proxies on behalf of the Perimeter Luxembourg Board. This solicitation is being made by mail but also may be made by telephone or in person. Perimeter Luxembourg and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Perimeter Luxembourg will bear the cost of the solicitation.

Perimeter Luxembourg has engaged the Solicitor to assist in the proxy solicitation process. Perimeter Luxembourg has agreed to pay the Solicitor a fee of $13,000, plus associated disbursements.

Perimeter Luxembourg will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Perimeter Luxembourg will reimburse them for their reasonable expenses.

THE REDOMICILIATION PROPOSAL

Overview

We are asking Existing Shareholders to adopt the Redomiciliation Proposal to change the jurisdiction of incorporation of Perimeter Luxembourg from the Grand Duchy of Luxembourg to the State of Delaware, upon which Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” and Existing Shareholders would hold shares in Perimeter Delaware rather than in a Luxembourg company. If the Existing Shareholders vote to adopt the Redomiciliation Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, Perimeter Luxembourg anticipates that, as soon as practicable following the Special Meeting, it will complete the domestication in accordance with articles 100-2, 100-3 and 1300-2 of the Luxembourg Company Law, the procedures of article 450-3 and following of the Luxembourg Company Law and the domestication procedures of Section 388 of the DGCL.

Immediately after the Redomiciliation Transaction, the number of shares of Common Stock or Preferred Stock, as applicable, that you will own in Perimeter Delaware will be the same as the number of applicable Existing Shares you held in Perimeter Luxembourg immediately prior to the Redomiciliation Transaction. Further, the number of outstanding shares of Common Stock and Preferred Stock will be the same as the number of outstanding Existing Ordinary Shares and Existing Preferred Shares, respectively, immediately before consummation of the Redomiciliation Transaction. Therefore, the Redomiciliation Transaction will not dilute your economic interest in Perimeter Delaware relative to your current interest in Perimeter Luxembourg. After the Redomiciliation Transaction, Perimeter Delaware will continue to conduct the same businesses as conducted by Perimeter Luxembourg before the Redomiciliation Transaction.

Reasons for the Redomiciliation Transaction

We are pursuing the Redomiciliation Transaction for a number of reasons. In 2023 and 2024, the Perimeter Luxembourg Board and our management team undertook a review of our existing structure and operations, and particularly the jurisdiction of incorporation of Perimeter Luxembourg. We believe the Redomiciliation Transaction will enhance shareholder value over the long-term by simplifying the corporate structure to gain operational efficiencies. After considering various factors, the Perimeter Luxembourg Board believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:

•

Simplifying our Corporate Structure and Streamlining Reporting Requirements. We believe the Redomiciliation Transaction will result in a simplified corporate structure and more streamlined reporting requirements, which will improve our operational and financial flexibility. In particular, the domestication will (i) facilitate efforts incurred by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Perimeter Delaware on a consolidated basis, and (ii) provide opportunities for Perimeter Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions. In connection with the Redomiciliation Transaction, we intend to eliminate redundant legal entities and activities in our corporate structure in order to maximize legal, administrative, and other efficiencies associated with a more streamlined U.S.-based corporate governance structure. We believe that these changes will also allow us to improve our cash management capabilities and make our business more efficient primarily by eliminating unnecessary administrative cash management procedures and minimizing the costs associated with intercompany cash flows.

•

Increased Alignment with our U.S. Operations. A significant portion of our business operations, including our headquarters, are located in the United States. Our Existing Ordinary Shares have been listed on the NYSE since 2021, and a significant portion of our shareholders reside in the United States. Despite this connection with the United States, we believe we are not uniformly perceived by investors, customers, lenders, employees, or potential strategic partners as a U.S. company. The Perimeter

Luxembourg Board believes that the absence of a clear U.S. identity may prevent us from maximizing the opportunities and relationships with investors, existing and potential customers, lenders, and potential partners, many of whom prefer to engage in business with a U.S. entity. By changing our jurisdiction of incorporation from Luxembourg to the State of Delaware, we will firmly and unambiguously establish ourselves as a U.S. corporation. This will level the playing field with our principal competitors, many of whom are U.S. corporations. In addition, we intend to relocate our offices in Luxembourg to our corporate headquarters in Clayton, Missouri following the Redomiciliation Transactions.

•

Benefitting from Prominence, Predictability, and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours. Furthermore, Luxembourg corporate law restrictions currently applicable to Perimeter Luxembourg relating to legal reserve requirements for the payment of cash dividends will be eliminated, which we believe will afford Perimeter Delaware more flexibility in paying cash dividends, including the cash component of the dividend on the Preferred Shares.

•

Benefitting from Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Such clarity would be advantageous to Perimeter Delaware, the Perimeter Delaware Board and Perimeter Delaware’s management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Perimeter Delaware’s shareholders from possible abuses by directors and officers.

•

Benefiting from Greater Certainty of U.S. Tax Treatment. Following the Redomiciliation Transaction, we expect that Perimeter Delaware will benefit from greater certainty with respect to tax compliance matters, as we will no longer be a foreign company taking positions pursuant to U.S. tax law. For example, our preferred shares are currently treated as debt under Luxembourg tax law, with the corresponding yield thereon treated as interest expense. Under U.S. tax law, however, we expect the Preferred Shares to be treated as equity for both U.S. and non-U.S. holders of Preferred Shares with the corresponding yield intended to be treated as dividends or distributions to all holders of Preferred Shares, which may be taxable as qualified dividend income (subject to preferential tax rates) to holders of Preferred Shares that are U.S. persons.

•

Better Positioning to Respond to Global Tax Developments. Recent global tax developments have given rise to increased focus on companies’ global tax footprints. These developments suggests a range of new approaches that national governments might adopt when taxing the activities of multinational enterprises. In particular, there is an increased scrutiny on corporate holding structures organized in Luxembourg, which might present risks to Perimeter Luxembourg that would not be applicable to Perimeter Delaware.

As a result of the foregoing advantages of domestication in Delaware, the Perimeter Luxembourg Board believes that the domestication will generally improve Perimeter Delaware’s operational and financial flexibility and provide for a more efficient corporate structure to achieve strategic and financial goals. Further, the Perimeter Luxembourg Board believes that any direct benefit that the domestication in Delaware provides to Perimeter Delaware also indirectly benefits the shareholders, who are the owners of Perimeter Delaware.

Nevertheless, we cannot assure you that the anticipated benefits of the Redomiciliation Transaction will be realized. Although we expect the Redomiciliation Transaction to provide us with the benefits described above, the Redomiciliation Transaction will expose Perimeter Delaware and its shareholders to some risks. The Perimeter Luxembourg Board considered a variety of negative factors, including the possibility of uncertainty created by the Redomiciliation Transaction and the change in our legal domicile, the fact that we expect to incur costs to complete the Redomiciliaiton Transaction, the fact that Delaware corporate law imposes different and additional obligations on us, and other risks discussed in the discussion under “Risk Factors.”

Steps to the Redomiciliation Transaction

The Redomiciliation Transaction will, if completed, be consummated by means of a series of steps, as follows:

•

Existing Shareholders will vote on whether to adopt the Redomiciliation Proposal at the Special Meeting held before a Luxembourg notary and the minutes of which will be recorded in a notarial deed published with the Luxembourg Trade and Companies Register;

•

following the adoption of the Redomiciliation Proposal at the Special Meeting, and subject to the satisfaction of the other conditions to completion of the Redomiciliation Transaction described under “—Conditions to Completion of the Redomiciliation Transaction,” the Plan of Domestication will be entered into, the Proposed Charter and a certificate of corporate domestication will each be filed with the Secretary of State of the State of Delaware and, upon acceptance of such filings (or such later time as may be specified in such filings), Perimeter Delaware will exist as a Delaware corporation; and

•

following the acceptance of the Delaware Filings and confirmation of the registration of Perimeter Delaware, Perimeter Luxembourg will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg.

The conversion of Existing Ordinary Shares and Existing Preferred Shares into Common Stock and Preferred Stock will occur automatically upon effectiveness of the Delaware Filings.

Conditions to the Redomiciliation Transaction

In addition to the approval of the Redomiciliation Proposal, Perimeter Luxembourg’s ability to initiate the Delaware Filings necessary to effectuate the Redomiciliation Transaction is conditioned on the following matters:

•

the Perimeter Luxembourg Board has not determined for any reason that the consummation of the Redomiciliation Transaction would be inadvisable or not in the interests of the shareholders of Perimeter Luxembourg and has, accordingly, terminated or abandoned such transaction;

•	the Plan of Domestication is executed;

•

certain subsidiary restructuring transactions to occur within our corporate group have been consummated to maximize legal, administrative, and other efficiencies associated with a more streamlined U.S.-based corporate governance structure;

•	the SEC has declared the registration statement on Form S-4, to which this Proxy/Prospectus forms a part, effective, and no stop order with respect thereto is in effect;

•	the NYSE has approved the Common Stock for listing; and

•	Perimeter Luxembourg is not subject to any decree, order, or injunction that prohibits the consummation of the Redomiciliation Transaction.

If any of these conditions are not satisfied or waived by the Perimeter Luxembourg Board, then the Redomiciliation Transaction will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by these or other conditions described in this Proxy/Prospectus. We cannot be certain when, or if, the conditions to the Redomiciliation Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Delay; Termination

The Perimeter Luxembourg Board has reserved the right to delay or abandon the Redomiciliation Transaction at any time prior to convening the Special Meeting if it determines for any reason that the consummation of such transaction would be inadvisable or not in the best interests of our shareholders.

Exchange of Existing Shares; Treatment of Existing Warrants

If the Redomiciliation Proposal is adopted by the requisite vote of our Existing Shareholders and the Redomiciliation Transaction is completed, then, on the effective date of the Redomiciliation Transaction, each of Perimeter Luxembourg’s currently issued (i) Existing Ordinary Shares and (ii) Existing Preferred Shares will automatically convert by operation of law on a one-for-one basis into (i) shares of Common Stock and (ii) shares of Preferred Stock, respectively, in accordance with the terms of the Proposed Charter.

Beneficial holders of Existing Ordinary Shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of shares of Common Stock or Preferred Stock, as applicable, will be recorded in book-entry form by your nominee (for shares held in “street name”) or by the Transfer Agent or the Company (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Perimeter Delaware after the Redomiciliation Transaction.

Stock certificates representing Existing Shares will, at the effective time of the Redomiciliation Transaction, automatically represent the same number of shares of Common Stock or Preferred Stock, as applicable. You will not be required to exchange your stock certificates as a result of the Redomiciliation Transaction. If you desire to sell some or all of your shares of Common Stock or Preferred Stock after the effective time of the Redomiciliation Transaction, delivery of the stock certificate or certificates that previously represented Existing Shares will be sufficient.

Following the Redomiciliation Transaction, certificates bearing the name of Perimeter Delaware will be issued in the normal course upon surrender of outstanding Existing Share certificates for transfer or exchange. Holders who submit Existing Share certificates for transfer or exchange following the Redomiciliation Transaction will receive shares of Common Stock or Preferred Stock, as applicable, in book-entry form unless otherwise requested.

The Existing Warrants are expected to expire on November 9, 2024, prior to the Special Meeting, and are therefore not expected to be converted into warrants to purchase Common Stock of Perimeter Delaware following the Redomiciliation Transaction.The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. There is no assurance that Perimeter Delaware will be able to continue to satisfy the NYSE listing criteria following the consummation of the Redomiciliation Transaction. We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

Employee Benefit Plans; 2021 Equity Plan; Incentive Awards

In connection with the Redomiciliation Transaction, Perimeter Delaware will automatically assume all compensation or benefit plans, policies, and arrangements maintained by Perimeter Luxembourg, including the 2021 Equity Plan. The 2021 Equity Plan provides for the grant of stock options (either incentive or non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units and other share-based incentive awards. Employees, directors and certain consultants of Perimeter Luxembourg are eligible to receive awards under the 2021 Equity Plan. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of Perimeter Luxembourg or any of its subsidiaries. A total of 32,000,000 Existing Ordinary Shares are authorized and reserved for issuance under the 2021 Equity Plan. Any shares reserved and available for issuance under the 2021 Equity Plan may be used for any type of award under the 2021 Equity Plan, including ISOs. As of October 22, 2024, 15,234,171 Existing Ordinary Shares were subject to outstanding incentive awards under the 2021 Equity Plan and 16,765,829 shares remained available for future grants under the plan.

Approval of the Redomiciliation Transaction would constitute approval of Perimeter Delaware’s assumption of the compensation and benefit plans, policies, and arrangements maintained by Perimeter Luxembourg. The 2021 Equity Plan will be continued by Perimeter Delaware following the Redomiciliation Transaction and Perimeter Delaware may grant incentive awards, including ISOs, to eligible participants under the plan. The total number of shares authorized and reserved for issuance under the 2021 Equity Plan, including the shares available for issuance pursuant to ISOs will continue to be 32,000,000, except the security available for issuance pursuant to incentive awards under the 2021 Equity Plan will be Common Stock rather than Existing Ordinary Shares.

Each outstanding Perimeter Luxembourg restricted stock unit, non-qualified stock option and other share-based incentive awards will be converted to an equivalent Perimeter Delaware incentive award. The incentive awards granted by Perimeter Delaware will be subject to the same terms and conditions as the converted Perimeter Luxembourg incentive awards (including performance-based vesting conditions), except the security issuable upon exercise or settlement of the Perimeter Delaware incentive award will be Common Stock (or its cash equivalent) rather than Existing Ordinary Shares (or its cash equivalent).

Interests of Certain Persons in the Redomiciliation Transaction

We do not believe that any of our directors or executive officers has an interest in the Redomiciliation Transaction that is different from the interests of our Existing Shareholders. No change in control payments or additional compensation will be payable to our directors or executive officers in connection with such domestication.

As of the Record Date, there were 27 holders of record of Existing Ordinary Shares and Existing Ordinary Shareholders were entitled to vote an aggregate of 145,221,178 Existing Ordinary Shares. As of the Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 12,694,492 of such shares. This represents approximately 8.7% of the Existing Ordinary Shares. As of the Record Date, there were 23 holders of record of Existing Preferred Shares and Existing Preferred Shareholders were entitled to vote an aggregate of 10,000,000 Existing Preferred Shares. As of the

Record Date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 194,462 of such shares. This represents approximately 2% of the Existing Preferred Shares. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Redomiciliation Proposal at the Special Meeting, although none of them have entered into any agreements obligating them to do so.

Existing Preferred Shareholder Vote

Existing Preferred Shareholders, voting as a separate class, are entitled to vote on the Redomiciliation Proposal. As of the date of this Proxy/Prospectus, holders of approximately 9.7 million Existing Preferred Shares, representing approximately 97% of the Existing Preferred Shares, have submitted votes in favor of the Redomiciliation Proposal via voting forms. Such voting forms will be tabled at the Special Meeting and, as a result, the required quorum and voting majority for the Existing Preferred Shareholders, voting as a separate class, is expected to be satisfied.

Redemption Rights

There are no redemption rights under Luxembourg law in connection with the Redomiciliation Transaction.

Statutory Appraisal Rights under Luxembourg Law

There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.

Anticipated Accounting Treatment

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Perimeter Luxembourg as a result of domestication. The business, capitalization, assets and liabilities, and financial statements of Perimeter Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Perimeter Luxembourg immediately prior to such transaction, subject to certain subsidiary restructuring transactions to occur within our corporate group in connection with the domestication.

Regulatory Matters

Other than the Delaware Filings and the adoption of the subsequent shareholders’ resolutions before a notary in the Grand Duchy of Luxembourg confirming that all conditions to the Redomiciliation Transaction have been satisfied or waived and that the Redomiciliation Transaction is effective, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg Company Law. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Recommendation and Required Vote

After completing its review of the expected benefits and the potential advantages of the Redomiciliation Transaction, on July 10, 2024, the Perimeter Luxembourg Board unanimously approved the Redomiciliation Transaction and resolved to recommend adoption of the Redomiciliation Proposal to Existing Shareholders. The Perimeter Luxembourg Board recommends that you vote “FOR” the Redomiciliation Proposal to be presented at the Special Meeting.

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Redomiciliation Proposal must be effected by the affirmative vote of at least two-thirds of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Existing Ordinary Shareholders and Existing Preferred Shareholder, voting as separate classes, are entitled to vote on the Redomiciliation Proposal.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL

Overview

If the Redomiciliation Proposal is approved and the domestication is to be effected, Perimeter Luxembourg will replace its Existing Articles under the Luxembourg Company Law with the Proposed Organizational Documents under the DGCL. After the Redomiciliation Transaction, your rights under the DGCL as a holder of Common Stock or Preferred Stock, as applicable, will differ from your current rights under the Luxembourg Company Law as a holder of Existing Ordinary Shares or Existing Preferred Shares, respectively. In addition, the Proposed Charter and the Proposed Bylaws differ in some respects from the Existing Articles, as further described in “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.”

Perimeter Luxembourg is proposing the adoption of the Proposed Organizational Documents in connection with the Redomiciliation Transaction because they contain provisions typical of other Delaware corporations. The Organizational Documents Proposal is conditioned on the approval of the Redomiciliation Proposal. Therefore, if the Redomiciliation Proposal is not approved, the Organizational Documents Proposal will have no effect, even if approved by our Existing Shareholders. A brief summary of the Organizational Documents Proposal is set forth below, which summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents included elsewhere in this Proxy/Prospectus.

Existing Shareholders are being asked to consider and vote upon a proposal to approve by special resolution, assuming the Redomiciliation Proposal is approved and adopted, the replacement of the Existing Articles with the Proposed Charter on the effective date of the Redomiciliation Transaction, including, among other things, adopting Delaware as the exclusive forum for certain stockholder litigation.

Comparison of Rights of Holders of Existing Shares with Holders of Common Stock or Preferred Stock

The completion of the Redomiciliation Transaction will change the governing corporate law that applies to shareholders of Perimeter Delaware from Luxembourg law to Delaware law. The legal system governing corporations organized under Delaware law differs from the legal system governing corporations organized under Luxembourg law. As a result, while we have attempted maintain the substantive provisions of our Existing Articles, particularly as they pertain to shareholder rights, we are unable to adopt governing documents for Perimeter Delaware that are identical to the governing documents for Perimeter Luxembourg. We summarize the material differences between the Existing Articles and the Proposed Organizational Documents, and the changes in your rights as a shareholder resulting from the Redomiciliation Transaction, under “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.” We believe that these changes (i) either are required by Delaware law or otherwise result from differences between the corporate laws of the Grand Duchy of Luxembourg and the corporate laws of Delaware, and (ii) relate to the change of the place of incorporation of Perimeter Luxembourg from the Grand Duchy of Luxembourg to Delaware. Forms of the Proposed Charter and Proposed Bylaws that will be effective upon completion of the Redomiciliation Transaction are attached as Annexes A and B, respectively, to this Proxy/Prospectus.

Notwithstanding the differences in the governing documents between Perimeter Luxembourg and Perimeter Delaware, we believe that Delaware law and the Proposed Organizational Documents as a whole adequately safeguard the rights of shareholders of Perimeter Luxembourg.

The characteristics of, and the differences between, the Existing Shares and the Common Stock or Preferred Stock are summarized under “Description of Perimeter Delaware Securities” and “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.”

Recommendation and Required Vote

The Perimeter Luxembourg Board recommends that you vote “FOR” the Organizational Documents Proposal to be presented at the Special Meeting.

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Organizational Documents Proposal must be effected by the affirmative vote of at least two-thirds of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Existing Ordinary Shareholders and Existing Preferred Shareholder, voting as separate classes, are entitled to vote on the Organizational Documents Proposal.

THE DELEGATION OF AUTHORITY PROPOSAL

Overview

In accordance with Luxembourg law, Existing Ordinary Shareholders are being asked to grant power and authority to any director of Perimeter Luxembourg and/or any lawyer or employee of the law firm Maples and Calder (Luxembourg) SARL and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out, with full power of substitution and sub-delegation, in the name and on behalf of Perimeter Luxembourg, any changes required by the matters set out under the proposals described in this Proxy/Prospectus as well as all filings, notifications and publications necessary for the Redomiciliation Transaction.

The Delegation of Authority Proposal is conditioned on the approval of the Redomiciliation Proposal. Therefore, if the Redomiciliation Proposal is not approved, the Delegation of Authority Proposal will have no effect, even if approved by our Existing Ordinary Shareholders.

Recommendation and Required Vote

The Perimeter Luxembourg Board recommends that you vote “FOR” the Delegation of Authority Proposal to be presented at the Special Meeting.

Pursuant to the Existing Articles and in accordance with Luxembourg Company Law, the Delegation of Authority Proposal must be effected by the affirmative vote of at least one half of the votes validly cast at the Special Meeting, provided that at least one half of the issued shares of Perimeter Luxembourg to which voting rights are attached pursuant to the Existing Articles or Luxembourg Company Law is present or represented at the Special Meeting. Only Existing Ordinary Shareholders are required to vote on the Delegation of Authority Proposal.

BUSINESS

Overview

Perimeter Luxembourg is a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548. We are a global solutions provider for the fire safety and specialty products industries. Our fire safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our fire safety business also offers specialized equipment and services, typically in conjunction with our fire management products to support firefighting operations. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations globally. Our specialty products business produces and sells high quality Phosphorus Pentasulfide primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates that provide critical anti-wear protection to engine components.

Perimeter Luxembourg was incorporated on June 21, 2021 under the laws of the Grand Duchy of Luxembourg, is headquartered in the Grand Duchy of Luxembourg, and has business operations across the globe. We intend to relocate our offices in the Grand Duchy of Luxembourg to our U.S. corporate headquarters located at 8000 Maryland Ave., Suite 350, Clayton, Missouri 63105. Our phone number at such location is (314) 396-7343.

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” The Existing Preferred Shares are not currently listed for trading on any securities exchange or included in any automatic quotation system.

Additional information about Perimeter Luxembourg can be found under its profile on the SEC’s website at www.sec.gov or its website at https://www.perimeter-solutions.com/. The information contained in, or that can be accessed through, Perimeter Luxembourg’s website is not intended to be incorporated into this Proxy/Prospectus. For information about our filings incorporated by reference in this Proxy/Prospectus, see the section entitled “Where You Can Find More Information.”

Segments

Our business is organized and managed in two reporting segments: Fire Safety and Specialty Products.

Fire Safety Segment

The Fire Safety segment provides fire retardants and firefighting foams, as well as specialized equipment and services typically offered in conjunction with our retardant and foam products.

Fire Retardants

Our fire retardants help slow, stop and prevent wildfires by chemically altering fuels (e.g., vegetation) and rendering them non-flammable. Fire retardant is typically applied ahead of an active wildland fire to stop or slow its spread, in order to allow ground-based firefighters to safely extinguish the fire. Retardants can be applied aerially via fixed or rotor wing aircraft, or by ground using standard fire engines or our dedicated ground-applied retardant units. All of our products have a high level of retardant effectiveness, and differences in visibility, viscosity, adherence to vegetation, and persistence through weathering.

Our fire retardant customers are typically government agencies with responsibility for protecting both government and private land, although we also serve commercial customers. We supply federal, state, provincial, local/municipal, and commercial customers around the world, including in the United States, Canada, France, Spain, Italy, Chile, Australia and Israel. We are a supplier of USDA Forest Service qualified fire retardant – a standard that many countries have adopted for ensuring fire retardant is effective, safe and environmentally friendly.

While fire retardant is primarily used to stop or slow the spread of active wildland fires, our fire retardant is also increasingly utilized in a preventative capacity. We are expanding our offerings to several high hazard industries. Wildfires ignited by utilities have turned into some of the most devastating wildfires in U.S. history, many of which have occurred in recent years. Western U.S. states in particular are becoming increasingly diligent in wildfire prevention efforts and increasing their investments to prevent wildfire risk.

We are focused on being an innovation leader in fire retardant, driving continuous improvements in product performance to offer increasing value for our customers. We have made significant enhancements in safety, environmental stewardship and effectiveness, as well as advancements in visibility and aerial drop performance. Working in partnership with the USDA Forest Service wildland fire chemicals group to characterize and develop new products, we consistently release new standard-setting products, including the Phos-Chek® “Fx” family of ultra-high visibility fugitive-colored products, Phos-Chek LCE20-Fx next generation liquid concentrate, which combines high performance with improved environmental performance, and Phos-Chek Fortify® durable retardant, which can offer long-term protection until a significant rainfall event.

Firefighting Foams

We offer a comprehensive and effective line of firefighting foam, including Class A, Class B, Class A/B, and training foams.

Class A foam is primarily used to combat structural fires and wildfires. Class A foam is specially formulated to make water more effective for structural fire suppression. The surfactants in Class A foam significantly reduce water’s surface tension, and, when mixed with air, create a foam blanket that surrounds fuels. The foam blanket creates a barrier between the fuel and the fire, knocking down the fire faster than water alone, and allowing fire fighters to see the areas of application. Utilizing Class A foam reduces the amount of water needed to extinguish the fire, reduces water damage, and increases firefighter safety through quicker knockdown and reduced mop-up/overhaul requirements. Our Class A foam products are used by wildland firefighters to suppress wildland fires and are typically applied from various fixed wing air tankers, helicopters equipped with fixed tanks or buckets, standard fire engines or rapid attack brush trucks, or 5-gallon backpacks. In addition to wildfire suppression, Class A foam products are used by municipal and rural fire departments as a water enhancer to combat structural and other fires.

Class B foam is primarily used to combat flammable and combustible liquids. Fires caused by flammable and combustible liquids require foams designed for rapid extinguishment and a secure foam blanket to prevent reignition. The foam blanket must have good burn back resistance and strong integrity to minimize the spread of the fire from areas where the blanket has been compromised, for example by falling debris or the dragging of a fire hose or other equipment through the foam blanket. Our Class B foam products are primarily used by industrial customers with significant amounts of flammable and combustible liquids on-site, including petrochemical facilities, airports and other aviation and aerospace facilities, various military and defense facilities, and other industrial and commercial facilities.

Class A/B foam is a foam listed to fight both Class A (structural) fires and Class B (flammable liquid) fires. Our Class A/B foam products are primarily used by municipal fire departments. Training foam has similar characteristics to Class A and B foams but does not include active ingredients and has a shorter drain time so successive tests can be run without waiting for the foam to disappear. Training foam is used for training and exhibition purposes as well as in the evaluation of foam equipment.

We believe that we are an innovation leader in foams. Our Class B foams either use only C6 fluorosurfactant or are fluorine free. We offer several ground-breaking fluorine free firefighting foam formulations to aid the industry transition to reduce or eliminate the use of firefighting foams that contain Per- and polyfluoroalkyl substances (“PFAS”) in favor of fluorine-free foams. Our products are “ahead of the curve” on many fronts – including fire control performance, reduced viscosity, drainage time and higher stability.

Customer Equipment and Services

We offer a broad range of equipment and services to support live firefighting operations within our retardant and foam business lines. Our equipment and services are typically purchased and utilized in conjunction with our retardant or foam products and are often priced in a single bundle along with these products.

Custom equipment includes specialized air base retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; and mobile foam equipment. We also have the capability to design and manufacture highly custom equipment that operates at very high throughput and reliability levels, including equipment used to support emergency air tanker base and ground crew operations, as well as custom fire suppressant systems for stationary or portable operations typically used at industrial locations or for supporting municipality firefighting capabilities.

Custom services include design, construction, and installation of specialized air base retardant equipment, management and staffing of air base retardant operations, and management of air base supply and replenishment services. We have a broad service capability footprint, with full-service operations in over 50 United States and Canadian air bases, and equipment at over 100 bases globally.

Specialty Products Segment

The Specialty Products segment produces and sells P2S5 used in several end markets and applications, including lubricant additives, various agricultural applications, various mining applications, and emerging electric battery technologies. Within the lubricant additive end market, currently our largest end market application, P2S5 is primarily used in the production of a family of compounds called ZDDP, which is considered an essential component in the formulation of lubricating oils with its main function to provide anti-wear protection to engine components. In addition, ZDDP inhibits oxidation of lubricating oil by scavenging free radicals that initiate oil breakdown and sludge formation, resulting in better and longer engine function. P2S5 is also used in pesticide and mining chemicals applications. We offer several grades of P2S5 with varying degrees of phosphorus content, particle size, distribution, and reactivity to global customers. The P2S5 production process requires a high degree of technical expertise given the reactivity and need for safe transportation and handling. We are committed to being a technology and safety leader, with strong product stewardship and a strong safety track-record. We also conduct regular customer visits and provide extensive technical training to ensure customers are committed to operating safely.

We are focused on being an innovation leader in the specialty products market. Most recently, we engineered and patented superior storage and handling equipment to safely and efficiently handle and transport P2S5 with lower cost and maintenance requirements.

Periodic Reporting and Audited Financial Statements

Perimeter Luxembourg has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Perimeter Luxembourg’s annual reports contain financial statements audited and reported on by Perimeter Luxembourg’s independent registered public accounting firm. Perimeter Luxembourg has filed with the SEC its Annual Reports on Form 10-K for the years ended December 31, 2022 and December 31, 2023.

Legal Proceedings

We are involved in various claims, actions, and legal proceedings arising in the ordinary course of business, including a number of matters related to the aqueous film forming foam litigation consolidated in the District of South Carolina multi-district litigation and other similar matters pending in other jurisdictions in the United States. Our exposure to material losses, if any, is not considered probable or reasonably estimable at this time.

Perimeter Delaware

The business, capitalization, assets and liabilities, and financial statements of Perimeter Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Perimeter Luxembourg immediately prior to such transaction, subject to certain subsidiary restructuring transactions to occur within our corporate group in connection with the domestication.

FINANCIAL INFORMATION OF PERIMETER LUXEMBOURG

The consolidated financial statements of Perimeter Luxembourg as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, for the period from November 9, 2021 through December 31, 2021 (Successor) and for the period from January 1, 2021 through November 8, 2021 (Predecessor), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein from Perimeter Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2023.

The business, capitalization, assets and liabilities, and financial statements of Perimeter Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Perimeter Luxembourg immediately prior to such transaction, subject to certain subsidiary restructuring transactions to occur within our corporate group in connection with the domestication.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations (i) for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of Existing Ordinary Shares and Existing Preferred Shares (each, a “Perimeter Luxembourg Stock”) of the Redomiciliation Transaction and (ii) for Non-U.S. Holders of the ownership and disposition of shares of Common Stock and Preferred Stock (each, a “Perimeter Delaware Stock”) received in the Redomiciliation Transaction. This section applies only to Holders that hold their Perimeter Luxembourg Stock and Perimeter Delaware Stock as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules with respect to the Perimeter Luxembourg Stock;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	U.S. expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of Perimeter Luxembourg stock (except as specifically provided below);

•	persons that acquired their Perimeter Luxembourg Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold their Perimeter Luxembourg Stock as part of a straddle, constructive sale, hedging, wash sale, conversion or other integrated or similar transaction;

•	persons that hold Existing Warrants or Warrants;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Perimeter Luxembourg Stock, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Perimeter Luxembourg Stock and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Redomiciliation Transaction and the ownership and disposition of Perimeter Delaware Stock received in the Redomiciliation Transaction.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

The following discussion discusses solely the consequences of the Redomiciliation Transaction and does not discuss any other steps that may be taken by Perimeter Luxembourg or Perimeter Delaware in connection with the Redomiciliation Transaction.

We have not sought, and do not intend to, seek any rulings from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDOMICILIATION TRANSACTION AND THE OWNERSHIP AND DISPOSITION OF PERIMETER DELAWARE STOCK RECEIVED IN THE REDOMICILIATION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE REDOMICILIATION TRANSACTION AND THE OWNERSHIP AND DISPOSITION OF PERIMETER DELAWARE STOCK RECEIVED IN THE REDOMICILIATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. HOLDERS

As used herein, a “U.S. Holder” is a beneficial owner of a Perimeter Luxembourg Stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Tax Effects of the Redomiciliation Transaction to U.S. Holders

Generally

The U.S. federal income tax consequences of the Redomiciliation Transaction will depend primarily upon whether the Redomiciliation Transaction qualifies as a “reorganization” within the meaning of Section 368 of the Code.

Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Redomiciliation Transaction, Perimeter Luxembourg will change its jurisdiction of incorporation from the Grand Duchy of Luxembourg to the State of Delaware, upon which Perimeter Luxembourg will continue as an entity under the name “Perimeter Solutions, Inc.” (the “Name Change”).

It is intended that the Redomiciliation Transaction qualify as an F Reorganization. However, Perimeter Luxembourg has not sought, and does not intend to seek, any ruling from the IRS with respect to the qualification of the Redomiciliation Transaction as an F Reorganization, and the closing of the Redomiciliation Transaction is not conditioned on the receipt of any ruling from the IRS or any opinion of counsel with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holder of Perimeter Luxembourg Stock is urged to consult its tax advisor with respect to the particular tax consequence of the Redomiciliation Transaction to such U.S. Holder.

Assuming the Redomiciliation Transaction qualifies as an F Reorganization, U.S. Holders of Perimeter Luxembourg Stock generally should not recognize gain or loss for U.S. federal income tax purposes on the Redomiciliation Transaction, except as provided below under the sections entitled “—Effects of Section 367 to U.S. Holders of Existing Ordinary Shares and Existing Preferred Shares” and “—PFIC Considerations,” and the Redomiciliation Transaction should be treated for U.S. federal income tax purposes as if Perimeter Luxembourg (i) transferred all of its assets and liabilities to Perimeter Delaware in exchange for all of the outstanding Perimeter Delaware Stock; and (ii) then distributed the Perimeter Delaware Stock to the holders of Perimeter Luxembourg Stock in liquidation of Perimeter Luxembourg. The taxable year of Perimeter Luxembourg will be deemed to end on the date of the Redomiciliation Transaction.

Subject to the discussion below under the section entitled “—PFIC Considerations,” if the Redomiciliation Transaction fails to qualify as an F Reorganization, a U.S. Holder of Perimeter Luxembourg Stock generally would recognize gain or loss with respect to its Perimeter Luxembourg Stock in an amount equal to the difference, if any, between the fair market value of the corresponding Perimeter Delaware Stock received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in its Perimeter Luxembourg Stock surrendered.

Following the Redomiciliation Transaction, a U.S. Holder generally would be required to include in gross income as U.S. source dividend income the amount of any distribution of cash or other property paid or deemed paid on the Perimeter Delaware Stock to the extent the distribution is paid out of Perimeter Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends received by a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for a dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to U.S. federal income tax at preferential long-term capital gains rates. U.S. Holders are urged to consult with their tax advisors regarding this and any other tax considerations of owning common and preferred stock of a U.S. corporation, i.e., Perimeter Delaware, rather than a non-U.S. corporation following the Redomiciliation Transaction.

The Name Change is not expected to have any U.S. federal income tax consequences to U.S. Holders.

Basis and Holding Period Considerations

Assuming the Redomiciliation Transaction qualifies as an F Reorganization, subject to the discussion below under the section entitled “—PFIC Considerations”:

(i)

the tax basis of a Perimeter Delaware Stock received by a U.S. Holder in the Redomiciliation Transaction will equal the U.S. Holder’s tax basis in the Perimeter Luxembourg Stock surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below); and

(ii)	the holding period for a Perimeter Delaware Stock received by a U.S. Holder will include such U.S. Holder’s holding period for the Perimeter Luxembourg Stock surrendered in exchange therefor.

If the Redomiciliation Transaction fails to qualify as an F Reorganization, the U.S. Holder’s basis in a Perimeter Delaware Stock would be equal to the fair market value of such Perimeter Delaware Stock on the date of the Redomiciliation Transaction, and such U.S. Holder’s holding period for the such Perimeter Delaware Stock would begin on the day following the date of the Redomiciliation Transaction. U.S. Holders who hold different blocks of Perimeter Luxembourg Stock (generally, Perimeter Luxembourg Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of Perimeter Luxembourg Stock.

Effects of Section 367 to U.S. Holders of Existing Ordinary Shares and Existing Preferred Shares

Section 367 of the Code applies to certain transactions involving foreign corporations, including a redomiciliation of a foreign corporation in a transaction that qualifies as an F Reorganization. Subject to the discussion below under the section entitled “— PFIC Considerations,” Section 367 of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-deferred. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Redomiciliation Transaction.

U.S. Holders Who Own 10 Percent or More (By Vote or Value) of Perimeter Luxembourg Stock

Subject to the discussion below under the section entitled “— PFIC Considerations,” a U.S. Holder who beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Perimeter Luxembourg stock entitled to vote or 10% or more of the total value of all classes of Perimeter Luxembourg stock (a “10% U.S. Shareholder”) on the date of the Redomiciliation Transaction generally must include in income as a deemed dividend paid by Perimeter Luxembourg the “all earnings and profits amount” attributable to the Existing Ordinary Shares and Existing Preferred Shares (“Existing Shares”) it owns within the meaning of Treasury Regulations under Section 367 of the Code. A U.S. Holder’s ownership of any warrants or options with respect to Perimeter Luxembourg Stock will be taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Shareholder, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Existing Shares is the net positive earnings and profits of Perimeter Luxembourg (as determined under Treasury Regulations under Section 367 of the Code) attributable to such Existing Shares (as determined under Treasury Regulations under Section 367 of the Code). Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Perimeter Luxembourg expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. If Perimeter Luxembourg’s cumulative net earnings and profits through the date of the Redomiciliation Transaction is less than or equal to zero, then a 10% U.S. Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its Existing Shares. However, it is possible that, notwithstanding Perimeter Luxembourg’s expectations, the amount of Perimeter Luxembourg’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction, in which case a 10% U.S. Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend paid by Perimeter Luxembourg under Treasury Regulations under Section 367 as a result of the Redomiciliation Transaction. Therefore, there can be no assurance that Perimeter Luxembourg will indeed have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

U.S. Holders Who Own Less Than 10% (By Vote or Value) of Perimeter Luxembourg Stock

Subject to the discussion below under the section entitled “— PFIC Considerations,” a U.S. Holder whose Existing Shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and who, on the date of the Redomiciliation Transaction, is not a 10% U.S. Shareholder generally will recognize gain (but not loss) with respect to its Existing Shares in the Redomiciliation Transaction or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder’s Existing Shares as described below.

Subject to the discussion below under the section entitled “— PFIC Considerations,” unless a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to the shares of Common Stock and Preferred Stock (“Perimeter Delaware Stock”) received in the Redomiciliation Transaction in an amount equal to the excess of the fair market value of such shares of Perimeter Delaware Stock over the U.S. Holder’s adjusted tax basis in the Existing Shares deemed surrendered in exchange therefor. U.S. Holders who hold different blocks of Existing Shares (generally, Existing Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income as a deemed dividend paid by Perimeter Luxembourg the “all earnings and profits amount” attributable to its Existing Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Redomiciliation Transaction is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Redomiciliation Transaction;

(iii)	a description of any stock, securities or other consideration transferred or received in the Redomiciliation Transaction;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)

a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Perimeter Luxembourg establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Existing Shares and (B) a representation that the U.S. Holder has notified Perimeter Luxembourg (or Perimeter Delaware) that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Redomiciliation Transaction, and the U.S. Holder must send notice of making the election to Perimeter Luxembourg or Perimeter Delaware no later than the date such tax return is filed. In connection with this election, Perimeter Luxembourg may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Perimeter Luxembourg’s earnings and profits upon written request.

Perimeter Luxembourg expects to have a deficit in earnings and profits through the date of the Redomiciliation Transaction and if that proves to be the case, U.S. Holders who make this election are not expected to have any income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were ultimately determined that Perimeter Luxembourg had positive earnings and profits through the date of the Redomiciliation Transaction, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its Existing Shares, and thus could be required to include that amount in income as a deemed dividend paid by Perimeter Luxembourg under applicable Treasury Regulations as a result of the Redomiciliation Transaction.

A U.S. Holder who is not a 10% U.S. Shareholder on the date of the Redomiciliation Transaction and whose Existing Shares have a fair market value of less than $50,000 on the date of the Redomiciliation Transaction generally should not be required to recognize any gain or loss or include any part of the “all earnings and profits amount” in income under Section 367 of the Code in connection with the Redomiciliation Transaction. However, such U.S. Holder may be subject to taxation under the PFIC rules as discussed below under the section entitled “— PFIC Considerations.”

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF THE REDOMICILIATION TRANSACTION INCLUDING THE MAKING AN ELECTION TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” ATTRIBUTABLE TO ITS EXISTING SHARES UNDER SECTION 367(b) OF THE CODE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

PFIC Considerations

Regardless of whether the Redomiciliation Transaction qualifies as an F Reorganization (and, if the Redomiciliation Transaction qualifies as an F Reorganization, in addition to the discussion under the section entitled “— Effects of Section 367 to U.S. Holders of Existing Ordinary Shares and Existing Preferred Shares” above), the Redomiciliation Transaction could be a taxable event to U.S. Holders under the PFIC provisions of the Code if Perimeter Luxembourg is considered a PFIC.

Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually. Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.

PFIC Status of Perimeter Luxembourg

Based upon the composition of its income and assets and the manner in which it operates its business, Perimeter Luxembourg believes it was not a PFIC for its most recent taxable year ended on December 31, 2023 and for the taxable year which ends as a result of the Redomiciliation Transaction. Due to the factual nature of the determination, no assurance can be given as to whether Perimeter Luxembourg would be or would not be a PFIC for any taxable year.

Effects of PFIC Rules on the Redomiciliation Transaction

Even if the Redomiciliation Transaction qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (which, under proposed Treasury Regulations may include a U.S. person exchanging warrants of a PFIC for newly issued warrants in connection with a redomiciliation transaction) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. Holders of Perimeter Luxembourg Stock as a result of the Redomiciliation Transaction if:

(i)

Perimeter Luxembourg (or its predecessor, including EverArc Holdings Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands which was acquired by Perimeter Luxembourg on November 9, 2021) were classified as a PFIC at any time during such U.S. Holder’s holding period in such Perimeter Luxembourg Stock; and

(ii)

the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Existing Shares or in which Perimeter Luxembourg was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) a MTM Election (as defined below) with respect to such Existing Shares. Currently, applicable Treasury Regulations provide that neither a QEF Election nor a MTM Election can be made with respect to warrants of a PFIC, as further described below.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of Perimeter Luxembourg. Under these rules:

•	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Perimeter Luxembourg Stock;

•

the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Perimeter Luxembourg was a PFIC, will be taxed as ordinary income;

•

the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations discussed in the preceding paragraph applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the U.S. Holder to recognize gain or include an amount in income as a deemed dividend deemed paid by Perimeter Luxembourg, the gain realized on the transfer is taxable under the rules described in the preceding paragraph, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “— Effects of Section 367 to U.S. Holders of Existing Ordinary Shares and Existing Preferred Shares.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. If the proposed regulations under Section 1291(f) were finalized in the current form, U.S. Holders of Existing Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (each as defined below) (a “Non-Electing Shareholder”) may be subject to taxation under the PFIC rules on the Redomiciliation Transaction with respect to their Perimeter Luxembourg Stock in the manner set forth above.

Any gain recognized by a Non-Electing Shareholder of Existing Shares as a result of the Redomiciliation Transaction pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

As noted above, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, the Redomiciliation Transaction could be a taxable event under the PFIC rules regardless of whether the Redomiciliation Transaction qualifies as an F Reorganization if Perimeter Luxembourg is considered a PFIC. If the Redomiciliation Transaction fails to qualify as an F Reorganization, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, a U.S. Holder’s gain, if any, would be taxed under the PFIC rules in the manner set forth above.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDOMICILIATION TRANSACTION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of Existing Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Perimeter Luxembourg as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Existing Shares during which Perimeter Luxembourg qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Existing Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Existing Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Existing Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (an “Electing Shareholder”) generally would not be subject to the adverse PFIC rules discussed above with respect to its Existing Shares. As a result, such an Electing Shareholder generally should not recognize gain or loss as a result of the Redomiciliation Transaction except to the extent described under “— Effects of Section 367 to U.S. Holders of Existing Ordinary Shares and Existing Preferred Shares” and subject to the discussion above under “— Tax Effects of the Redomiciliation Transaction to U.S. Holders.” If an Electing Shareholder has made a QEF Election, it would instead include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Perimeter Luxembourg, whether or not such amounts are actually distributed.

The impact of the PFIC rules on a U.S. Holder of Existing Shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (a “MTM Election”). No assurance can be given that the Existing Shares are considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect to their Existing Shares in connection with the Redomiciliation Transaction or otherwise. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Existing Shares at the end of its taxable year over its adjusted basis in its Existing Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Existing Shares over the fair market value of its Existing Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The U.S. Holder’s basis in its Existing Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Existing Shares will be treated as ordinary income. However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to Existing Shares, including in connection with the Redomiciliation Transaction.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367(b) RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

NON-U.S. HOLDERS

As used herein, a “Non-U.S. Holder” is a beneficial owner of a Perimeter Luxembourg Stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder.

Effects of the Redomiciliation Transaction to Non-U.S. Holders

The Redomiciliation Transaction is not expected to result in any U.S. federal income tax consequences to Non-U.S. Holders of Perimeter Luxembourg Stock. In addition, the Name Change is not expected to have any U.S. federal income tax consequences to Non-U.S. Holders.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Perimeter Delaware Stock by a Non-U.S. Holder after the Redomiciliation Transaction.

Actual and Constructive Distributions on Perimeter Delaware Stock

In general, any distributions (including constructive distributions, but not including certain distributions of shares or rights to acquire Common Stock) made to a Non-U.S. Holder of Perimeter Delaware Stock, to the extent paid out of Perimeter Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute U.S. source dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Perimeter Delaware or other applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Preferred Stock and Warrants” below.

Under the rules contained in Section 305(c) of the Code and Treasury Regulations promulgated thereunder (the “preferred stock distribution rules”), if the stated redemption price of the Preferred Stock (which generally means all amounts payable on the Preferred Stock, including any amount added to the liquidation preference when any preferential dividend on the Preferred Stock is paid in kind) exceeds its issue price by more than certain de minimis amount defined in Treasury Regulations and certain other conditions are met, a Non-U.S. Holder may be treated as receiving the difference (a “redemption premium”) over time as one or more constructive distributions from Perimeter Delaware. More specifically, if the preferred stock distribution rules apply, a Non-U.S. Holder of the Preferred Stock generally would be treated as receiving a constructive distribution from Perimeter Delaware with respect to the redemption premium on an annual basis under a constant-yield accrual method regardless of such Non-U.S. Holder’s regular method of tax accounting. As a result, such Non-U.S. Holder generally would be treated for U.S. federal income tax purposes as receiving such constructive distributions from Perimeter Delaware in advance of the receipt of the cash attributable to the redemption premium. Non-U.S. Holders are urged to consult their tax advisors regarding the potential application of the preferred stock distribution rules.

In the case of any constructive distribution that is treated as dividend as described above, it is possible that the withholding tax on dividends described above would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale or redemption proceeds from Perimeter Delaware Stock or warrants or other property subsequently paid or credited to such Non-U.S. Holder. The withholding tax described above generally does not apply to dividends paid to a Non-U.S. Holder who provides a completed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, such effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Sale, Taxable Exchange or Other Taxable Disposition of Perimeter Delaware Stock

Subject to the discussion below under “—Redemption of Preferred Stock by Perimeter Delaware”, a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding of U.S. federal income tax) in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Common Stock or Preferred Stock, unless:

(i)

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

(ii)	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met; and

(iii)

Perimeter Delaware is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of sale or other exchange or the period that the Non-U.S. Holder held Common Stock or Preferred Stock and, in the case where the class of Common Stock or Preferred Stock is considered to be regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than five percent (5%) of that class of Common Stock or Preferred Stock, as applicable, at any time within the shorter of the five-year period ending on the date of the sale or other disposition or such Non-U.S. Holder’s holding period for the shares of Common Stock or Preferred Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, U.S. federal withholding at a rate of fifteen percent (15%) of the amount realized upon such sale or other exchange may apply, unless shares of Common Stock or Preferred Stock, as applicable, are considered regularly traded on an established securities market. Whether Perimeter Delaware is a “United States real property holding corporation” is fact specific and depends on the composition of its assets. Perimeter Delaware does not expect that it would be a “United States real property holding corporation” immediately after Redomiciliation Transaction is completed and/or for the foreseeable future. Due to the factual nature of the determination, no assurance can be provided as to whether Perimeter Delaware would be or would not be treated as a “United States real property holding corporation” in any future year.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE POSSIBILITY OF PERIMETER DELAWARE’S STATUS AS UNITED STATES REAL PROPERTY HOLDING CORPORATION.

Redemption of Preferred Stock by Perimeter Delaware

The U.S. federal income tax consequences to a Non-U.S. Holder of Preferred Stock resulting from redemption of Preferred Stock by Perimeter Delaware will depend on whether the redemption qualifies as a sale of shares of Preferred Stock under Section 302 of the Code. If such a redemption qualifies as a sale of Preferred Stock, the U.S. federal income tax consequences to the Non-U.S. Holder will be as described above under “—Sale, Taxable Exchange or Other Taxable Disposition of Perimeter Delaware Stock.” If such a redemption does not qualify as a sale of Preferred Stock, the Non-U.S. Holder will be treated as receiving a corporate distribution, the U.S. federal income tax consequences of which are described above under “—Distributions on Perimeter Delaware Stock.”

A redemption of shares of Preferred Stock generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the Non-U.S. Holder,

•	results in a “complete redemption” of the Non-U.S. Holder’s stock interest in Perimeter Delaware, or

•	is “not essentially equivalent to a dividend” with respect to the Non-U.S. Holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of the capital stock of Perimeter Delaware, including the Preferred Stock and other equity interests, considered to be owned by the Non-U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of the capital stock of

Perimeter Delaware actually owned by the Non-U.S. Holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the Non-U.S. Holder depends upon the facts and circumstances at the time that the determination must be made, Non-U.S. Holders are advised to consult their tax advisors to determine such tax treatment.

In order to meet the “substantially disproportionate” test, the percentage of Perimeter Delaware’s outstanding voting stock actually and constructively owned by the Non-U.S. Holder immediately following the redemption of Preferred Stock must, among other requirements, be less than eighty percent (80%) of the percentage of Perimeter Delaware’s outstanding voting stock actually and constructively owned by the Non-U.S. Holder immediately before the redemption.

There will be a “complete termination” of a Non-U.S. Holder’s interest if either (1) all of the shares of Perimeter Delaware stock actually and constructively owned by the Non-U.S. Holder are redeemed or (2) all of the shares of Perimeter Delaware stock actually owned by the Non-U.S. Holder are redeemed and the Non-U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the Non-U.S. Holder does not constructively own any other shares of Perimeter Delaware stock.

The redemption of the Preferred Stock will “not be essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Perimeter Delaware. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Perimeter Delaware will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of the Preferred Stock will be treated as a corporate distribution to the redeemed Non-U.S. Holder.

Because it may not be certain at the time a Non-U.S. Holder’s Preferred Stock is redeemed whether such redemption will be treated as a sale of shares or a corporate distribution, and because such determination will depend in part on a Non-U.S. Holder’s particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. Holder in redemption of such Non-U.S. Holder’s Preferred Stock, unless (i) the applicable withholding agent has established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. Holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. Holders are not treated as receiving a dividend under the Section 302 of the Code tests described above). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to a Non-U.S. Holder, such Non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Common Stock and Preferred Stock. A Non-U.S. Holder may have to comply with certification procedures to avoid such information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on Perimeter Delaware Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Perimeter Delaware Stock.

LUXEMBOURG TAX CONSIDERATIONS

This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in the Grand Duchy of Luxembourg, all of which are subject to change, possibly with retroactive effect. Existing Ordinary Shareholders and Existing Preferred Shareholders should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the Redomiciliation Transaction.

The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to Perimeter Luxembourg, Perimeter Delaware, non-Luxembourg-resident Existing Ordinary Shareholders and non-Luxembourg-resident Existing Preferred Shareholders in the context of the Redomiciliation Transaction.

This summary does not purport to address all material tax considerations that may be relevant to a holder of Existing Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.

Perimeter Luxembourg and its management have engaged professional tax advisors who have assessed that no material corporate-level Luxembourg taxes should be expected for Perimeter Luxembourg or Perimeter Delaware in the context of the Redomiciliation Transaction. However, the Luxembourg tax authorities may assert, or a Luxembourg court may sustain, a contrary position, and no assurances can be given that the Redomiciliation Transaction will not result in material corporate-level Luxembourg taxes for Perimeter Luxembourg or Perimeter Delaware.

1. Luxembourg Tax Considerations for Perimeter Luxembourg and Perimeter Delaware

The Redomiciliation Transaction may result in material Luxembourg taxes for Perimeter Luxembourg or Perimeter Delaware.

For Luxembourg tax purposes, the Redomiciliation Transaction should be considered as a deemed disposal of all the assets and liabilities of Perimeter Luxembourg at their fair market value. Luxembourg corporate income tax at the aggregate rate of 24.94% (for Luxembourg City) should be due on the taxable net capital gains and other taxable profits arising from the Redomiciliation Transaction. However, Perimeter Luxembourg’s principal assets consist of either shareholdings that should qualify for the Luxembourg participation exemption on capital gains or shareholdings that should not have any material appreciation in value since their acquisition by Perimeter Luxembourg.

2. Luxembourg Taxation Considerations for non-resident Existing Ordinary Shareholders and non-resident Existing Preferred Shareholders

From a Luxembourg tax perspective, the Redomiciliation Transaction should be treated as a deemed disposal of the Existing Ordinary Shares or Existing Preferred Shares at their fair market value, which may trigger the application of Luxembourg non-resident capital gain taxation rules for such Existing Shareholders if certain conditions are met.

An individual or corporate non-Luxembourg resident holder of Existing Ordinary Shares or Existing Preferred Shares who/which realizes a gain on disposal (including deemed disposal) thereof (and who/which does not have a permanent establishment or permanent representative in the Grand Duchy of Luxembourg to which Existing Ordinary Shares or Existing Preferred Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of Perimeter Luxembourg, at any time during the past five years, and either (1) such holder has been a resident of

Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of Existing Ordinary Shares or Existing Preferred Shares occurs within six months from their acquisition, subject to any applicable tax treaty.

3.	Other Taxes

The Redomiciliation Transaction will be subject to a fixed registration duty of EUR 75 in Luxembourg.

EU MANDATORY DISCLOSURE RULES

On 25 May 2018, the EU Council adopted the Directive 2018/822 amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation, that imposes a reporting obligation on parties involved in cross-border transactions that may be associated with aggressive tax planning (“DAC6”).

In the case of a Reportable Arrangement, the information that must be reported includes the name of all relevant taxpayers (e.g., such as Perimeter Luxembourg) and intermediaries as well as an outline of the Reportable Arrangement, the value of the Reportable Arrangement and identification of any member states likely to be concerned by the Reportable Arrangement.

The reporting obligation in principle rests with persons that design, market or organize the Reportable Arrangement and professional advisors (intermediaries). However, in certain cases, the taxpayer itself can be subject to the reporting obligation.

The information reported will be automatically exchanged between the tax authorities of all EU Member States.

DAC6 has been implemented into Luxembourg law on 25 March 2020 (the “DAC6 Law”) and is applicable as from 1 July 2020.

In light of the broad scope of DAC6 and DAC6 Law, the Redomiciliation Transaction may fall within the scope of the DAC6 Law and thus be reportable as described above.

MANAGEMENT OF PERIMETER DELAWARE

The persons who will serve as directors and executive officers of Perimeter Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of Perimeter Luxembourg. As of the date of this Proxy/Prospectus, the Perimeter Luxembourg Board is comprised of ten directors, eight of whom are non-employee directors and six of whom are independent.

The information required to be disclosed with respect to each director and executive officer of Perimeter Luxembourg is incorporated by reference from Perimeter Luxembourg’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024.

EXECUTIVE COMPENSATION

Perimeter Delaware Executive Officer and Director Compensation

The persons who will serve as directors and officers of Perimeter Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of Perimeter Luxembourg. The information required to be disclosed with respect to each director and executive officer of Perimeter Luxembourg is incorporated by reference from Perimeter Luxembourg’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding (i) all shareholders known by us to be the beneficial owners of more than 5% of our issued and outstanding Existing Ordinary Shares and (ii) each director, each named executive officer, and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding Existing Ordinary Shares owned by each of them. Percentages are calculated based upon shares issued and outstanding, plus shares which the holder has the right to acquire under stock options or warrants exercisable for or convertible into Existing Ordinary Shares within 60 days. Unless otherwise indicated, amounts are as of the Record Date, and each of the shareholders has sole voting and investment power with respect to the Existing Ordinary Shares beneficially owned, subject to community property laws where applicable. As of the Record Date, we had 145,221,178 Existing Ordinary Shares outstanding.

Unless otherwise indicated, the address of each person named in the table below is c/o Perimeter Solutions, SA, 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg.

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
More than 5% Shareholders:
The WindAcre Partnership Master Fund LP(1)	21,600,000	14.9%
Entities Affiliated with BlackRock, Inc(2)	11,606,564	8.0%
Principal Global Investors, LLC(3)	10,997,907	7.6%
Matrix Capital Management Company LP(4)	8,587,500	5.9%
Entities Affiliated with MWG GP LLC(5)	8,000,000	5.5%

Named Executive Officers and Directors:
W. Nicholas Howley(6)	4,685,344	3.2%
William N. Thorndike, Jr.(7)	3,530,082	2.4%
Haitham Khouri(8)	1,817,718	1.3%
Edward Goldberg	310,457	*
Vivek Raj(9)	742,913	*
Tracy Britt Cool(10)	236,834	*
Sean Hennessy	100,000	*
Robert S. Henderson	325,000	*
Shannon Horn	470,487	*
Bernt Iversen II	125,000	*
Jorge L. Valladares III(11)	286,000	*
Jeffery Emery	—	—
Kyle Sable	—	—
Noriko Yokozuka(12)	64,657	—
All Executive Officers, Directors and Covered Persons as a group (15 persons)	12,694,492	8.7%

*	Represents beneficial ownership of less than 1% of our outstanding Existing Ordinary Shares.
(1)

Based on a Schedule 13G filed with the SEC on February 14, 2024. Consists of 21,600,000 Ordinary Shares owned by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin (“Mr. Amin”) is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin and WindAcre each disclaim beneficial ownership of the securities owned by the Master Fund. The principal business address of the Master Fund is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

(2)

Based on a Schedule 13G/A filed with the SEC on February 6, 2024. Consists of 11,606,564 Ordinary Shares held by various entities affiliated with BlackRock, Inc which such entities have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Ordinary Shares but none have an interest in the Ordinary Shares of more than five percent of the total outstanding Ordinary Shares. BlackRock, Inc.’s principal business address is 55 East 52nd Street New York, NY 10055.

(3)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024. Principal Global Investors, LLC has shared voting and shared dispositive power over 10,997,907 Ordinary Shares. The business address of Principal Global Investors, LLC is 801 Grand Avenue, Des Moines, IA 50392.

(4)

Based on a Schedule 13G filed with the SEC on February 13, 2023. Matrix Capital Management Company LP (“Matrix”) and David E. Goel each have shared power to vote or direct the vote of and dispose or direct the disposition of 8,587,500 Ordinary Shares (including 1,125,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Matrix Capital Management Master Fund, LP (the “Matrix Fund”)). Mr. Goel is the Managing General Partner of Matrix. Matrix is the investment advisor to the Matrix Fund and various other funds. The business address for Matrix, Matrix Fund and Mr. Goel is c/o Matrix, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.

(5)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024. MWG GP LLC, Meritage Group LP, and Meritage Fund LLC each has shared voting and shared dispositive power over 8,000,000 Ordinary Shares. The principal business address of MWG GP LLC, Meritage Group LP and Meritage Fund LLC is One Ferry Building, Suite 375, San Francisco, CA 94111.

(6)

Includes (i) 125,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Howley and (ii) 3,965,105 Ordinary Shares held by the Cleveland Foundation in the Nick & Lorie Charitable Fund.

(7)	Includes 125,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Thorndike.
(8)	Includes (i) 92,500 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Khouri and (ii) 250,000 Ordinary Shares held by Mr. Khouri’s spouse and (iii) 1,225,385.
(9)

Ordinary Shares held in an irrevocable dynasty trust of which Mr. Khouri is a trustee and maintains sole voting and dispositive power over such Ordinary Shares. Includes 25,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Raj.

(10)	Includes (i) 7,500 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Ms. Britt Cool and (ii) 6,200 Ordinary Shares held by Ms. Britt Cool’s spouse.
(11)	Includes 42,000 Ordinary Shares held in trust for the benefit of Mr. Valladares’ children.
(12)	Includes 17,500 Ordinary Shares that may be acquired pursuant to the Company’s options held by Ms. Yokozuka.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The persons who will serve as directors and officers of Perimeter Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of Perimeter Luxembourg. Except as described in in this Proxy/Prospectus, the information required to be disclosed with respect to each director and executive officer of Perimeter Luxembourg is incorporated by reference from Perimeter Luxembourg’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024.

Transactions Related to the Redomiciliation Transaction

Other than as set forth in this Proxy/Prospectus, Perimeter Luxembourg is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any Existing Shareholder holding more than 10% of the voting rights attached to the Existing Shares or an associate or affiliate of any of the foregoing in any transaction since January 1, 2021, or in any proposed or ongoing transaction of Perimeter Luxembourg, in any matter to be acted upon in the Special Meeting.

Indemnification Agreements

Perimeter Delaware intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Proposed Organizational Documents. These agreements, among other things, will require Perimeter Delaware to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Perimeter Delaware’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Perimeter Delaware’s request. Perimeter Delaware believes that these provisions in the Proposed Organizational Documents and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

DESCRIPTION OF PERIMETER DELAWARE SECURITIES

The following description of Perimeter Delaware’s securities, following completion of the Redomiciliation Transaction, is a summary. This summary is qualified by the complete text of the Proposed Charter and Proposed Bylaws to be in effect upon completion of the Redomiciliation Transaction, which will be substantially in the forms attached as Annexes A and B, respectively, to this Proxy/Prospectus. We encourage you to read those documents carefully.

There are differences between the Existing Articles and the Proposed Organizational Documents as they are expected to be in effect upon completion of the Redomiciliation Transaction, especially relating to changes that are required by Delaware law. For example, certain provisions of the Existing Articles were not replicated in the Proposed Organizational Documents because the DGCL would not permit such replication. In addition, the Proposed Organizational Documents provide for certain other provisions customarily provided with respect to publicly-traded Delaware corporations. See “Comparison of Shareholder Rights between Luxembourg Law and Delaware Law.”

Authorized Share Capital

Our authorized capital stock following the Redomiciliation Transaction will consist of 4,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. Unless otherwise required, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Upon effectiveness of the Redomiciliation Transaction, we expect that 164,628,366 shares of Common Stock will be issued and outstanding, assuming all holders of the Existing Warrants exercise such warrants prior to the expiration thereof.

Holders of Common Stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a majority of the votes cast by the stockholders entitled to vote on the election. Holders of Common Stock will be entitled to receive proportionately any dividends as may be declared by the Perimeter Delaware Board, subject to any preferential dividend rights of any series of preferred stock outstanding or that we may designate and issue in the future.

In the event of our liquidation, dissolution, or winding up, the holders of Common Stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment in full of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock will have no preemptive, subscription, redemption, or conversion rights. There will be no sinking fund provisions applicable to our Common Stock. The rights, preferences, and privileges of holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock outstanding or that we may designate and issue in the future.

Preferred Stock

Upon effectiveness of the Redomiciliation Transaction, we expect that 10,000,000 shares of Preferred Stock will be issued and outstanding.

Under the terms of our Proposed Charter, the Perimeter Delaware Board will be authorized to direct us to issue shares of Preferred Stock in one or more series without stockholder approval. The Perimeter Delaware Board will have the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.

The purpose of authorizing the Perimeter Delaware Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of Preferred Stock other than the Series A Preferred Stock discussed below.

Series A Preferred Stock

Upon effectiveness of the Redomiciliation Transaction, the Existing Preferred Shares will automatically convert into 10,000,000 shares of Preferred Stock to be designated as the Series A Preferred Stock (shares of such series, the “Series A Preferred Shares”).

As long as the Series A Preferred Shares are in issue and outstanding, no preferred shares ranking pari passu or senior to the Series A Preferred Shares will be issued by the Company, other than additional Series A Preferred Shares or other equity security interests issued with the consent of a majority of holders of the Series A Preferred Shares.

Each Series A Preferred Share is entitled to a preferred annual cumulative right to a dividend amounting to 6.5% (the “Regular Dividend Rate”) of its liquidation preference (the “Preferential Dividend”). The Preferential Dividend will be paid each year within three business days following the holding of the annual meeting of the Company’s shareholders (each, a “Preferential Dividend Payment Date”). On each Preferential Dividend Payment Date, 40% of the Preferential Dividend for such year (or 50% of the Preferential Dividend for such year if the Company paid a dividend on shares of Common Stock during the period since the last Preferential Dividend Payment Date) will be paid in cash and the remainder of the Preferential Dividend will be paid in kind, unless the Company elects to pay any additional portion of the Preferential Dividend in cash; provided that, (x) the Company will not be required to pay any portion of such annual Preferential Dividends in cash on a Preferential Dividend Payment Date to the extent that it or its subsidiaries are prohibited from paying such portion of the annual Preferential Dividend in cash under either (i) that certain senior credit facility agreement to which the Company and/or certain of its subsidiaries is a party (the “Senior Credit Agreement”) or (ii) that certain senior secured notes indenture to which the Company and/or certain of its affiliates is a party (the “Secured Notes”), and (y) in the event that the Company or its subsidiaries are so prohibited from paying all or a portion of such Preferential Dividends in cash as described in the foregoing clause (x), the Company will pay the maximum amount not prohibited by the Senior Credit Agreement or the Secured Notes in cash. If the Company fails to pay any portion of the cash portion of the Preferential Dividend for any reason in a given year by the Preferential Dividend Payment Date (including due to clause (x) of the immediately preceding sentence), then (i) the Preferential Dividend rate for such year (i.e., the year in which the Company fails to pay any portion of the cash portion of the Preferential Dividend Payment), but not necessarily the subsequent year, will increase to the interest rate being paid (whether default or not) at such time under the Senior Credit Agreement, plus 5% (the “Increased Dividend Rate”) and (ii) the Preferential Dividend Rate for the following year will be reset at the Regular Dividend Rate and will be subject to increase to the Increased Dividend Rate for such year (but not necessarily the subsequent year) if the Company fails to pay any portion of the cash portion of the Preferential Dividend Payment by the Preferential Dividend Payment Date for such year.

The Company may redeem the Series A Preferred Shares at any time prior to the earliest of (i) April 30, 2030, (ii) November 9, 2030, or (iii) upon the occurrence of a Change of Control (as defined in the Proposed Charter) (such date, the “Maturity Date”), at the Company’s sole option. The redemption price per share would be equal to the liquidation preference of the Series A Preferred Shares, plus any accrued and unpaid Preferential Dividend, if any. If the Company fails to redeem the Series A Preferred Shares at the Maturity Date, the Preferential Dividend rate will permanently increase to the interest rate currently being paid (whether default or not) under the Senior Credit Agreement, plus 10%.

As long as Series A Preferred Shares are issued and outstanding, the Company and its subsidiaries will not (a) enter into a credit agreement or (b) amend the Senior Credit Agreement, in each case, in a manner that would adversely affect the redemption rights of the Series A Preferred Shares by extending the maturity date under such credit facility beyond the Maturity Date or increase the restrictions on the Company’s ability to pay the cash portion of Preferential Dividends without the consent of holders owning a majority of the shares of Series A Preferred Shares. If, in any year, the Company fails to make any portion of the cash portion of any Preferential Dividend by the Preferential Dividend Payment Date, then, during the following year, the Company may not, without the consent of the holders of a majority of the outstanding Series A Preferred Shares, pay a cash dividend on the Common Stock until such time as the Company has paid the cash portion of the Preferential Dividend Payment for such following year (which cash portion of the Preferential Dividend Payment may be paid by the Company in advance of the Preferential Dividend Payment Date for, and at any time during, such following year). Such restrictions will not apply to any non-pro rata purchase, repurchase, or redemption of any equity securities of the Company or any of its subsidiaries. As long as Series A Preferred Shares are issued and outstanding, during the occurrence and continuance of a default by the Company to pay any Preferential Dividend (for the avoidance of doubt, the payment of any cash portion of the Preferential Dividend in kind in accordance with the terms of the Proposed Charter will not constitute a default by the Company), the approval of holders owning a majority of the outstanding Series A Preferred Shares will be required (i) for the declaration of dividends to the benefit of all other categories of capital stock issued and outstanding and (ii) for the purchase, repurchase, or redemption of any equity securities of the Company or any of its subsidiaries (other than pursuant to equity incentive agreements with employees).

Series A Preferred Shares are not entitled to vote, save for the matters provided for by the DGCL and in the Proposed Charter.

Series A Preferred Shares will be non-voting shares and will not be included for the calculation of the quorum and majority at each meeting of Company shareholders, save for the matters provided for by the DGCL and the Proposed Charter.

The rights attached to the Series A Preferred Shares under the Proposed Charter will not be amended in a manner adverse to the Series A Preferred Shares without the consent of holders owning a majority of the Series A Preferred Shares.

Exclusive Forum

The Proposed Organizational Documents will provide that, subject to limited exceptions and unless Perimeter Delaware consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Perimeter Delaware, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Perimeter Delaware to Perimeter Delaware or to its stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Proposed Organizational Documents (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against Perimeter Delaware governed by the internal affairs doctrine.

The forum selection provision in the Proposed Organizational Documents does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Proposed Organizational Documents will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Proposed Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

For more information on the risks associated with our choice of forum provision, see “Risk Factors—Risks Relating to Perimeter Delaware—The Proposed Organizational Documents will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Perimeter Delaware or its directors or officers or other matters pertaining to Perimeter Delaware’s internal affairs.”

Certain Anti-Takeover Matters

Certain provisions of the Proposed Organizational Documents and the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring Perimeter Delaware. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Perimeter Delaware Board rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Proposed Charter will provide that special meetings of the stockholders may be called only by the Perimeter Delaware Board and not by our stockholders or any other person or persons. Our Proposed Organizational Documents prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Proposed Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Proposed Charter provides otherwise. Our Proposed Charter, consistent with the Existing Articles and Luxembourg law, will prohibit stockholder action by written consent (and, thus, requires that all stockholder actions be taken at a meeting of our stockholders).

Board of Directors Vacancies

Our Proposed Organizational Documents will authorize only the Perimeter Delaware Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Perimeter Delaware Board will be permitted to be set only by a resolution adopted by a majority vote of the entire

Perimeter Delaware Board. These provisions would prevent a stockholder from increasing the size of the Perimeter Delaware Board and then gaining control of such board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Perimeter Delaware Board and will promote continuity of management.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Proposed Charter will not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Subject to the rights granted to the holders of Series A Preferred Shares, the Perimeter Delaware Board will have the authority, without further action by our stockholders, to issue up to 10,000,000 additional shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by the Perimeter Delaware Board. The existence of authorized but unissued shares of Preferred Stock would enable the Perimeter Delaware Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

NYSE Listing

The Existing Ordinary Shares are currently listed on the NYSE under the symbol “PRM” and the Existing Warrants are currently quoted on the OTC Market under the symbol “PRMFF.” We expect the Common Stock to continue to trade under the same symbol on the NYSE following the Redomiciliation Transaction. We do not expect to have warrants listed for trading on any securities exchange or included in any automatic quotation system following the Redomiciliation Transaction as our Existing Warrants are expected to expire prior to the Special Meeting. There is no assurance that Perimeter Delaware will be able to continue to satisfy the NYSE listing criteria following the consummation of the Redomiciliation Transaction. The Existing Preferred Shares are not currently, and we do not intend for the Preferred Stock to be, listed for trading on any securities exchange or included in any automatic quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A.

Limitation of Personal Liability of Directors and Officers

The Proposed Charter will provide that, to the fullest extent permitted by law, Perimeter Delaware will have the power to provide rights to indemnification to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of Perimeter Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Proposed Bylaws will provide that Perimeter Delaware will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may later be amended, any director or officer of Perimeter Delaware who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Perimeter Delaware or, while serving as a director or officer of Perimeter Delaware, is or was serving at the request of Perimeter Delaware as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such proceeding.

Furthermore, the Proposed Bylaws will provide that Perimeter Delaware may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Perimeter Delaware, or is or was serving at the request of Perimeter Delaware as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Perimeter Delaware would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to Perimeter Delaware or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

STOCKHOLDER PROPOSALS

If the Redomiciliation Transaction is consummated and Perimeter Delaware holds an annual general meeting in 2025 (the “2025 Annual Meeting”), it will provide notice of or otherwise publicly disclose the date on which the 2025 Annual Meeting will be held. Any proposal intended to be presented for action at the 2025 Annual Meeting by any holder of Common Stock must be received by the Secretary of the Company at its principal executive offices in accordance with the advance notification provisions set out in the Proposed Bylaws in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.

For other shareholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2025 Annual Meeting), a shareholder’s notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, subject to certain exceptions, and comply with the additional requirements of Rule 14a-19(b). In addition, the proposal and the shareholder must comply with Rule 14a-4 under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the 2025 Annual Meeting is not timely, proxies solicited by the Perimeter Delaware Board in connection with the 2025 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the 2025 Annual Meeting.

Any shareholder proposal will also have to meet all other requirements contained in our Proposed Organizational Documents.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders who wish to communicate with the Perimeter Luxembourg Board, a committee thereof, or any such other individual director or directors, may do so by sending written communications addressed to the Perimeter Luxembourg Board, a committee thereof, or such individual director or directors, c/o Secretary, Perimeter Solutions, SA, 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (our registered office) or 8000 Maryland Avenue, Suite 350, Clayton, Missouri 63105 (our corporate offices). The Company’s General Counsel will open all shareholder communication for the sole purpose of determining whether the contents represent correspondence to any member of the Perimeter Luxembourg Board or any group or committee of directors. Any shareholder communication that is not in the nature of advertising, promotions of product or service, or patently offensive material will be forwarded promptly to the member(s) of the Perimeter Luxembourg Board to whom the shareholder communication is addressed. In the case of any shareholder communication to the Perimeter Luxembourg Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

EXPERTS

The consolidated financial statements of Perimeter Solutions, SA as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, for the period from November 9, 2021 through December 31, 2021 (Successor) and for the period from January 1, 2021 through November 8, 2021 (Predecessor) and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Proxy/Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon for Perimeter Delaware by Latham & Watkins LLP.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy/Prospectus, the related notice, the Proxy Card, and our Annual Report on Form 10-K may have been sent to multiple shareholders in your household, unless the Company has received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Perimeter Solutions, SA, 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg (our registered office) or 8000 Maryland Avenue, Suite 350, Clayton, Missouri 63105 (our corporate offices), or call (314) 396-7343. If you want to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above U.S. address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the voting of Existing Ordinary Shares and the Common Stock offered by this Proxy/Prospectus. The registration statement, including the attached annexes and exhibits, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this Proxy/Prospectus certain information included in the registration statement. For further information about us and the securities, you should refer to the registration statement and the annexes and exhibits filed with the registration statement. With respect to the statements contained in this Proxy/Prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Perimeter Luxembourg is subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.perimeter-solutions.com. Any references in this Proxy/Prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

Information and statements contained in this Proxy/Prospectus or any annex to this Proxy/Prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this Proxy/Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy/Prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this Proxy/Prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that Perimeter Luxembourg has previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024 (but only the information set forth therein that is incorporated by reference into Part III of Perimeter Luxembourg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 9, 2024, and for the fiscal quarter ended June 30, 2024, filed with the SEC on August 1, 2024;

•	Current Reports on Form 8-K, filed with the SEC on February 27, 2024, March 20, 2024, May 28, 2024, and October 1, 2024; and

•

the description of Perimeter Luxembourg’s Existing Ordinary Shares that is contained in Perimeter Luxembourg’s Registration Statement on Form 8-A, filed with the SEC on November 5, 2021 (File No. 001-41027), and any amendment or report filed for the purpose of updating any such description.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date of the Special Meeting, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto:

The information incorporated by reference is considered to be part of this Proxy/Prospectus, and information that we file later with the SEC and incorporate by reference in this Proxy/Prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this Proxy/Prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy/Prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Proxy/Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Proxy/Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such request may be made by writing or calling us at the following addresses or phone number:

Perimeter Solutions, SA

28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg,

Grand Duchy of Luxembourg

(314) 396-7343

Attn: Secretary

or,

Perimeter Solutions, SA

8000 Maryland Ave.

Suite 350

Clayton, Missouri 63105

(314) 396-7343

Attn: Secretary

Exhibits to any documents incorporated by reference in this Proxy/Prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

You should rely only on the information incorporated by reference or provided in this Proxy/Prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy/Prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

Annex A

CERTIFICATE OF INCORPORATION

OF

PERIMETER SOLUTIONS, INC.

ARTICLE I

The name of the corporation is Perimeter Solutions, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented. The Corporation is being incorporated in connection with the domestication of Perimeter Solutions, SA, a société à responsabilité limitée (limited liability company) duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg (“LuxCo”), to a Delaware corporation, and this Certificate of Incorporation is being filed simultaneously with the Certificate of Corporate Domestication of LuxCo (the “Certificate of Domestication”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock (“Shares”) that the Corporation shall have authority to issue is 4,020,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 4,000,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 20,000,000, having a par value of $0.0001 per share.

Upon the effectiveness of the Certificate of Domestication and this Certificate of Incorporation (the “Effective Time”), each Ordinary Share of LuxCo issued and outstanding immediately prior to the Effective Time shall automatically become for all purposes one issued and outstanding, fully paid, and non-assessable share of Common Stock, and each Preferred Share of LuxCo issued and outstanding immediately prior to the Effective Time shall automatically become for all purposes one issued and outstanding, fully paid, and non-assessable share of Series A Preferred Stock (as defined below), in each case, without any action required on the part of the Corporation, the holders thereof, or any other person. Any stock certificate that, immediately prior to the Effective Time, represented Ordinary Shares or Preferred Shares of LuxCo will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock or Series A Preferred Stock, as applicable.

ARTICLE V

The designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK.

1. General. Except as otherwise provided herein or expressly required by law, the voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers, and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations, or restrictions thereof), or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of the holders of the outstanding shares of Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B. PREFERRED STOCK.

1. General. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein or in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including, without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate (including any Certificate of Designation).

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of the holders of the outstanding shares of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

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2. Series A Preferred Stock. The Corporation has established a series of Preferred Stock designated as the Series A Preferred Stock (the “Series A Preferred Stock”), and the number shares designated as Series A Preferred Stock is 10,000,000. The Series A Preferred Stock have the rights set forth herein.

(a) The Series A Preferred Stock are redeemable in accordance with the terms and conditions set forth below.

(1) Notices to Series A Holders. If the Corporation is required to redeem the Series A Preferred Stock pursuant to Article V(B)(2)(a)(6) hereof or elects to redeem the Series A Preferred Stock pursuant to Article V(B)(2)(a)(7) hereof, it shall deliver electronically, mail, or cause to be mailed by first-class mail, postage prepaid, a notice of redemption not less than 10 days and not more than 60 days before the Redemption Date to each Series A Holder of shares of Series A Preferred Stock to be redeemed (except in connection with a redemption that is subject to one or more conditions precedent in accordance with this Article V(B)(2)(a)(1), in which case, such Redemption Date may extend until all such conditions are satisfied or waived by the Corporation). The notice shall identify the Series A Preferred Stock to be redeemed and shall state:

(i) the section of this Certificate pursuant to which the redemption shall occur;

(ii) the Stated Value of the Series A Preferred Stock to be redeemed;

(iii) the Redemption Date;

(iv) the Redemption Price;

(v) if the Corporation is not permitted by applicable law to redeem all of the Series A Preferred Stock required to be redeemed or if the Series A Preferred Stock is to be redeemed in part only (subject to Article V(B)(2)(a)(2)), the portion of the Stated Value of the Series A Preferred Stock to be redeemed and that, after the Redemption Date, upon surrender of such Series A Preferred Stock, a new certificate, if applicable, for such Series A Preferred Stock in a Stated Value equal to the unredeemed portion of the original Series A Preferred Stock will be issued in the name of the Series A Holder upon cancellation of the original certificate, if any, representing such Series A Preferred Stock;

(vi) that the certificate, if any, representing the Series A Preferred Stock (or an affidavit of loss in lieu thereof) called for redemption must be surrendered to the Corporation to collect the Redemption Price;

(vii) that, unless the Corporation defaults in making such redemption payment, the Series A Preferred Stock called for redemption shall cease to accrue the Preferential Dividends on and after the Redemption Date; and

(viii) any condition to such redemption (which may be waived by the Corporation in its sole discretion).

Solely in the case of optional redemption in accordance with Article V(B)(2)(a)(7), such notice of redemption, and the related redemption, may, at the Corporation’s discretion, be subject to one or more conditions precedent and the surrender of any certificate(s) representing the Series A Preferred Stock (or an affidavit of loss in lieu thereof) called for redemption (which may be waived by the Corporation in its sole discretion). In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and, if applicable, shall state that, in the Corporation’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the redemption date as so delayed. The Corporation may provide in such notice that payment of the Redemption Price and performance of the Corporation’s obligations with respect to such redemption may be performed by another Person; provided that the Corporation shall remain liable for any failure by such Person to pay such Redemption Price or perform such obligations.

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(2) Selection of Series A Preferred Stock to be Redeemed. If less than all of the Series A Preferred Stock are to be redeemed at any time, the Series A Preferred Stock of all Series A Holders shall be redeemed on a pro rata basis in proportion to the aggregate Stated Value of all Series A Preferred Stock held by each Series A Holder. Provisions herein that apply to shares of Series A Preferred Stock called for redemption also apply to portions of Series A Preferred Stock called for redemption.

(3) Effect of Notice of Redemption. Once notice of redemption is delivered to the Series A Holders in accordance with Article V(B)(2)(a)(1) hereof, subject to satisfaction, or waiver by the Corporation, of any conditions precedent relating thereto specified in the applicable notice of redemption, the Redemption Price of the Series A Preferred Stock called for redemption shall become irrevocably due and payable on the Redemption Date. The notice, if delivered, mailed, or caused to be mailed in a manner specified in Article V(B)(2)(a)(1) hereof, shall be conclusively presumed to have been given, whether or not the Series A Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Series A Holder of any share of Series A Preferred Stock designated for redemption, in whole or in part, shall not affect the validity of the proceedings for the redemption of any other share of Series A Preferred Stock.

(4) Deposit of Redemption Price.

(i) The aggregate Redemption Price will be due and payable, and paid in cash in immediately available funds, to the respective Series A Holders of the Series A Preferred Stock on the applicable Redemption Date, subject to satisfaction, or waiver by the Corporation, of any conditions precedent relating thereto specified in the applicable notice of redemption. Prior to 2:00 p.m., New York City time, on the Redemption Date, the Corporation shall deposit with each Series A Holder money sufficient to pay the Redemption Price of all Series A Preferred Stock of such Series A Holder to be redeemed on that Redemption Date, subject to satisfaction, or waiver by the Corporation, of any conditions precedent relating thereto specified in the applicable notice of redemption. Each such Series A Holder shall promptly return to the Corporation any money deposited with the Series A Holders by the Corporation in excess of the amounts necessary to pay the Redemption Price, of, and accumulated and unpaid Preferential Dividends on, all Series A Preferred Stock of such Series A Holder to be redeemed.

(ii) If the Corporation complies with the provisions of Article V(B)(2)(a)(4)(i), on and after the Redemption Date, Preferential Dividends shall cease to accrue on the Series A Preferred Stock or the portions of Series A Preferred Stock called for redemption. If the amounts required to be paid in respect of any share of Series A Preferred Stock called for redemption shall not be so paid upon surrender for redemption because of the failure of the Corporation to comply with Article V(B)(2)(a)(4)(i), without prejudice to any other rights that a Series A Holder may have at law or in equity, the Corporation shall pay on the date on which such amounts are actually paid, an additional amount equal to the amount of Preferential Dividends that would have accrued on (x) the unpaid Stated Value of such share of Series A Preferred Stock, from the Redemption Date until such Stated Value is paid, and (y) to the extent lawful on any Preferential Dividends accumulated to the Redemption Date not paid on such unpaid Stated Value, in each case, at the Regular Dividend Rate.

(5) Series A Preferred Stock Redeemed in Part. Upon surrender of any Series A Preferred Stock certificate that is redeemed in part, the Corporation shall issue a new Series A Preferred Stock certificate equal in Stated Value to the unredeemed portion of the Series A Preferred Stock surrendered.

(6) Maturity Date. Immediately upon the occurrence of the earliest of:

(i) six months after October 30, 2029 (i.e., April 30, 2030);

(ii) nine years after the date of original issuance of the Preferred Shares by LuxCo that became the Series A Preferred Shares at the Effective Time; or

(iii) a Change of Control (as defined below), any liquidation, dissolution, or winding up of the Corporation (whether voluntary or involuntary) or the voluntary or involuntary bankruptcy of the

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Corporation (the term “Change of Control” means (x) the sale of all or substantially all the assets of the Corporation and its subsidiaries (taken as a whole); or (y) any merger, consolidation, recapitalization, or reorganization of the Corporation, unless, following such merger, consolidation, recapitalization, or reorganization, the holders of the Corporation’s securities prior to such merger, consolidation, recapitalization, or reorganization continue to hold (directly or indirectly) at least 50% of the voting rights in the surviving entity (or the parent company of the surviving entity)) (the earliest of clauses (i) through (iii) above, the “Maturity Date”), to the fullest extent permitted by law, the Corporation shall redeem for cash all of the then-outstanding shares of Series A Preferred Stock at (and each share of Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any other Shares by reason of their ownership thereof) a price per share equal to the Redemption Price as of the Redemption Date. If a redemption pursuant to this Article V(B)(2)(a)(6) is triggered and the Corporation does not have funds legally available for the redemption of all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each Series A Holder’s shares of Series A Preferred Stock to the fullest extent of such funds legally available, based on the respective amounts that would otherwise be payable in respect of the Series A Preferred Stock to be redeemed if the Corporation’s legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series A Preferred Stock as soon as practicable after the Corporation has funds legally available therefor. If the Corporation fails to redeem any Series A Preferred Stock at the Maturity Date, the Preferential Dividend rate will permanently increase to the interest rate currently being paid (whether default or not) under the Senior Credit Agreement, plus 10%. The Corporation shall use reasonable best efforts to generate sufficient funds legally available to redeem all outstanding shares of Series A Preferred Stock, including by way of incurrence of indebtedness, issuance of equity, sale of assets, effecting a merger or similar transaction, or otherwise. At any time thereafter when additional funds are legally available for the redemption of the Series A Preferred Stock, such funds will immediately be used to redeem the balance of the Series A Preferred Stock. Notwithstanding the foregoing, a redemption otherwise required by this Article V(B)(2)(a)(6) shall not be required in connection with any Change of Control whereby the Series A Preferred Stock is purchased (at the then-applicable Redemption Price) in connection with such Change of Control. No holder of Shares that rank junior to the Series A Preferred Stock in respect of payment of dividends or upon liquidation, dissolution, or winding up shall receive any cash or other consideration upon a redemption pursuant to this Article V(B)(2)(a)(6) by reason of their ownership thereof unless the full amount of the Redemption Price to which Series A Holders are entitled in respect of all outstanding Series A Preferred Stock upon such redemption pursuant to this Article V(B)(2)(a)(6) have been paid in full in cash in immediately available funds.

(7) Optional Redemption. At any time prior to the Maturity Date, the Corporation may, on one or more occasions, redeem all (or a part, in accordance with Article V(B)(2)(a)(2) and this Article V(B)(2)(a)(7)) of the outstanding shares of Series A Preferred Stock held by the Series A Holders on a pro rata basis, upon written notice as described under Article V(B)(2)(a)(1) hereof for an amount per share equal to the Redemption Price that shall be paid in cash, subject to the satisfaction, or waiver by the Corporation, of any conditions precedent (including, but not limited to, the consummation of a financing transaction), on the Redemption Date set forth in the notice required under Article V(B)(2)(a)(1) hereof. Any redemption pursuant to this Article V(B)(2)(a)(7) shall be made pursuant to the provisions of Sections 2(a)(1) through 2(a)(5) hereof and, may, for the avoidance of doubt, at the Corporation’s option, be subject to one or more conditions precedent (which may be waived by the Corporation in its sole discretion). For the avoidance of doubt, any redemption pursuant to this Article V(B)(2)(a)(7) shall occur without suffering or supporting any prepayment fee or penalty.

(b) No redemption of Shares other than shares of Series A Preferred Stock shall be carried out if the rights attached to the Series A Preferred Shares hereunder have not been complied with by the

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Corporation, other than for redemption of Shares pursuant to equity incentive agreements with employees up to a maximum amount of 32,000,000 Shares.

(c) For so long as shares of Series A Preferred Stock are issued and outstanding, no Preferred Stock ranking pari passu or senior to the Series A Preferred Stock shall be issued by the Corporation other than additional shares of Series A Preferred Stock or other Shares issued with the consent of a majority of holders of the outstanding shares of Series A Preferred Stock.

(d) Where shares of Series A Preferred Stock are issued and outstanding, each share of Series A Preferred Stock is entitled to a preferred annual cumulative dividend amounting to 6.5% (the “Regular Dividend Rate”) of its Stated Value (the “Preferential Dividend”). The Preferential Dividend shall be paid each year within three business days following the holding of the annual meeting of stockholders provided for under Article II of the Bylaws of the Corporation (each, a “Preferential Dividend Payment Date”). On each Preferential Dividend Payment Date, 40% of the Preferential Dividend for such year (or 50% of the Preferential Dividend for such year if the Corporation paid a dividend on shares of Common Stock during the period since the last Preferential Dividend Payment Date) shall be paid in cash and the remainder of the Preferential Dividend shall be paid in kind, unless the Corporation elects to pay any additional portion of the Preferential Dividend in cash; provided that, (x) the Corporation shall not be required to pay any portion of such annual Preferential Dividends in cash on a Preferential Dividend Payment Date to the extent that the Corporation or its subsidiaries are prohibited from paying such portion of the annual Preferential Dividend in cash under either (i) that certain senior credit facility agreement to which the Corporation and/or certain of its subsidiaries is a party (as it may be amended and/or restated from time to time, the “Senior Credit Agreement”) or (ii) that certain senior secured notes indenture to which the Corporation and/or certain of its affiliates is a party (the “Secured Notes”), and (y) in the event that the Corporation or its subsidiaries are so prohibited from paying all or a portion of such Preferential Dividends in cash as described in the foregoing clause (x), the Corporation shall pay the maximum amount not prohibited by the Senior Credit Agreement or the Secured Notes in cash. If the Corporation fails to pay any portion of the cash portion of the Preferential Dividend for any reason in a given year by the Preferential Dividend Payment Date (including due to clause (x) of the immediately preceding sentence), then (i) the Preferential Dividend rate for such year (i.e., the year in which the Corporation fails to pay any portion of the cash portion of the Preferential Dividend Payment), but not necessarily the subsequent year, will increase to the interest rate being paid (whether default or not) at such time under the Senior Credit Agreement, plus 5% (the “Increased Dividend Rate”) and (ii) the Preferential Dividend Rate for the following year will be reset at the Regular Dividend Rate and will be subject to increase to the Increased Dividend Rate for such year (but not necessarily the subsequent year) if the Corporation fails to pay any portion of the cash portion of the Preferential Dividend Payment by the Preferential Dividend Payment Date for such year.

(e) As long as shares of Series A Preferred Stock are issued and outstanding, the Corporation shall not, and shall ensure that its subsidiaries do not, (a) enter into a credit agreement or (b) amend the Senior Credit Agreement, in each case, in a manner that would adversely affect the redemption rights of the Series A Preferred Stock by extending the maturity date under such credit facility beyond the Maturity Date or increase the restrictions on the Corporation’s ability to pay the cash portion of Preferential Dividends without the consent of holders owning a majority of the outstanding shares of Series A Preferred Stock. If, in any year, the Corporation fails to make any portion of the cash portion of any Preferential Dividend by the Preferential Dividend Payment Date, then, during the following year, the Corporation may not, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, pay a cash dividend on the Common Stock until such time as the Corporation has paid the cash portion of the Preferential Dividend Payment for such following year (which cash portion of the Preferential Dividend Payment may be paid by the Corporation in advance of the Preferential Dividend Payment Date for, and at any time during, such following year); for the avoidance of doubt, the restrictions set forth in this sentence shall not apply to any non-pro rata purchase, repurchase, or redemption of any equity securities of the Corporation or any of its subsidiaries. As long as shares of Series A Preferred Stock are issued and outstanding, during the occurrence and continuance of a default by the Corporation to pay any Preferential

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Dividend (for the avoidance of doubt, the payment of any cash portion of the Preferential Dividend in kind in accordance with the terms of this Certificate shall not constitute a default by the Corporation), the approval of holders owning a majority of the outstanding shares of Series A Preferred Stock shall be required (i) for the declaration of dividends to the benefit of all other classes or series of Shares issued and outstanding and (ii) for the purchase, repurchase, or redemption of any equity securities of the Corporation or any of its subsidiaries (other than pursuant to equity incentive agreements with employees).

(f) Shares of Series A Preferred Stock are not entitled to vote on any matter, save for the matters provided for by the DGCL and in this Certificate. Shares of Series A Preferred Stock, being non-voting Shares, shall not be included for the calculation of the quorum and majority at each meeting of stockholders, save for the matters provided for by the DGCL and in this Certificate.

(g) The rights, powers, preferences (or the qualifications, limitations, or restrictions thereof), or other terms of the Series A Preferred Stock pursuant to this Certificate shall not be amended in a manner adverse to the Series A Preferred Stock without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

(h) In the event of any liquidation or winding up of the Corporation, after payment of all the debts of and charges against the Corporation and of the expenses of such liquidation or winding up, the holders of Series A Preferred Stock, if any, shall be entitled to a preferential right to repayment of the then-current Stated Value of the shares of Series A Preferred Stock, plus any accrued but unpaid Preferential Dividends, before any payment is made to the holders of Common Stock.

(i) For purposes of this Article V(B)(2), the following terms shall have the following meanings:

(1) “Person” means any individual, corporation, partnership, joint venture, association, company, joint-stock company, trust, unincorporated organization, limited liability company (or series thereof), or governmental agency or political subdivision thereof or any other entity.

(2) “Redemption Date” means:

(i) in respect of any redemption pursuant to Article V(B)(2)(a)(6), the Maturity Date; and

(ii) in respect of any redemption pursuant to Article V(B)(2)(a)(7), the date set by the Corporation as the date on which such redemption shall occur and subject to extension until the satisfaction, or waiver by the Corporation, of any conditions precedent.

(3) “Redemption Price” means, with respect to any share of Series A Preferred Stock at any Redemption Date, an amount equal to the sum of (A) the then-current Stated Value of such Series A Preferred Stock being redeemed as of such Redemption Date and (B) all accrued and unpaid Preferential Dividends on such Series A Preferred Stock from, and including, the last Preferential Dividend Payment Date to, but excluding, the Redemption Date.

(4) “Series A Holder” means, as of a particular time, any Person that, as of such time, is the holder of record of at least one share of the Series A Preferred Stock.

(5) “Stated Value” means, at any date of determination, and with respect to each outstanding share of the Series A Preferred Stock, the sum of (a) $[ 🌑 ]1, plus (b) all Preferential Dividends thereon compounded in accordance with Article V(B)(2)(d) as of the immediately preceding Preferential Dividend Payment Date.

[1]	NTD: to equal the stated value of the outstanding preferred equity as of the effective time of the re-domicile.

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ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. The Board of Directors shall be composed of not less than three members (the “directors”), who need not be stockholders of the Corporation. The directors shall each serve for a term of one year. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

B. Except as otherwise expressly provided by the DGCL or this Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding Shares that are entitled to vote on such matter.

D. Subject to the rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal, or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of this Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Article VI.B above, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, or removal of such additional directors, shall forthwith terminate (in which case, each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, or repeal Bylaws of the Corporation. In addition to any vote of the holders of any class or series of Shares required by applicable law or by this Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment, or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the votes validly cast in relation to such matter by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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ARTICLE VII

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice, and without a vote, to the extent expressly so provided by this Certificate or the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors and shall not be called by any other person or persons.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees, and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit, or proceeding brought on behalf of the Corporation, (ii) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit, or proceeding arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Certificate (as either may be amended from time to time) or (iv) any action, suit, or proceeding asserting a claim against the Corporation

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governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This Article X is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

A. Notwithstanding anything contained in this Certificate to the contrary, in addition to any vote required by applicable law, no provision in this Certificate may be amended, altered, repealed, or rescinded, in whole or in part, or any provision inconsistent therewith or herewith adopted, without the affirmative vote of at least two-thirds of the votes validly cast in relation to such matter by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

B. If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate (including, without limitation, each such portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XII

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XIII

The incorporator of the Corporation is [name], whose mailing address is [address].

* * *

This Certificate of Incorporation shall be effective on __________, 2024 at 8:32 a.m. Eastern Time.

[Signature Page Follows]

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The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is such person’s act and deed on this the ___ day of ______, 2024.

Name:
Incorporator

[Perimeter – Certificate of Incorporation]

Annex B

Bylaws

of

Perimeter Solutions, Inc.

(a Delaware corporation)

As of [ ⚫ ], 2024

i

TABLE OF CONTENTS

(continued)

ii

Bylaws

of

Perimeter Solutions, Inc.

Article I - Corporate Offices

1.1 Registered Office.

The address of the registered office of Perimeter Solutions, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board” or “Board of Directors”) may from time to time establish or as the business of the Corporation may require as determined by any officer of the Corporation.

Article II - Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place either within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting of stockholders, which shall be held within six months of the end of each fiscal year of the Corporation. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meetings.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

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2.4 Notice of Business to be Brought Before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting (or supplement thereto) given by or at the direction of the Board of Directors (or authorized committee thereof), (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors (or authorized committee thereof) or a Chairman of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 hereof, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of stockholders of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the annual meeting of stockholders in writing or by electronic communication. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Sections 2.5 and 2.6 of these Bylaws and this Section 2.4 shall not be applicable to nominations except as expressly provided in Sections 2.5 and 2.6 of these Bylaws.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(a)(iii) of these Bylaws, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of stockholders following the effective time of the Domestication (as defined in the Certificate of Incorporation), the date of the preceding year’s annual meeting shall be deemed to be May 23, 2024; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly,

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owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition of shares, and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrowing transaction, or a share repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person; including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) a description of any agreement, arrangement, or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material

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relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (G) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”);; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the record owner directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A of the Exchange Act) with such stockholder in such solicitation.

(d) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors to determine whether any proposed business (other than the nominations of persons for election to the Board of Directors) constitutes a proper matter for stockholder action. Such Proposing Person shall provide such additional information within ten days after it has been requested by the Board of Directors.

(e) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be

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made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board of Directors prior to the meeting or the presiding officer or chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting, either in person or by means of remote communication to present the nomination. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders in writing or by electronic transmission. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in

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Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6, and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information, agreements and questionnaires with respect to each Nominating Person and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting at which directors are to be elected was first made by the Corporation (such notice within such time periods, “Special Meeting Timely Notice”).

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice as described above.

(iv) In no event may a Nominating Person provide Timely Notice or Special Meeting Timely Notice, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (ii) the tenth day following the date of public disclosure of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person, the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the nomination of persons for election to the Board to be brought before the meeting); and provided that, in lieu of including the information set forth in Section 2.4(c)(ii)(g), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent

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to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii) through (vi) of Instruction 3 of Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), and (C) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a).

For purposes of this Section 2.5 and Section 2.6, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) in Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors to determine whether any proposed nominee is qualified or otherwise eligible to serve as a director and/or independent director of the Corporation. Such Nominating Person shall provide such additional information within ten days after it has been requested by the Board of Directors.

(e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice or the materials delivered pursuant to this Section 2.5, as applicable, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, to submit any new nomination, or to submit any new proposal, matters, business, or resolutions proposed to be brought before a meeting of the stockholders.

(f) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time periods required by this Section 2.5 or by Rule 14a-19 promulgated under the Exchange Act, as applicable, and (ii) if (1) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period of Timely Notice or

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Special Meeting Timely Notice, as applicable, and (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder of record, in accordance with the time periods set forth in Section 2.5), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(b) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon and related to such candidate’s qualification or eligibility to serve as a director and/or independent director of the Corporation. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the qualification of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

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(c) A candidate for nomination as a director by a stockholder pursuant to Section 2.5(b) shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(d) No candidate proposed to be nominated by a stockholder in accordance with these Bylaws shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board of Directors prior to the meeting or the presiding officer or chairperson at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(e) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these Bylaws not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person, or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to

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vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting.

Except as may be otherwise provided in the Certificate of Incorporation or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

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Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a simple majority of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years

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from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.14 List of Stockholders Entitled to Vote.

The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(b) count all votes or ballots;

(c) count and tabulate all votes;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(e) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s

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ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation.

Other than as specified by Section 2.13, whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article  II.

Article III - Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by only resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these Bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

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3.5 Place of Meetings; Meetings by Telephone

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

A Chairperson will preside at all meetings of the Board, except that in his, her, or their absence, the Board may appoint another Director as chairperson pro tempore by vote of the majority present or represented at such meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held either within or outside the State of Delaware and at such time and at such place, if any, as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by a chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place, if any, of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile or electronic mail; or

(d) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place, if any, of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation or applicable laws or regulations, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws.

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3.9 Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1 Committees of Directors.

The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, and to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than the election or removal of directors), or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (place of meetings; meetings by telephone);

(b) Section 3.6 (regular meetings);

(c) Section 3.7 (special meetings; notice);

(d) Section 3.9 (board action without a meeting); and

(e) Section 7.13 (waiver of notice),

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with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4 Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, Chief Financial Officer, General Counsel, President of Fire Safety and President of Specialty Products. The Corporation may also have, at the discretion of the Board, a Chairperson or two Co-Chairpersons of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a President, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, a Chairperson of the Board, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise

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specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2 and Section 5.3, as applicable.

5.6 Representation of Shares of Other Corporations.

A Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the Corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such

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authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, or as set forth herein (including pursuant to Section 5.7 and Section 7.2), no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. A Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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7.5 Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this Section 7.6, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

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7.12 Registered Stockholders.

The Corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII - Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission (other than email) consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(c) if by any other form of electronic transmission, when directed to the stockholder.

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Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 Prepayment of Expenses.

The Corporation shall to the fullest extent permitted by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within 60 days, or a claim for advancement of expenses under this Article IX is not paid in full within 30 days, after a written claim therefor has been received by the Corporation the claimant may thereafter

21

(but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9 Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between, on the one hand, the Corporation and, on the other hand, each individual who serves or has served as a director, officer, employee, or agent of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director, officer, employee, or agent of the Corporation. With respect to current and former directors, officers, employees, or agents of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any directors, officers, employees, or agents of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this Section 9.9 shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer, employee, or agent commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to a director, officer, employee, or agent of the Corporation in effect prior to the time of such repeal or modification.

22

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and Bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation in accordance with the Certificate of Incorporation.

Article XI - Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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Annex C

PLAN OF DOMESTICATION

OF

PERIMETER SOLUTIONS, SA

This PLAN OF DOMESTICATION (the “Plan of Domestication”) is made on [●], 2024, and sets forth the terms pursuant to which Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (“Perimeter”), shall transfer its registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware by way of continuation to the State of Delaware and effect a domestication and become a Delaware corporation (the “Domestication”) to be known as Perimeter Solutions, Inc. (the “Domesticated Corporation”), pursuant to articles 100-2, 100-3 and 1300-2 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Company Law”) and Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”).

RECITALS

WHEREAS, Perimeter is a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg;

WHEREAS, the Board of Directors of Perimeter (the “Board”) has determined that it is advisable and in the best interests of Perimeter that Perimeter transfer its registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware by way of continuation to the State of Delaware and become domesticated, and continue to exist as, a Delaware corporation in accordance with articles 100-2, 100-3 and 1300-2 of the Luxembourg Company Law and Section 388 of the DGCL and on the terms set forth in this Plan of Domestication;

WHEREAS, the Board has duly approved, authorized, adopted, ratified and confirmed the Domestication, this Plan of Domestication (including, without limitation, the Certificate of Incorporation (as defined below)) and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication, all in accordance with the Updated & Coordinated Articles of Association as of November 2, 2021 (the “Luxembourg Organizational Documents”) and the Luxembourg Company Law and pursuant to Section 388 of the DGCL; and

WHEREAS, the shareholders of Perimeter have duly approved, authorized and adopted the Domestication, this Plan of Domestication (including, without limitation, the Certificate of Incorporation (as defined below)) and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication, all in accordance with the Luxembourg Organizational Documents and the Luxembourg Company Law and pursuant to Section 388 of the DGCL.

NOW, THEREFORE, in consideration and respect of the foregoing, Perimeter hereby adopts this Plan of Domestication setting forth the terms governing the Domestication and the Domesticated Corporation as permitted under Section 388(l) of the DGCL as follows:

1. De-Registration. Upon (i) approval by the shareholders of Perimeter of (a) the transfer of its registered office and place of central administration of Perimeter from the Grand Duchy of Luxembourg to the State of Delaware and (b) the Delaware organizational documents which will govern Perimeter in replacement of its current articles of association (see “Governing Documents” below) and (b) receipt of the confirmation of the registration of Perimeter in the State of Delaware, Perimeter shall be de-registered in the Grand Duchy of Luxembourg and shall thereafter be a Delaware corporation under the name Perimeter Solutions, Inc. and governed by the DGCL without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity. Any director of Perimeter is authorized to execute any undertakings, confirmations or affidavits required by the Luxembourg Company Law in connection with the application for the transfer of the registered office and place of central administration.

2. Domestication. Effective as of the effective time of a certificate of corporate domestication in substantially the form attached hereto as Exhibit A (the “Certificate of Domestication”) and a certificate of incorporation in the form attached hereto as Exhibit B (the “Certificate of Incorporation”) as filed with the Secretary of State of the State of Delaware pursuant to Sections 103 and 388 of the DGCL (the “Effective Time”), Perimeter shall become domesticated as a Delaware corporation pursuant to Section 388 of the DGCL, under the name “Perimeter Solutions, Inc.” and will, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as Perimeter. Perimeter will not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Domestication will not be deemed to constitute a dissolution of Perimeter and will constitute a continuation of the existence of Perimeter in the form of a Delaware corporation. At the Effective Time, the registered office of the Domesticated Corporation shall be the offices of The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, New Castle County, Wilmington, Delaware 19801 United States of America. In connection with the foregoing, any officer or agent of Perimeter (or any other person or entity authorized by such officer or agent) is authorized to act as the incorporator of the Domesticated Corporation and, in such capacity, execute the Certificate of Incorporation.

3. Conversion of Securities. As a result of and at the Effective Time, and without any further action on the part of Perimeter, the Domesticated Corporation or any of their respective shareholders, stockholders or other equityholders, pursuant to the Domestication:

(a)

each of the then-issued and outstanding ordinary shares, with a nominal value of $1.00 per share, of Perimeter (“Existing Ordinary Shares”) shall convert automatically by operation of law on a one-for-one basis into validly issued and outstanding, fully paid and non-assessable shares of common stock of the Domesticated Corporation, par value $0.0001 per share (“Domesticated Corporation Common Stock”), having the rights, powers and preferences, and the obligations, set forth in the Certificate of Incorporation;

(b)

each of the then-issued and outstanding redeemable preferred shares, with a nominal value of $10.00 each, of Perimeter shall convert automatically by operation of law on a one-for-one basis into validly issued and outstanding, fully paid and non-assessable shares of preferred stock of the Domesticated Corporation, par value $0.0001 per share (“Domesticated Corporation Preferred Stock”), having the rights, powers and preferences, and the obligations, set forth in the Certificate of Incorporation; and

(c)

the Domesticated Corporation will automatically assume the Perimeter Solutions, SA 2021 Equity Incentive Plan by operation of law and each outstanding restricted stock unit, non-qualified stock option and other share-based incentive award of Perimeter shall be automatically converted into an equivalent incentive award of the Domesticated Corporation, which incentive awards will be subject to the same terms and conditions as the converted Perimeter incentive award (including performance-based vesting conditions), except that the security issuable upon exercise or settlement of the Domesticated Corporation incentive award will be Domesticated Corporation Common Stock rather than Existing Ordinary Shares. From and after the Effective Time, the Perimeter Solutions SA 2021 Equity Incentive Plan shall be renamed as the Perimeter Solutions, Inc. 2021 Equity Incentive Plan.

Any share certificate that, immediately prior to the Effective Time, represents shares of stock of Perimeter converted at the Effective Time in accordance with this Section 3 shall, upon the Effective Time, automatically and without the necessity of presenting such share certificate for exchange, represent the same number of shares of the applicable class and series of capital stock of the Domesticated Corporation into which such shares of Perimeter so converted at the Effective Time in accordance with this Section 3.

4. Tax Matters. For United States federal income tax purposes, the Domestication is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and this Plan of Domestication is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

5. Governing Documents. (a) At the Effective Time, the Luxembourg Organizational Documents shall be terminated and be of no further force or effect, and (b) from and after the Effective Time, the Certificate of Incorporation, and the Bylaws of the Domesticated Corporation, in the form attached hereto as Exhibit C (the “Bylaws”), shall govern the affairs of the Domesticated Corporation and the conduct of its business, until thereafter amended in accordance with the DGCL and their respective terms.

6. Committee Charters; Governance Policies. With respect to each committee of the Board in existence as of immediately prior to the Effective Time (each, a “Luxembourg Board Committee”), a separate committee of the Delaware Board (as defined below) (each, a “Delaware Board Committee”) shall be formed: (i) having the same name as such Luxembourg Board Committee, (ii) possessing and delegated with, to the fullest extent permitted by applicable law, the Certificate of Incorporation and the Bylaws, the same powers, authority and duties as the powers, authority and duties of such Luxembourg Board Committee immediately prior to the Effective Time, (iii) having the same committee charter, if any, as the committee charter of such Luxembourg Board Committee, if any, as of immediately prior to the Effective Time (subject to any revisions therein to reflect any changes in the powers, authority or duties of such Delaware Board Committee required by applicable law, the Certificate of Incorporation or the Bylaws), (iv) consisting of the number of directors equal to the number of Luxembourg Directors (as defined below) serving on such Luxembourg Board Committee immediately prior to the Effective Time and (v) with each of the Luxembourg Directors serving on such Luxembourg Board Committee immediately prior to Effective Time appointed to and serving as a member of such Delaware Board Committee, in each case until the existence of such Delaware Board Committee or the name, composition, charter, powers, authority or duties thereof is thereafter modified or revoked in accordance with the DGCL and the Certificate of Incorporation and the Bylaws, as they may be amended from time to time.

7. Board of Directors. The total number of directors constituting the entire Board of Directors of the Domesticated Corporation (the “Delaware Board”) shall be fixed at a number equal to the number of directors serving on the Board immediately prior to the Effective Time, until such time as the total number of directors constituting the entire Delaware Board is thereafter changed in accordance with the DGCL and the Certificate of Incorporation and the Bylaws, as they may be amended from time to time. Each member of the Board as of immediately prior to the Effective Time (the “Luxembourg Directors”) shall be deemed appointed and serve a director of the Domesticated Corporation on the Delaware Board from and after the Effective Time, each of whom shall serve until such time as their respective successors have been duly elected and qualified, or until such director’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.

8. Officers. Each officer of Perimeter as of immediately prior to the Effective Time as set forth below shall be appointed and serve as an officer of the Domesticated Corporation from and after the Effective Time and shall retain the same title with the Domesticated Corporation from and after the Effective Time as such officer had with Perimeter immediately prior to the Effective Time, and with respect to each such officer position, having the same powers, authority and duties as such person had in respect of such officer position as an officer of Perimeter immediately prior to the Effective Time (except to the extent otherwise required by applicable law or otherwise provided in the Certificate of Incorporation or the Bylaws or by the Delaware Board), each of whom shall serve until such time as their respective successors have been designated by the Delaware Board, or until such officer’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL, the Certificate of Incorporation and the Bylaws:

•	Haitham Khouri, Chief Executive Officer and President

•	Kyle Sable, Chief Financial Officer

•	Noriko Yokozuka, General Counsel and Secretary

•	Noble Scoville, Treasurer

9. Indemnification of Directors and Officers. Each director and executive officer of Perimeter from and after the Effective Time shall enter into an indemnification agreement with the Domesticated Corporation, which indemnification agreement shall be substantially in the form attached hereto as Exhibit D, with such immaterial modifications as may be approved by any officer of the Domesticated Corporation.

10. Effects of Domestication. Immediately upon the Effective Time, the Domestication shall have the effects set forth in Section 388 of the DGCL, including, without limitation, all of the rights, privileges and powers of Perimeter, and all property, real, personal and mixed, and all debts due to Perimeter, as well as all other things and causes of action belonging to Perimeter, shall remain vested in the Domesticated Corporation and shall be the property of the Domesticated Corporation and the title to any real property vested by deed or otherwise in Perimeter shall not revert or be in any way impaired by reason of the DGCL. Following the Domestication, all rights of creditors and all liens upon any property of Perimeter shall be preserved unimpaired, and all debts, liabilities and duties of Perimeter shall remain attached to the Domesticated Corporation and may be enforced against the Domesticated Corporation to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Domesticated Corporation. The rights, privileges, powers and interests in property of Perimeter, as well as the debts, liabilities and duties of Perimeter, shall not be deemed, as a consequence of the Domestication, to have been transferred to the Domesticated Corporation for any purpose of the laws of the State of Delaware, including the DGCL. Following the Domestication, all references in instruments, contracts and agreements of the Domesticated Corporation (i) to Perimeter’s “ordinary shares” shall be deemed a reference to the Domesticated Corporation’s “common stock”, and (ii) to Perimeter shall be deemed a reference to the Domesticated Corporation.

11. Further Assurances. Each corporate action that was approved by the shareholders of Perimeter at the extraordinary general meeting of the holders of the ordinary and preferred shares of Perimeter held on November 20, 2024, at which this Plan of Domestication was approved shall be deemed authorized, adopted and approved by the Domesticated Corporation and the Delaware Board and stockholders. If at any time the Domesticated Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Plan of Domestication, Perimeter and its Board and authorized officers shall be deemed to have granted to the Domesticated Corporation an irrevocable power of attorney and authorization to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Domesticated Corporation and otherwise to carry out the purposes of this Plan of Domestication, and the directors and authorized officers of the Domesticated Corporation are fully authorized to take any and all such action.

12. Amendment or Termination. To the extent permitted by applicable law, this Plan of Domestication, the Domestication or any of the terms or conditions hereof or thereof may be amended or terminated at any time before the Effective Time by action of the Board and without further action of the shareholders, stockholders, or other equityholders of Perimeter.

13. Miscellaneous. This Plan of Domestication shall be governed by and construed in accordance with the laws of the State of Delaware, including the DGCL, without giving effect to any choice of law or conflict of law provisions or rule (except to the extent that the laws of the Grand Duchy of Luxembourg govern the Domestication and the adoption and approval of this Plan of Domestication and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

***

IN WITNESS WHEREOF, this Plan of Domestication has been duly executed and delivered by a duly authorized officer of Perimeter as of the date first written above.

PERIMETER SOLUTIONS, SA

By:
Name:	[●]
Title:	[●]

[Signature Page to Plan of Domestication]

Exhibit A

Certificate of Domestication

[intentionally omitted]

C-A-1

Exhibit B

Certificate of Incorporation

[intentionally omitted]

C-B-1

Exhibit C

Bylaws

[intentionally omitted]

C-C-1

Exhibit D

Form of Indemnification Agreement

[intentionally omitted]

C-D-1

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Perimeter Solutions, SA Internet: Special Meeting of Shareholders www.proxypush.com/PRM Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote For Shareholders of record as of September 23, 2024 Phone: Wednesday, November 20, 2024 2:00 PM, Local Time 1-866-977-4829 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 5:59 AM, Local Time, November 20, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Noriko Yokozuka (the "Named Proxy"), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes her to vote all the ordinary shares of Perimeter Solutions, SA which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in her discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In her discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright (C) 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Perimeter Solutions, SA Special Meeting of Shareholders Please make your marks like this:E THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To consider and vote upon a proposal (the "Redomiciliation Proposal") to approve by special resolution the change of jurisdiction of incorporation of Perimeter Solutions, SA ("Perimeter Luxembourg") from the Grand Duchy of Luxembourg to the State of Delaware (the "Redomiciliation Transaction") by transferring the registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and, as a result, continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, after which, Perimeter Luxembourg will continue as an entity under the name "Perimeter Solutions Inc." ("Perimeter Delaware") without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity; ` ` ` FOR 2. To consider and vote upon a proposal to approve by special resolution, assuming the Redomiciliation Proposal is approved and adopted, the replacement of Perimeter Luxembourg's Updated & Coordinated Articles of Association with the certificate of incorporation of Perimeter Delaware to be filed with the Secretary of State of the State of Delaware on the effective date of the Redomiciliation Transaction, including, among other things, adopting Delaware as the exclusive forum for certain stockholder litigation; and ` ` ` FOR 3. To grant power and authority to any director of Perimeter Luxembourg and/or any lawyer or employee of the law firm Maples and Calder (Luxembourg) SARL and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out, with full power of substitution and sub-delegation, in the name and on behalf of Perimeter Luxembourg, any changes required by the matters set out under the proposals described herein as well as all filings, notifications and publications necessary for the Redomiciliation Transaction. ` ` ` FOR ` Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

Perimeter Solutions

Société anonyme

(public limited liability company)

28, Boulevard F.W. Raiffeisen,

L-2411 Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 256.548

(the “Company”)

To the shareholders of the Company

Luxembourg,      , 2024

Convening Notice

Dear Shareholder,

You are hereby invited to attend the extraordinary general meeting of the shareholders of the Company to be held before Me Pierre METLZER, duly appointed notary in the city of Luxembourg, Grand Duchy of Luxembourg, or any Luxembourg notary in replacement on      2024 at     at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg with the following agenda:

Agenda

1

Transfer of the registered office and the seat of the central administration of the Company from the Grand Duchy of Luxembourg to the State of Delaware and continuance of the Company as a corporation under the laws of the State of Delaware

2	Approval of the new organizational documents of the Company

3

Delegation of powers to (i) Maples and Calder (Luxembourg) SARL and/or (ii) Latham & Watkins LLP and/or (iii) any director of the Company to perform any formalities that may be required under any applicable law to complete the change of applicable law of the Company

4	Miscellaneous

Should you not be able to attend the meeting, you are kindly asked to complete, sign and return the attached proxy form by e-mail, to the attention of     .

Signature page follows

[Remainder of the page left blank intentionally]

Perimeter Solutions SA

By:
Title:	Director

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article 441-8 of the Luxembourg Company Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company. Article 441-9 of the Luxembourg Company Law provides that the directors, the members of the management committee, and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the Luxembourg Company Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.

The Existing Articles provide that directors of Perimeter Luxembourg are not held personally liable for the indebtedness or other obligations of Perimeter Luxembourg. As agents of Perimeter Luxembourg, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in the Existing Articles and mandatory provisions of law, every person who is, or has been, a director or officer of Perimeter Luxembourg (and his or her heirs, executors, and administrators) shall be indemnified by Perimeter Luxembourg to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit, or proceeding to which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of Perimeter Luxembourg, or, at the request of Perimeter Luxembourg, of any other company of which Perimeter Luxembourg is a shareholder or creditor and by which he or she is not entitled to be indemnified, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, or otherwise, including appeals) actual or threatened and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, and other liabilities. However, no indemnification shall be provided to any director, officer, or shareholder of Perimeter Luxembourg (i) against any liability by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office, (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Perimeter Luxembourg, or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Perimeter Luxembourg Board.

The Existing Articles provide that the right of indemnification provided by such Existing Articles shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. Nothing contained in such Existing Articles shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Perimeter Luxembourg shall specifically be entitled to provide contractual indemnification to, and may purchase and maintain insurance for, any corporate personnel, including directors and officers of Perimeter Luxembourg, as Perimeter Luxembourg may decide upon from time to time.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending ,or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Proposed Charter will provide that, to the fullest extent permitted by law, Perimeter Delaware will have the power to provide rights to indemnification to its current and former officers, directors, employees, and agents and to any person who is or was serving at the request of Perimeter Delaware as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

The Proposed Bylaws will provide that Perimeter Delaware will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may later be amended, any director or officer of Perimeter Delaware who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Perimeter Delaware or, while serving as a director or officer of Perimeter Delaware, is or was serving at the request of Perimeter Delaware as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such proceeding.

Furthermore, the Proposed Bylaws will provide that Perimeter Delaware may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Perimeter Delaware, or is or was serving at the request of Perimeter Delaware as a director, officer, employee, or agent of another entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Perimeter Delaware would have the power to indemnify him or her against such liability under the provisions of the DGCL.

In connection with the Redomiciliation Transaction, Perimeter Delaware intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Proposed Organizational Documents. These agreements, among other things, will require Perimeter Delaware to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Perimeter Delaware’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Perimeter Delaware’s request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date

3.1	Articles of Association of Perimeter Solutions, SA.	S-1/A	3.2	November 10, 2021

3.2*	Form of Certificate of Incorporation of Perimeter Solutions Inc. (attached to the proxy statement/prospectus to which this registration statement forms a part as Annex A).

3.3*	Form of Bylaws of Perimeter Solutions Inc. (attached to the proxy statement/prospectus to which this registration statement forms a part as Annex B).

3.4**	Form of Certificate of Domestication of Perimeter Solutions Inc.

4.1	Description of Securities of Perimeter Solutions, SA.	10-K	4.1	March 1, 2023

4.2	Perimeter Solutions, SA Warrant Instrument.	S-1/A	4.4	November 10, 2021

4.3	Supplement No. 1 to Perimeter Solutions, SA Warrant Instrument.	8-K	99.1	October 1, 2024

4.4	Indenture, dated as of October 22, 2021, between EverArc Escrow S.à r.l. and U.S. Bank National Association.	S-4/A	4.5	October 21, 2021

5.1*	Opinion of Latham & Watkins LLP as to the validity of the securities being registered pursuant to the registration statement.

8.1*	Opinion of Latham & Watkins LLP as to certain U.S. federal income tax matters.

10.1†	Advisory Services Agreement, dated as of December 12, 2019 by and between EverArc Holdings Limited and EverArc Founders LLC.	S-4/A	10.3	October 8, 2021

10.2†	Assignment and Assumption Agreement, dated as of November 9, 2021 by and between Perimeter Solutions, SA, EverArc Holdings Limited and EverArc Founders LLC.	S-1/A	10.16	November 10, 2021

10.3	Credit Agreement, dated as of November 9, 2021, by and among SK Invictus Intermediate S.à r.l., as guarantor; SK Invictus Intermediate II S.à r.l., as borrower; the other guarantors party thereto; the lenders, L/C issuers and swing line lender parties thereto; Morgan Stanley Senior Funding, Inc., as administrative agent; and Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Goldman Sachs Bank USA, as joint lead arrangers and bookrunning managers.	S-1/A	10.15	November 10, 2021

10.4**	Form of Indemnification Agreement.

10.5	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Edward Goldberg.	S-4/A	10.6	October 8, 2021

10.6	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Shannon Horn.	S-4/A	10.7	October 8, 2021

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date

10.7	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Edward Goldberg.	S-4/A	10.12	October 8, 2021

10.8	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Shannon Horn.	S-4/A	10.8	October 8, 2021

10.9	Perimeter Solutions, SA 2021 Equity Incentive Plan.	S-1/A	10.13	November 10, 2021

10.10	Employment Agreement, dated as of May 6, 2022 by and between Perimeter Solutions, SA and Charles Kropp.	10-Q	10.2	May 10, 2022

10.11	Employment Agreement, dated as of May 6, 2022 by and between Perimeter Solutions, SA and Jeffrey Emery.	10-K	10.15	March 1, 2023

10.12	Employment Agreement, dated as of March 8, 2023 by and between Perimeter Solutions, SA and Haitham Khouri.	10-Q	10.1	May 10, 2023

10.13	Amendment to the Employment Agreement, dated as of March 8, 2023 by and between Perimeter Solutions, SA and Edward Goldberg.	10-Q	10.2	May 10, 2023

10.14	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Noriko Yokozuka.	10-Q	10.3	May 10, 2023

10.15	Form of 2021 Option Award Agreement (As Amended).	8-K	10.1	May 12, 2023

10.16	Form of 2022 Option Award Agreement (As Amended).	8-K	10.2	May 12, 2023

10.17	Form of 2023 Option Award Agreement.	8-K	10.3	May 12, 2023

10.18	Separation and Release Agreement, dated as of November 16, 2023 by and between Perimeter Solutions, SA and Charles Kropp.	10-K	10.17	February 22, 2024

10.19	Employment Agreement, dated as of November 16, 2023 by and between Perimeter Solutions, SA and Kyle Sable.	10-K	10.18	February 22, 2024

21.1	Subsidiaries of Perimeter Solutions, SA.	10-K	21.1	February 22, 2024

23.1*	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1).

23.2*	Consent of BDO USA, P.C.

24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement).

99.1*	Form of Proxy Card for Special Meeting (attached to the proxy statement/prospectus to which this registration statement forms a part as Annex D).

99.2*	Form of Convening Notice to the Special Meeting (attached to the proxy statement/prospectus to which this registration statement forms a part as Annex E).

99.3*	Form of Voting Form for Existing Preferred Shareholders

107*	Filing Fee Table.

*	Filed herewith.
**	Filed with initial filing of this registration statement.
†	Management contract or compensatory plan or arrangement.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(A) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(9) to supply by means of a post-effective amendment all information concerning this transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

(10) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(11) for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clayton, Missouri, on October 25, 2024.

Perimeter Solutions, SA

By:	/s/ Haitham Khouri
Name: Haitham Khouri
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2024.

Name	Title

/s/ Haitham Khouri Haitham Khouri	Chief Executive Officer and Director (Principal Executive Officer)

* Kyle Sable	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* W. Nicholas Howley	Co-Chairman of the Board

* William N. Thorndike, Jr.	Co-Chairman of the Board

* Edward Goldberg	Vice-Chairman of the Board

* Vivek Raj	Director

* Tracy Britt Cool	Director

* Bernt Iversen II	Director

* Sean Hennessy	Director

* Robert S. Henderson	Director

* Jorge L. Valladares III	Director

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* /s/ Haitham Khouri

Haitham Khouri

Attorney-in-Fact

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